AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1997
                                             REGISTRATION NO.  [       ]

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-1
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                      PRIME RECEIVABLES CORPORATION

                (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      PRIME CREDIT CARD MASTER TRUST

          DELAWARE                  5311                      31-1359594
          --------                  ----                      ----------
      (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S.  EMPLOYER
      JURISDICTION OF      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
     INCORPORATION OR
       ORGANIZATION)

                           9111 DUKE BOULEVARD
                          MASON, OHIO 45040-8999
                              (513) 573-2037
           (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
    INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        DENNIS J. BRODERICK, ESQ.
                SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                    FEDERATED DEPARTMENT STORES, INC.
                          7 WEST SEVENTH STREET
                          CINCINNATI, OHIO 45202
                              (513) 579-7000
        (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                Copies to:

        MARK E. BETZEN, ESQ.                    ANDREW M. FAULKNER, ESQ.
     JONES, DAY, REAVIS & POGUE             SKADDEN, ARPS, SLATE, MEAGHER &
      2300 TRAMMELL CROW CENTER                         FLOM LLP
          2001 ROSS AVENUE                          919 THIRD AVENUE
      DALLAS, TEXAS  75201-2958              NEW YORK, NEW YORK 10022-3897
           (214) 220-3939                            (212) 735-2853



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              As soon as practicable after this Registration
                       Statement becomes effective.


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. |_|

                                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
  OF SECURITIES                   AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
 TO BE REGISTERED                 REGISTERED(1)       CERTIFICATE(1)           PRICE(1)             FEE
-------------------               -------------    ------------------    ------------------    ------------
Class A Asset Backed
  Certificates, Series 1997-1       $500,000              100%                  100%              $151.52
Class B Asset Backed
  Certificates, Series 1997-1       $500,000              100%                  100%              $151.52
                                  ----------              ----                  ----              -------
Total                             $1,000,000              100%                  100%              $303.04
                                  ==========              ====                  ====              =======

(1) Estimated solely for the purposes of calculating the registration fee.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                          CROSS REFERENCE SHEET

NAME AND CAPTION IN FORM S-1              CAPTION IN PROSPECTUS
----------------------------              ---------------------
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus              Front Cover Page of Registration
                                          Statement; Outside Front Cover
                                          Page of Prospectus

2.  Inside Front and Outside Back
    Cover Pages of Prospectus             Inside Front Cover Page and
                                          Outside Back Cover Page of
                                          Prospectus

3.  Summary Information, Risk
    Factors and Ratio of Earnings
    to Fixed Charges                      Prospectus Summary; Risk Factors

4.  Use of Proceeds                       Use of Proceeds

5.  Determination of Offering Price       *

6.  Dilution                              *

7.  Selling Security Holders              *

8.  Plan of Distribution                  Underwriting

9.  Description of Securities to Be
    Registered                            Prospectus Summary; The
                                          Accounts; Maturity Assumptions;
                                          Description of the Offered
                                          Certificates; Certain Legal
                                          Aspects of the Receivables;
                                          Certain Federal Income Tax
                                          Consequences

10. Interests of Named Experts and
    Counsel                               Legal Matters

11. Information with Respect to the
    Registrant                            Federated's Credit Card
                                          Business; The Accounts;
                                          Federated, The Transferor, and
                                          FDS; Description of the Offered
                                          Certificates

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities                       *

*  Not applicable


[FLAG]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



               SUBJECT TO COMPLETION, DATED AUGUST 25, 1997

                             $[          ]

                     PRIME CREDIT CARD MASTER TRUST

    $[       ] [    ]% CLASS A ASSET BACKED CERTIFICATES, SERIES 1997-1
    $[       ] [    ]% CLASS B ASSET BACKED CERTIFICATES, SERIES 1997-1


                      PRIME RECEIVABLES CORPORATION
                                TRANSFEROR

                            FDS NATIONAL BANK
                                 SERVICER

                             ---------------

      Each of the [ ]% Class A Asset Backed Certificates, Series 1997-1 (the "Class A Certificates"), and each of the [ ]% Class B Asset Backed Certificates, Series 1997-1 (the "Class B Certificates," and, together with the Class A Certificates, the "Offered Certificates"), will represent an undivided interest in the Prime Credit Card Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Prime Receivables Corporation, as transferor (the "Transferor"), FDS National Bank ("FDS"), as servicer (the "Servicer"), and The Chase Manhattan Bank, as trustee. The fractional undivided interests in the Trust represented by the Class B Certificates will be subordinated to fund certain payments with respect to the Class A Certificates as described in "Description of the Offered Certificates--Allocation Percentages," "--Reallocated Principal Collections," "--Application of Collections," and "--Investor Charge-Offs." The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of revolving consumer credit card accounts, and all monies due or to become due in payment of the Receivables.

                                                (Continued on next page)

      POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGES 23 THROUGH 28 HEREOF.

      THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF PRIME RECEIVABLES CORPORATION, FDS NATIONAL BANK, FEDERATED DEPARTMENT STORES, INC., OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                            Underwriting        Proceeds
                                Price to    Discounts and        to the
                                 Public      Commissions      Transferor (1)

Per Class A Certificate.......  [      ]%     [       ]%        [       ]%
Per Class B Certificate.......  [      ]%     [       ]%        [       ]%
Total......................... $[      ]     $[       ]        $[       ]

(1)  Before deduction of expenses estimated to be [$           ].



      The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Offered Certificates will be offered globally and delivered in book-entry form on or about [ ], through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                 Underwriters of the Class A Certificates

                        Credit Suisse First Boston

                 Underwriter of the Class B Certificates

                        Credit Suisse First Boston

                    The date of this Prospectus is [ ]


(Continued from previous page)

      Concurrently with the issuance of the Offered Certificates, the Trust will issue the Class C Asset Backed Certificates, Series 1997-1 (the "Class C Certificates," and, together with the Offered Certificates, the "Certificates"), to the Transferor. The Offered Certificates and the Class C Certificates constitute "Series 1997-1." The fractional undivided interests in the Trust represented by the Class C Certificates will be subordinated to fund certain payments with respect to the Offered Certificates as described in "Description of the Offered Certificates--Allocation Percentages," "--Reallocated Principal Collections," "--Application of Collections," and "--Investor Charge-Offs." On and after the Class B Principal Payment Commencement Date, a portion of the fractional undivided interests in the Trust represented by the Exchangeable Transferor Certificate (as defined herein) will be subordinated to fund certain payments with respect to the Class B Certificates as described in "Description of the Offered Certificates--Reallocation of Cash Flows," "--Coverage of Interest Shortfalls," and "--Investor Charge-Offs."

      The Class C Certificates, which may be held by the Transferor or transferred in whole or in part to other persons, are not being offered hereby. The Transferor will own the remaining undivided interest in the Trust not represented by the Certificates and any other investor certificates issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Certificate. The Transferor from time to time may cause other series of certificates that evidence undivided interests in certain assets of the Trust to be issued by exchanging a portion of its interest in the Trust therefor.

      Interest will accrue on the Class A Certificates at the rate of [ ]% per annum (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates at the rate of [ ]% per annum (the "Class B Certificate Rate"). Interest with respect to the Certificates will be paid on [ ] and on the 15th day of each month thereafter (or, if any such 15th day is not a business day, the next succeeding business day) (each a "Distribution Date"). Principal on the Class A Certificates is expected to be paid on the [ ] Distribution Date (the "Class A Expected Final Payment Date") but may be paid earlier or later under certain limited circumstances described in "Maturity Assumptions" and "Description of the Offered Certificates--Pay Out Events." Principal on the Class B Certificates is expected to be paid on the [ ] Distribution Date (the "Class B Expected Final Payment Date") but may be paid earlier or later under certain limited circumstances. See "Maturity Assumptions" and "Description of the Offered Certificates--Pay Out Events."

      The Offered Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Offered Certificates (the "Offered Certificate Owners") will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Offered Certificate Owners only under the limited circumstances described in "Description of the Offered Certificates--Definitive Certificates."

      There currently is no secondary market for the Offered
Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Offered Certificates are paid in full.



      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS, AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                      REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Pooling and Servicing Agreement (as defined herein). See "Description of the Offered Certificates--Book-Entry Registration," "--Definitive Certificates," "--Reports to Certificateholders," and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Offered Certificate Owners. The Transferor does not intend to send any of its financial reports to Certificateholders or to the Offered Certificate Owners. The Transferor, as originator of the Trust, will cause to be filed with the Securities and Exchange Commission (the "Commission") certain periodic reports with respect to the Trust under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                          AVAILABLE INFORMATION

      The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, to which reference is hereby made. The Registration Statement and amendments thereof and exhibits thereto are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be obtained from the World Wide Web site maintained by the Commission (http://www.sec.gov).



                           PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" commencing on page [ ] hereof or elsewhere in this Prospectus. Unless the context requires otherwise, certain capitalized terms, when used in this Prospectus, relate only to the Certificates.

Offered Certificates.................  $[    ] Class A Certificates and
                                         $[    ] Class B Certificates.

                                       The Offered Certificates will be
                                         available for purchase in
                                         minimum denominations of $1,000
                                         and in integral multiples
                                         thereof. The Offered
                                         Certificates initially will be
                                         represented by one or more
                                         certificates registered in the
                                         name of Cede, as the nominee of
                                         DTC. No Offered Certificate
                                         Owner will be entitled to
                                         receive a definitive certificate
                                         representing such person's
                                         interest, except in the event
                                         that Definitive Certificates are
                                         issued under the limited
                                         circumstances described in
                                         "Description of the Offered
                                         Certificates--Definitive
                                         Certificates."

                                       The Offered Certificates represent
                                         interests in the Trust only and
                                         do not represent interests in or
                                         recourse obligations of the
                                         Transferor, FDS, Federated, or
                                         any of their affiliates.

                                       Neither the Offered Certificates
                                         nor the underlying accounts or
                                         receivables are insured or
                                         guaranteed by the Federal
                                         Deposit Insurance Corporation or
                                         any other governmental agency.

                                       The Class B Certificates will be
                                         subordinated to fund certain
                                         payments with respect to the
                                         Class A Certificates as
                                         described herein, and therefore
                                         will bear more directly the
                                         credit and other risks
                                         associated with an investment in
                                         the Trust.

Other Certificates...................  $[   ] aggregate principal amount of
                                         Class C Certificates. The Class
                                         C Certificates are not being
                                         offered hereby.

Other Series.........................  The Trust has previously issued five other Series. See "Annex I:
                                         Other Series" for a summary of
                                         certain terms of these other
                                         Series. Additional Series may be
                                         issued from time to time by the
                                         Trust. See "Description of the
                                         Offered Certificates--Exchanges."

Transferor...........................  Prime Receivables Corporation, a
                                         Delaware corporation, is the
                                         Transferor. The principal
                                         executive offices of the
                                         Transferor are located at 9111
                                         Duke Boulevard, Mason, Ohio
                                         45040-8999, telephone number
                                         (513) 573-2037.

Servicer.............................  FDS National Bank ("FDS"), a
                                         federally chartered credit card
                                         bank, is the Servicer. The
                                         principal executive offices of
                                         the Servicer are located at 9111
                                         Duke Boulevard, Mason, Ohio
                                         45040-8999, telephone number
                                         (513) 573-2265.

Trustee..............................  The Chase Manhattan Bank, a New
                                         York banking corporation, is the
                                         Trustee.

Trust................................  The Trust was formed on December
                                         15, 1992 (the "Initial Closing
                                         Date") pursuant to the Pooling
                                         and Servicing Agreement, which
                                         has been supplemented by the
                                         Supplements thereto relating to
                                         previously issued Series and
                                         which will be supplemented by
                                         the Series 1997-1 Supplement
                                         relating to the Certificates and
                                         the Supplements applicable to
                                         any other Series that may be
                                         issued in the future.

                                       As more fully described below and
                                         elsewhere herein, the Trust's
                                         assets include the Receivables
                                         and the proceeds thereof.
                                         Collections on the Receivables
                                         are deposited into the
                                         Collection Account which is
                                         maintained in the name of the
                                         Trust and allocated on each
                                         business day between Finance
                                         Charge Collections and Principal
                                         Collections. Finance Charge
                                         Collections and Principal
                                         Collections are allocated on
                                         each business day among the
                                         Transferor Interest and the
                                         respective interests of the
                                         certificateholders of each
                                         Series issued and outstanding
                                         from time to time in accordance
                                         with the Pooling and Servicing
                                         Agreement and applicable
                                         Supplements. In general, in
                                         accordance with such allocations
                                         and the provisions of the
                                         Pooling and Servicing Agreement
                                         and the applicable Supplements,
                                         (i) Finance Charge Collections
                                         and certain other amounts are
                                         applied on each business day to
                                         fund interest on the
                                         certificates of any Series then
                                         outstanding (including through
                                         deposits made to the Interest
                                         Funding Account), to pay certain
                                         fees and expenses, to cover
                                         investor default amounts, to
                                         reimburse investor charge-offs,
                                         and to make required payments to
                                         the Transferor, and (ii)
                                         Principal Collections and
                                         certain other amounts are
                                         applied on each business day to
                                         fund principal on the
                                         certificates of any Series then
                                         outstanding (including through
                                         deposits made to the Principal
                                         Funding Account or the Principal
                                         Account) and to make required
                                         payments to the Transferor,
                                         except that (x) during any
                                         revolving period applicable to a
                                         Series, except as described
                                         below, Principal Collections
                                         otherwise allocable to the
                                         certificateholders of such
                                         Series are paid to the holder of
                                         the Exchangeable Transferor
                                         Certificate or to the
                                         certificateholders of any other
                                         Series then outstanding and (y)
                                         Principal Collections allocated
                                         to the Class B Certificates and
                                         Class C Certificates are subject
                                         to being reallocated on each
                                         Distribution Date to cover
                                         shortfalls in amounts payable
                                         from Finance Charge Collections.

Trust Assets.........................  The Trust assets include (i) all
                                         Receivables existing from time
                                         to time in the Accounts, (ii)
                                         all funds collected from
                                         cardholders in respect of the
                                         Receivables, (iii) all right,
                                         title, and interest of the
                                         Transferor in, to, and under the
                                         Purchase Agreement, and (iv)
                                         proceeds of the foregoing. The
                                         Class C Certificates will be
                                         subordinated to fund payments of
                                         principal and interest on the
                                         Class A Certificates and the
                                         Class B Certificates, and the
                                         Class B Certificates will be
                                         subordinated to fund payments of
                                         principal and interest on the
                                         Class A Certificates, in each
                                         case as described in
                                         "Description of the Offered
                                         Certificates--Allocation
                                         Percentages," "-- Reallocated
                                         Principal Collections,"
                                         "--Application of Collections,"
                                         and "--Investor Charge-Offs." On
                                         and after the Class B Principal
                                         Payment Commencement Date, a
                                         portion of the fractional
                                         undivided interests in the Trust
                                         represented by the Exchangeable
                                         Transferor Certificate will be
                                         subordinated to fund payments of
                                         principal and interest on the
                                         Class B Certificates as
                                         described in "Description of the
                                         Offered Certificates--
                                         Reallocation of Cash Flows,"
                                         "--Coverage of Interest
                                         Shortfalls," and "--Investor
                                         Charge-Offs."

                                       In September 1993, FDS was
                                         organized as a federally
                                         chartered credit card bank,
                                         replaced Federated as the
                                         Servicer under the Pooling and
                                         Servicing Agreement, and became
                                         an Originator under the Purchase
                                         Agreement. Pursuant to the
                                         Purchase Agreement, the
                                         Transferor purchases all of the
                                         Receivables arising from time to
                                         time in the Accounts (including
                                         Automatic Additional Accounts
                                         and any Supplemental Accounts).
                                         Substantially all of the
                                         Accounts are owned by FDS.
                                         However, certain Accounts are
                                         owned by the other Originators.
                                         See "Federated's Credit Card
                                         Business" and "Description of
                                         the Receivables Purchase
                                         Agreement--Purchases of
                                         Receivables."

                                       Pursuant to the Pooling and
                                         Servicing Agreement, the
                                         Transferor automatically
                                         transfers to the Trust all of
                                         its right, title, and interest
                                         in and to the Receivables
                                         purchased by it pursuant to the
                                         Purchase Agreement. See "Risk
                                         Factors--Transfer of the
                                         Receivables; Insolvency Risk
                                         Considerations" for a discussion
                                         of certain legal considerations
                                         relating to such transfer.

                                       Pursuant to the Pooling and
                                         Servicing Agreement, the
                                         Transferor has the right under
                                         certain circumstances to cause
                                         the Receivables in any Removed
                                         Accounts to no longer be
                                         transferred to the Trust and to
                                         accept the transfer from the
                                         Trust of all of the Receivables
                                         in any Removed Accounts, whether
                                         such Receivables are then
                                         existing or thereafter created.

Receivables..........................  The Receivables consist of amounts charged to the Accounts by
                                         holders of Federated Cards for
                                         goods and services, and all
                                         related monthly finance charges,
                                         late charges, returned check
                                         fees, proceeds allocable to
                                         finance charges, recoveries (net
                                         of collection expenses) on
                                         Receivables which were
                                         previously charged off as
                                         uncollectible, and all other
                                         fees billed to cardholders on
                                         the Accounts for a Monthly
                                         Period. All new Receivables
                                         arising in the Accounts are
                                         purchased by the Transferor
                                         pursuant to the Purchase
                                         Agreement and thereafter are
                                         automatically transferred to the
                                         Trust. Accordingly, the amount
                                         of Receivables fluctuates from
                                         day to day as new Receivables
                                         are generated and as existing
                                         Receivables are collected,
                                         written off as uncollectible, or
                                         otherwise adjusted. See "Risk
                                         Factors -- Effects of Certain
                                         Transactions," "Federated's
                                         Credit Card Business," and "The
                                         Accounts."

                                       The Receivables in the Trust are
                                         divided into two components:
                                         Principal Receivables and
                                         Finance Charge Receivables. At
                                         any time, Finance Charge
                                         Receivables will equal the
                                         product of the Finance Charge
                                         Receivable Factor and the
                                         aggregate amount of Eligible
                                         Receivables as of the date of
                                         determination and Principal
                                         Receivables will equal the
                                         remainder of such Eligible
                                         Receivables.

Collections..........................  The Servicer deposits all collections of Receivables in
                                         the Collection Account. All
                                         amounts deposited in the
                                         Collection Account are allocated
                                         by the Servicer in the manner
                                         provided in the Pooling and
                                         Servicing Agreement between
                                         Principal Collections and
                                         Finance Charge Receivable
                                         Collections in accordance with
                                         the definitions thereof. All
                                         such amounts are then allocated
                                         in accordance with the
                                         respective interests of the
                                         Certificateholders, the
                                         certificateholders of each other
                                         Series, and the holder of the
                                         Exchangeable Transferor
                                         Certificate in the Principal
                                         Receivables and in the Finance
                                         Charge Receivables in the Trust.
                                         See "Description of the Offered
                                         Certificates--Allocation
                                         Percentages."

Allocation of Trust Assets...........  The Trust's assets will be allocated among the Class A
                                         Certificateholders' Interest,
                                         the Class B Certificateholders'
                                         Interest, the Class C
                                         Certificateholders' Interest,
                                         the interest of the
                                         certificateholders of each other
                                         Series, and the Transferor
                                         Interest. The interest of the
                                         certificateholders of any class
                                         of any Series in the assets of
                                         the Trust will be limited to the
                                         certificateholders' interest for
                                         such class and Series, and such
                                         certificateholders will not have
                                         any recourse against any assets
                                         of the Trust other than those
                                         allocated to such
                                         certificateholders' interest
                                         pursuant to the Pooling and
                                         Servicing Agreement and any
                                         applicable Supplement. The
                                         principal amount of the
                                         Transferor Interest fluctuates
                                         as the amount of Receivables in
                                         the Trust and the amount on
                                         deposit in the Excess Funding
                                         Account changes from time to
                                         time. The Transferor Interest
                                         represents the right to the
                                         assets of the Trust not
                                         allocated to the
                                         Certificateholders' Interest or
                                         the interest of the
                                         certificateholders of any other
                                         Series.

                                       The Class A Certificates will
                                         evidence undivided interests in
                                         the assets of the Trust
                                         allocated to the Class A
                                         Certificateholders' Interest and
                                         will represent the right to
                                         receive from such assets funds
                                         up to (but not in excess of) the
                                         amounts required to make
                                         payments of interest on the
                                         Class A Certificates at the
                                         Class A Certificate Rate and the
                                         payment of principal to the
                                         extent of the Class A Invested
                                         Amount (which may be less than
                                         the aggregate unpaid principal
                                         amount of the Class A
                                         Certificates, in certain
                                         circumstances, if the Investor
                                         Default Amount exceeds funds
                                         allocable thereto and the Class
                                         B Invested Amount and the Class
                                         C Invested Amount are reduced to
                                         zero) and the amounts on deposit
                                         in the Pre-Funding Account
                                         allocated to the Class A
                                         Certificates, if any, at the end
                                         of the Funding Period. See
                                         "Description of the Offered
                                         Certificates--Subordination of
                                         the Class B Certificates,"
                                         "--Allocation Percentages," and
                                         "--Investor Charge-Offs."

                                       The Class B Certificates will
                                         evidence undivided interests in
                                         the assets of the Trust
                                         allocated to the Class B
                                         Certificateholders' Interest and
                                         will represent the right to
                                         receive from such assets funds
                                         up to (but not in excess of) the
                                         amounts required to make
                                         payments of interest on the
                                         Class B Certificates at the
                                         Class B Certificate Rate and the
                                         payment of principal to the
                                         extent of the Class B Invested
                                         Amount (which may be less than
                                         the aggregate unpaid principal
                                         amount of the Class B
                                         Certificates, in certain
                                         circumstances, if the Investor
                                         Default Amount exceeds funds
                                         allocable thereto and the Class
                                         C Invested Amount and, on and
                                         after the Class B Principal
                                         Payment Commencement Date, the
                                         Transferor Subordination Amount
                                         are reduced to zero) and the
                                         amounts on deposit in the
                                         Pre-Funding Account allocated to
                                         the Class B Certificates, if
                                         any, at the end of the Funding
                                         Period. See "Description of the
                                         Offered Certificates--Subordination
                                         of the Class B Certificates,"
                                         "--Allocation Percentages," and
                                         "-- Investor Charge-Offs."

                                       The Class C Certificates will
                                         evidence undivided interests in
                                         the assets of the Trust
                                         allocated to the Class C
                                         Certificateholders' Interest and
                                         will represent the right to
                                         receive from such assets funds
                                         up to (but not in excess of) the
                                         amounts required to make the
                                         payment of principal to the
                                         extent of the Class C Invested
                                         Amount (which may be less than
                                         the aggregate unpaid principal
                                         amount of the Class C
                                         Certificates, in certain
                                         circumstances, if the Investor
                                         Default Amount exceeds funds
                                         allocable thereto and, on and
                                         after the Class B Principal
                                         Payment Commencement Date, the
                                         Transferor Subordination Amount
                                         is reduced to zero). See
                                         "Description of the Offered
                                         Certificates--Allocation
                                         Percentages," and "--Investor
                                         Charge-Offs." The Class C
                                         Certificates will not accrue
                                         interest and are not being
                                         offered hereby.

                                       The Invested Amount on the Closing
                                         Date will be $__________. The
                                         Invested Amount will, except as
                                         otherwise described herein,
                                         increase up to a maximum amount
                                         of $__________ (the "Full
                                         Invested Amount") during the
                                         Funding Period, remain fixed at
                                         the Full Invested Amount during
                                         the Revolving Period, and
                                         decline thereafter during any
                                         Amortization Period or Early
                                         Amortization Period as principal
                                         is paid on the Certificates. The
                                         Invested Amount is subject to
                                         increase during the Funding
                                         Period to the extent amounts are
                                         withdrawn from the Pre-Funding
                                         Account and paid to the
                                         Transferor. The aggregate
                                         principal amount of the
                                         Certificates will, except as
                                         otherwise described herein,
                                         remain fixed at the initial
                                         amount thereof during the period
                                         beginning on the Closing Date
                                         and ending with the commencement
                                         of the Accumulation Period or
                                         Early Amortization Period.
                                         Except for pro rata
                                         distributions of any amounts on
                                         deposit on the first day of the
                                         __________ Monthly Period in the
                                         Pre-Funding Account as described
                                         below in "Funding Period," no
                                         payment of principal with
                                         respect to the Class B
                                         Certificates may be made until
                                         the final principal payment of
                                         the Class A Invested Amount with
                                         respect to the Class A
                                         Certificates has been made. No
                                         payment of principal with
                                         respect to the Class C
                                         Certificates may be made until
                                         the final principal payment of
                                         the Class A Invested Amount with
                                         respect to the Class A
                                         Certificates and the final
                                         principal payment of the Class B
                                         Invested Amount with respect to
                                         the Class B Certificates have
                                         been made. See "Description of
                                         the Offered
                                         Certificates--Principal
                                         Payments."

                                       The Class A Certificateholders'
                                         Interest, the Class B
                                         Certificateholders' Interest,
                                         and the Class C
                                         Certificateholders' Interest
                                         will each include the right to
                                         receive (but only to the extent
                                         needed to make required payments
                                         under the Pooling and Servicing
                                         Agreement) varying percentages
                                         of Total Finance Charge
                                         Collections and Net Principal
                                         Collections during each Monthly
                                         Period. Finance Charge
                                         Collections prior to the
                                         occurrence of a Pay Out Event,
                                         and the amount of Receivables in
                                         Defaulted Accounts at all times,
                                         will be allocated on each
                                         business day to the Class A
                                         Certificateholders' Interest,
                                         the Class B Certificateholders'
                                         Interest, and the Class C
                                         Certificateholders' Interest
                                         based on the Class A Floating
                                         Allocation Percentage, the Class
                                         B Floating Allocation
                                         Percentage, and the Class C
                                         Floating Allocation Percentage,
                                         respectively. On and after the
                                         occurrence of a Pay Out Event,
                                         Finance Charge Collections will
                                         generally be allocated on each
                                         business day to the
                                         Certificateholders' Interest
                                         based on the Fixed/Floating
                                         Allocation Percentage. During
                                         the Revolving Period, except as
                                         described below under
                                         "--Reallocation of Principal
                                         Collections," all Net Principal
                                         Collections that would otherwise
                                         be allocated to the
                                         Certificateholders will be
                                         allocated on each business day
                                         and paid to the holder of the
                                         Exchangeable Transferor
                                         Certificate (except for Shared
                                         Principal Collections used to
                                         make payments to other Series).
                                         All Principal Collections
                                         allocated to the
                                         Certificateholders will
                                         generally be allocated on each
                                         business day on and prior to the
                                         Class B Principal Payment
                                         Commencement Date to the Class A
                                         Certificateholders' Interest
                                         based on the Fixed/Floating
                                         Allocation Percentage; provided,
                                         however, that during the
                                         Accumulation Period only, if the
                                         amount on deposit in the
                                         Principal Funding Account
                                         exceeds the Controlled
                                         Distribution Amount for the
                                         related Distribution Date, such
                                         excess will be treated as Shared
                                         Principal Collections. On and
                                         after the Class B Principal
                                         Payment Commencement Date, all
                                         Principal Collections allocated
                                         to the Certificateholders will
                                         generally be allocated on each
                                         business day to the Class B
                                         Certificateholders' Interest
                                         based on the Fixed/Floating
                                         Allocation Percentage. See
                                         "Description of the Offered
                                         Certificates--Allocation
                                         Percentages."

Exchanges............................  The Pooling and Servicing
                                         Agreement provides that the
                                         Trustee may issue two types of
                                         certificates: (i) investor
                                         certificates in one or more
                                         Series, each of which may have
                                         multiple classes of
                                         certificates, of which one or
                                         more of such classes may be
                                         transferable, and (ii) the
                                         Exchangeable Transferor
                                         Certificate. The Exchangeable
                                         Transferor Certificate will
                                         evidence the Transferor
                                         Interest, will be held by the
                                         Transferor and will be
                                         transferable only as provided in
                                         the Pooling and Servicing
                                         Agreement. The Pooling and
                                         Servicing Agreement also
                                         provides that, pursuant to any
                                         one or more Supplements, the
                                         holder of the Exchangeable
                                         Transferor Certificate may
                                         tender the Exchangeable
                                         Transferor Certificate or, if
                                         provided in the relevant
                                         Supplement, certificates
                                         comprising any Series and the
                                         Exchangeable Transferor
                                         Certificate, to the Trustee in
                                         exchange for certificates
                                         comprising one or more new
                                         Series and a reissued
                                         Exchangeable Transferor
                                         Certificate. However, at all
                                         times, the interest in the
                                         Principal Receivables in the
                                         Trust and amounts on deposit in
                                         the Excess Funding Account
                                         represented by the Transferor
                                         Interest must equal or exceed
                                         the Minimum Transferor Interest.
                                         Under the Pooling and Servicing
                                         Agreement, the Transferor may
                                         define, with respect to any
                                         Series, the Principal Terms of
                                         the Series. See "Description of
                                         the Offered Certificates--
                                         Exchanges." The Transferor may
                                         offer any Series, or any class
                                         of any Series, for sale in
                                         transactions either registered
                                         under the Securities Act or
                                         exempt from registration
                                         thereunder, directly or through
                                         the Underwriters or one or more
                                         other underwriters or placement
                                         agents, in fixed-price offerings
                                         or in negotiated transactions or
                                         otherwise. The Trust has
                                         previously issued five Series:
                                         Series 1992-1; Series 1992-2;
                                         Series 1992-3; Series 1995-1;
                                         and 1996-1. The Transferor may
                                         from time to time cause the
                                         Trust to issue additional
                                         Series.

                                       Under the Pooling and Servicing
                                         Agreement, an Exchange of the
                                         Exchangeable Transferor
                                         Certificate for certificates
                                         comprising one or more Series
                                         and a reissued Exchangeable
                                         Transferor Certificate may occur
                                         only upon delivery to the
                                         Trustee of the following: (i) a
                                         Supplement specifying the
                                         Principal Terms of each Series
                                         to be issued in connection
                                         therewith, (ii) an opinion of
                                         counsel to the effect that the
                                         certificates of such Series will
                                         be characterized as indebtedness
                                         or as partnership interests for
                                         federal income tax purposes
                                         under existing law, and that the
                                         issuance of such Series will not
                                         have a material adverse effect
                                         on the federal income tax
                                         characterization of any
                                         outstanding Series, (iii) if
                                         required by such Supplement, the
                                         form of Enhancement and an
                                         appropriate Enhancement
                                         agreement with respect thereto,
                                         (iv) written confirmation from
                                         each Rating Agency that the
                                         Exchange will not result in such
                                         Rating Agency reducing or
                                         withdrawing its rating on any
                                         then outstanding Series rated by
                                         it, (v) an officer's certificate
                                         of the Transferor stating that,
                                         after giving effect to such
                                         Exchange, the Transferor
                                         Interest would be at least equal
                                         to the Minimum Transferor
                                         Interest, and (vi) the existing
                                         Exchangeable Transferor
                                         Certificate and, if applicable,
                                         the certificates representing
                                         the Series to be exchanged. See
                                         "Description of the Offered
                                         Certificates--Exchanges."

Interest.............................  Interest on the Offered
                                         Certificates will be payable on
                                         [ ] and on each Distribution
                                         Date thereafter, in an amount
                                         equal to (i) with respect to the
                                         Class A Certificates,
                                         one-twelfth of the product of
                                         the Class A Certificate Rate and
                                         the outstanding principal
                                         balance of the Class A
                                         Certificates as of the preceding
                                         Record Date (or in the case of
                                         the first Distribution Date, the
                                         initial principal amount of the
                                         Class A Certificates) and (ii)
                                         with respect to the Class B
                                         Certificates, one-twelfth of the
                                         product of the Class B
                                         Certificate Rate and the
                                         outstanding principal balance of
                                         the Class B Certificates as of
                                         the preceding Record Date (or in
                                         the case of the first
                                         Distribution Date, the initial
                                         principal amount of the Class B
                                         Certificates). Interest for the
                                         first Distribution Date will
                                         include accrued interest at the
                                         applicable Certificate Rate from
                                         the Closing Date through [ ]
                                         (calculated as though there were
                                         only 30 days in [ ]). Interest
                                         will be calculated on the basis
                                         of a 360-day year of twelve
                                         30-day months.

                                       Interest payments on the Class A
                                         Certificates on each
                                         Distribution Date will be funded
                                         from the portion of Total
                                         Finance Charge Collections
                                         during the preceding Monthly
                                         Period and from certain other
                                         funds allocated as set forth in
                                         the Pooling and Servicing
                                         Agreement to the respective
                                         classes of the Certificates and
                                         deposited on each business day
                                         during such Monthly Period in
                                         the Interest Funding Account.
                                         See "Description of the Offered
                                         Certificates--Interest
                                         Payments."

                                       Subject to the prior payment of
                                         interest on the Class A
                                         Certificates (and, as to a
                                         portion thereof, to the prior
                                         payment of certain other
                                         amounts), interest payments on
                                         the Class B Certificates on each
                                         Distribution Date will be funded
                                         from the portion of Total
                                         Finance Charge Collections
                                         during the preceding Monthly
                                         Period and from certain other
                                         funds allocated as set forth in
                                         the Pooling and Servicing
                                         Agreement to the respective
                                         classes of the Certificates and
                                         deposited on each business day
                                         during such Monthly Period in
                                         the Interest Funding Account.
                                         See "Description of the Offered
                                         Certificates--Interest Payments"
                                         and "--Application of
                                         Collections."

Expected Principal Payment Date......  Principal is scheduled to be paid in full on the [ ] Distribution
                                         Date (the "Class A Expected
                                         Final Payment Date") for the
                                         Class A Certificates, and on the
                                         [ ] Distribution Date (the
                                         "Class B Expected Final Payment
                                         Date") for the Class B
                                         Certificates, but may be paid
                                         earlier in certain circumstances
                                         described in "Description of the
                                         Offered Certificates--Pay Out
                                         Events." However, no payment of
                                         principal to the Class B
                                         Certificateholders will be made
                                         until the Class A Invested
                                         Amount has been paid in full.
                                         Unpaid principal, together with
                                         interest, will be payable
                                         monthly to Class A
                                         Certificateholders following the
                                         Class A Expected Final Payment
                                         Date to the extent principal has
                                         not been paid in full on the
                                         Class A Expected Final Payment
                                         Date, and unpaid principal,
                                         together with interest, will be
                                         payable monthly to Class B
                                         Certificateholders following the
                                         Class B Expected Final Payment
                                         Date to the extent principal has
                                         not been paid in full on the
                                         Class B Expected Final Payment
                                         Date. However, no payments of
                                         principal or interest will be
                                         made on the Certificates after
                                         the Series 1997-1 Termination
                                         Date, regardless of whether
                                         principal and interest have been
                                         paid in full with respect
                                         thereto. See "Description of the
                                         Offered Certificates--Final
                                         Payment of Principal;
                                         Termination."

Revolving Period.....................  During the Revolving Period,
                                         collections of Principal
                                         Receivables otherwise allocable
                                         to the Certificateholders'
                                         Interest (other than any Shared
                                         Principal Collections allocated
                                         to the certificateholders'
                                         interests of other Series) will,
                                         subject to certain limitations,
                                         be paid from the Trust to the
                                         holder of the Exchangeable
                                         Transferor Certificate. See
                                         "Description of the Offered
                                         Certificates--Pay Out Events"
                                         for a discussion of the events
                                         which might lead to the
                                         termination of the Revolving
                                         Period for the Series 1997-1
                                         Certificates prior to the end of
                                         the [ ] Monthly Period. The
                                         Accumulation Period is scheduled
                                         to begin with the [ ] Monthly
                                         Period. Subject to the
                                         conditions set forth herein
                                         under "Description of the
                                         Offered
                                         Certificates--Postponement of
                                         Accumulation Period," the day on
                                         which the Revolving Period ends
                                         and the Accumulation Period
                                         begins may be delayed to no
                                         later than the close of business
                                         on the last day of the [ ]
                                         Monthly Period.

Principal Payments;
  Accumulation Period................  Unless a Pay Out Event shall have occurred with respect to the
                                         Series 1997-1 Certificates, on
                                         each business day during the
                                         Accumulation Period an amount
                                         equal to the lesser of (i) Net
                                         Principal Collections allocable
                                         to the Class A
                                         Certificateholders' Interest
                                         plus Shared Principal
                                         Collections, if any, from other
                                         Series allocable to the Class A
                                         Certificates, plus certain other
                                         amounts comprising Class A
                                         Monthly Principal, and (ii) the
                                         Controlled Amortization Amount
                                         for such Monthly Period plus any
                                         Accumulation Shortfall arising
                                         from prior Monthly Periods, will
                                         be deposited in the Principal
                                         Funding Account. On any business
                                         day when the amount on deposit
                                         in the Principal Funding Account
                                         equals or exceeds the Class A
                                         Controlled Distribution Amount
                                         for the related Distribution
                                         Date, the balance of all such
                                         funds remaining on deposit in
                                         the Collection Account will be
                                         treated as Shared Principal
                                         Collections and may be used to
                                         make payments on other Series or
                                         classes of such Series which may
                                         be accumulating or amortizing.
                                         The funds then on deposit in the
                                         Principal Funding Account will
                                         be paid to the Class A
                                         Certificate holders on the Class
                                         A Expected Final Payment Date.
                                         If the funds available for
                                         distribution to the Class A
                                         Certificateholders on the Class
                                         A Expected Final Payment Date
                                         are insufficient to pay the
                                         Class A Invested Amount in full,
                                         all such funds will be
                                         distributed to the Class A
                                         Certificateholders at such time.
                                         Thereafter, until the Class A
                                         Invested Amount has been paid in
                                         full or the Series 1997-1
                                         Termination Date has occurred,
                                         principal and interest will be
                                         payable to Class A
                                         Certificateholders monthly on
                                         each Special Payment Date.

                                       Upon the payment in full of the
                                         Class A Invested Amount and on
                                         each business day thereafter, an
                                         amount equal to the lesser of
                                         (i) Net Principal Collections
                                         allocable to the Class B
                                         Certificateholders' Interest
                                         plus Shared Principal
                                         Collections, if any, from other
                                         Series allocable to the Class B
                                         Certificates, plus certain other
                                         amounts comprising Class B
                                         Monthly Principal, and (ii) the
                                         Class B Invested Amount, will be
                                         deposited in the Principal
                                         Account. On any business day
                                         when the amount on deposit in
                                         the Principal Account equals or
                                         exceeds the Class B Invested
                                         Amount, the balance of all such
                                         funds remaining on deposit in
                                         the Collection Account will be
                                         treated as Shared Principal
                                         Collections and may be used to
                                         make payments on other Series or
                                         classes of such Series which may
                                         be accumulating or amortizing.
                                         The funds then on deposit in the
                                         Principal Account will be paid
                                         to the Class B
                                         Certificateholders on the Class
                                         B Expected Final Payment Date.
                                         If the funds available for
                                         distribution to the Class B
                                         Certificateholders on the Class
                                         B Expected Final Payment Date
                                         are insufficient to pay the
                                         Class B Invested Amount in full,
                                         all such funds will be
                                         distributed to the Class B
                                         Certificateholders at such time.
                                         Thereafter, until the Class B
                                         Invested Amount has been paid in
                                         full or the Series 1997-1
                                         Termination Date has occurred,
                                         principal and interest will be
                                         payable to Class B
                                         Certificateholders monthly on
                                         each Special Payment Date.

                                       Principal will be distributable to
                                         the Class B Certificateholders
                                         only after the Class A Invested
                                         Amount has been paid in full,
                                         and principal will be
                                         distributed to the Class C
                                         Certificateholders only after
                                         the Class A Invested Amount and
                                         the Class B Invested Amount have
                                         been paid in full. See
                                         "Description of the Offered
                                         Certificates--Application of
                                         Collections--Payments of
                                         Principal."

                                       [     ] of the [     ] other Series
                                         previously issued by the Trust
                                         have accumulation or
                                         amortization periods that are
                                         scheduled to begin prior to the
                                         date on which the Accumulation
                                         Period is scheduled to begin,
                                         and all [ ] of such other Series
                                         are subject to early
                                         amortization periods similar to
                                         the Early Amortization Period.
                                         Other Series which may be
                                         offered by the Trust in the
                                         future may or may not have
                                         amortization periods like the
                                         Accumulation Period or the Early
                                         Amortization Period, and such
                                         periods may have different
                                         lengths and begin on different
                                         dates than the Accumulation
                                         Period or the Early Amortization
                                         Period. Thus, certain Series may
                                         be in their revolving periods,
                                         while others are in periods
                                         during which collections of
                                         Principal Receivables are
                                         distributed to such other
                                         Series. In addition, other
                                         Series may allocate Principal
                                         Receivables based upon different
                                         investor percentages. See
                                         "Description of the Offered
                                         Certificates--Exchanges" for a
                                         discussion of the potential
                                         terms of other Series and "Annex
                                         I: Other Series" for a summary
                                         of certain terms of each
                                         previously issued Series.

Early Amortization Period............  During any Early Amortization
                                         Period, Net Principal
                                         Collections allocable to the
                                         Certificateholders' Interest and
                                         certain other amounts (including
                                         Shared Principal Collections
                                         from any other Series) will no
                                         longer be reinvested in the
                                         Trust or otherwise used to
                                         maintain the Certificateholders'
                                         Interest, but instead will be
                                         distributed monthly on each
                                         Distribution Date beginning with
                                         the first Special Payment Date
                                         (which will be the first
                                         Distribution Date following the
                                         Monthly Period in which a Pay
                                         Out Event occurs or is deemed to
                                         have occurred) as principal
                                         payments to the Class A
                                         Certificateholders in respect of
                                         the Class A Invested Amount and,
                                         following the payment in full of
                                         the Class A Invested Amount, to
                                         the Class B Certificateholders
                                         in respect of the Class B
                                         Invested Amount and, following
                                         the payment in full of the Class
                                         B Invested Amount, to the Class
                                         C Certificateholders in respect
                                         of the Class C Invested Amount
                                         until the Class C Invested
                                         Amount is paid in full. See
                                         "Description of the Offered
                                         Certificates--Pay Out Events."

Paired Series........................  During the Funding Period, Series
                                         1997-1 will be paired with
                                         Series 1992-1. For a description
                                         of the principal terms of Series
                                         1992-1, see "Annex I--Other
                                         Series." Series 1997-1 will be
                                         prefunded from the proceeds of
                                         the sale of the Offered
                                         Certificates with an initial
                                         deposit to the Pre-Funding
                                         Account in an amount up to the
                                         excess of the outstanding
                                         principal balance of the Series
                                         1997-1 Certificates over the
                                         amount on deposit in the
                                         principal funding account for
                                         the benefit of Series 1992-1 on
                                         the Closing Date. It is
                                         estimated that the excess of the
                                         outstanding principal balance of
                                         the Series 1997-1 Certificates
                                         over the amount on deposit in
                                         the principal funding account
                                         for the benefit of Series 1992-1
                                         will be approximately $____
                                         million on the Closing Date. As
                                         principal is paid or deposited
                                         in the principal funding account
                                         established for the benefit of
                                         the Series 1992-1 Certificates
                                         (the "Series 1992-1 Principal
                                         Funding Account") an equal
                                         amount of funds on deposit in
                                         the Pre-Funding Account will be
                                         released (which funds will be
                                         distributed to the Transferor)
                                         and the Invested Amount of
                                         Series 1997-1 will increase by a
                                         corresponding amount. The
                                         expected final payment date for
                                         Series 1992-1 is February 17,
                                         1998. If a Pay Out Event occurs
                                         with respect to Series 1992-1 or
                                         Series 1997-1 during the Funding
                                         Period for Series 1997-1, the
                                         numerators used in the
                                         Fixed/Floating Allocation
                                         Percentage for each of Series
                                         1997-1 and Series 1992-1 will be
                                         reset to be equal to the
                                         respective invested amounts of
                                         each such Series at the end of
                                         the last day prior to the
                                         occurrence of such Pay Out Event
                                         resulting in a possible
                                         reduction of the percentage of
                                         Principal Collections allocated
                                         to Series 1992-1 if such event
                                         allowed the payment of principal
                                         at such time to Series 1997-1
                                         and required reliance by Series
                                         1992-1 on clause (b) of the
                                         denominator of the
                                         Fixed/Floating Allocation
                                         Percentage for Series 1992-1.
                                         See "Risk Factors--Master Trust
                                         Considerations" and "Description
                                         of the Offered
                                         Certificates--Paired Series."

Funding Period.......................  During the period (the "Funding
                                         Period") from and including the
                                         Closing Date to and including
                                         the earliest of (i) the first
                                         day on which the amount on
                                         deposit in the Pre-Funding
                                         Account is reduced to zero as a
                                         result of increases in the
                                         aggregate amount of Principal
                                         Receivables in the Trust; (ii)
                                         the day immediately preceding
                                         the day on which a Pay Out Event
                                         is deemed to occur; and (iii)
                                         the first day of the _______
                                         Monthly Period, the Pre-Funded
                                         Amount will be maintained in a
                                         trust account to be established
                                         with the Trustee (the
                                         "Pre-Funding Account"). The
                                         "Pre-Funded Amount" will equal
                                         the amount of the initial
                                         deposit to the Pre-Funding
                                         Account, less the amounts of any
                                         increases in the Invested Amount
                                         pursuant to the Series 1997-1
                                         Supplement as principal is paid
                                         on or deposited in the principal
                                         funding account for the benefit
                                         of the Series 1992-1
                                         Certificates. (See "--Paired
                                         Series" above.) Funds on deposit
                                         in the Pre-Funding Account will
                                         be invested by the Trustee at
                                         the direction of the Servicer in
                                         Eligible Investments that by
                                         their terms convert into cash
                                         within a finite period of time.
                                         Investment earnings on such
                                         funds will not be treated as
                                         amounts on deposit in the
                                         Pre-Funding Account for purposes
                                         of the distributions described
                                         below. For a discussion of the
                                         treatment of investment earnings
                                         on such funds, see "Description
                                         of the Offered Certificates--
                                         Application of Collections--
                                         Payment of Fees, Interest, and
                                         Other Items."

                                       During the Funding Period, funds
                                         on deposit in the Pre-Funding
                                         Account will be withdrawn and
                                         paid to the Transferor to the
                                         extent of any increases in the
                                         Invested Amount. Although no
                                         assurance can be given with
                                         respect thereto, the Transferor
                                         expects that the funds on
                                         deposit in the Pre-Funding
                                         Account will be fully invested
                                         in Receivables by the
                                         ___________ Monthly Period.
                                         Following the occurrence of an
                                         Early Amortization Event during
                                         the Funding Period, the amounts
                                         remaining on deposit in the
                                         Pre-Funding Account will be
                                         payable as principal first to
                                         the Class A Certificateholders
                                         until the sum of the Class A
                                         Invested Amount and the Class A
                                         Percentage of the Pre-Funded
                                         Amount on the date of the
                                         occurrence of the Pay Out Event
                                         (the "Class A Pre-Funded
                                         Amount") is paid in full and
                                         then to the Class B
                                         Certificateholders. In the
                                         absence of a Pay Out Event, any
                                         amount in the Pre-Funding
                                         Account at the end of the
                                         Funding Period will be withdrawn
                                         and distributed on the next
                                         succeeding Distribution Date to
                                         the Class A Certificateholders
                                         and the Class B
                                         Certificateholders pro rata
                                         based on the Class A Invested
                                         Amount and the Class B Invested
                                         Amount. [In certain
                                         circumstances, a Prepayment
                                         Premium will also be payable in
                                         connection with the distribution
                                         of any Pre-Funded Amount to the
                                         Class A Certificateholders and
                                         the Class B Certificateholders.
                                         See "Description of the Offered
                                         Certificates--Pre-Funding
                                         Account."]

Shared Principal Collections.........  To the extent that Principal
                                         Collections and other amounts
                                         that are allocated to the
                                         certificateholders' interest of
                                         any class of any Series are not
                                         needed to make payments to the
                                         certificateholders of such class
                                         or required to be deposited in
                                         the principal funding account
                                         for a Series, they may be
                                         applied to cover principal
                                         payments due to or for the
                                         benefit of certificateholders of
                                         another Series, including
                                         principal payments which the
                                         Transferor elects to make with
                                         respect to the Variable Funding
                                         Certificate. Any such
                                         reallocation will not result in
                                         a reduction in the
                                         certificateholders' interest of
                                         the Series to which such
                                         Principal Collections were
                                         initially allocated. See
                                         "Description of the Offered
                                         Certificates--Application of
                                         Collections."

Excess Funding Account...............  At any time during which no Series is in an accumulation or
                                         amortization period (including
                                         any early amortization period),
                                         or the principal funding account
                                         for a Series is fully funded for
                                         an applicable period, and the
                                         Transferor Interest is less than
                                         the Minimum Transferor Interest,
                                         funds (to the extent available
                                         therefor as described herein)
                                         otherwise payable to the
                                         Transferor will be deposited in
                                         the Excess Funding Account on
                                         each business day until the
                                         Transferor Interest is equal to
                                         the Minimum Transferor Interest.
                                         Funds on deposit in the Excess
                                         Funding Account will be
                                         withdrawn and paid to the
                                         Transferor to the extent that on
                                         any day the Transferor Interest
                                         exceeds the Minimum Transferor
                                         Interest as a result of the
                                         addition of new Receivables to
                                         the Trust or allocated to one or
                                         more Series when they are in
                                         accumulation or amortization
                                         periods (including any early
                                         amortization period). The
                                         Transferor may, at its option on
                                         any business day, deposit funds
                                         in the Excess Funding Account to
                                         the extent necessary to maintain
                                         the Minimum Transferor Interest
                                         or the Minimum Aggregate
                                         Principal Receivables or to
                                         permit the designation of
                                         Removed Accounts.

                                       Any funds on deposit in the Excess
                                         Funding Account at the beginning
                                         of the Accumulation Period will
                                         be deposited in the Principal
                                         Funding Account to the extent of
                                         Class A Monthly Principal, Class
                                         B Monthly Principal, or Class C
                                         Monthly Principal, as
                                         applicable, with respect to any
                                         Distribution Date. No funds will
                                         be deposited in the Excess
                                         Funding Account during any
                                         accumulation period,
                                         amortization period, or early
                                         amortization period for any
                                         Series until the principal
                                         funding account for such Series
                                         has been fully funded with
                                         respect to any Distribution Date
                                         or the investor certificates of
                                         such Series have been paid in
                                         full. See "Description of the
                                         Offered Certificates--Excess
                                         Funding Account."

Distribution of Finance Charge
  Collections Allocable to
  Certificateholders.................  Available Series Finance Charge
                                         Collections allocable to the
                                         Certificateholders' Interest on
                                         each business day will be
                                         applied in the following order
                                         of priority: (i) an amount equal
                                         to the amount of Class A Monthly
                                         Interest and any overdue Class A
                                         Monthly Interest not previously
                                         deposited in the Interest
                                         Funding Account for such Monthly
                                         Period, together with interest
                                         on any overdue interest amounts,
                                         will be deposited in the
                                         Interest Funding Account for
                                         distribution to the Class A
                                         Certificateholders; (ii) an
                                         amount equal to the amount of
                                         Class B Monthly Interest and any
                                         overdue Class B Monthly Interest
                                         not previously deposited in the
                                         Interest Funding Account for
                                         such Monthly Period, together
                                         with interest on any overdue
                                         interest amounts, will be
                                         deposited in the Interest
                                         Funding Account for distribution
                                         to the Class B
                                         Certificateholders; (iii) an
                                         amount equal to the Monthly
                                         Servicing Fee plus any Monthly
                                         Servicing Fee that was due but
                                         not paid on any prior business
                                         day will be paid to the
                                         Servicer; (iv) an amount equal
                                         to the Investor Default Amount
                                         on such business day and, to the
                                         extent not previously paid, the
                                         Investor Default Amount for each
                                         prior business day in such
                                         Monthly Period, will be (a)
                                         during the Revolving Period,
                                         treated as Shared Principal
                                         Collections, (b) during the
                                         Amortization Period, on or prior
                                         to the Class B Principal Payment
                                         Commencement Date, deposited for
                                         distribution to the Class A
                                         Certificateholders, (c) during
                                         the Amortization Period, on and
                                         after the Class B Principal
                                         Payment Commencement Date,
                                         deposited for distribution to
                                         the Class B Certificateholders,
                                         or (d) during the Amortization
                                         Period, on and after the Class C
                                         Principal Payment Commencement
                                         Date, deposited for distribution
                                         to the Class C
                                         Certificateholders; (v) an
                                         amount equal to unreimbursed
                                         Class A Investor Charge-Offs on
                                         such business day will be (a)
                                         treated as Shared Principal
                                         Collections during the Revolving
                                         Period, (b) deposited for
                                         distribution to Class A
                                         Certificateholders to the extent
                                         included in Class A Monthly
                                         Principal during the
                                         Accumulation Period, (c)
                                         deposited for distribution to
                                         the Class A Certificateholders
                                         during any Early Amortization
                                         Period, or (d) deposited for
                                         distribution to the Class B
                                         Certificateholders on and after
                                         the Class B Principal Payment
                                         Commencement Date; (vi) an
                                         amount equal to the accrued and
                                         unpaid interest on the
                                         outstanding aggregate principal
                                         amount of the Class B
                                         Certificates not previously
                                         deposited in the Interest
                                         Funding Account for such Monthly
                                         Period will be deposited in the
                                         Interest Funding Account for
                                         distribution to the Class B
                                         Certificateholders; (vii) an
                                         amount equal to unreimbursed
                                         Class B Investor Charge-Offs on
                                         such business day and any
                                         reductions of the Class B
                                         Invested Amount due to
                                         Reallocated Class B Principal
                                         Collections will be (a) during
                                         the Revolving Period, treated as
                                         Shared Principal Collections,
                                         (b) during the Amortization
                                         Period, on or prior to the Class
                                         B Principal Payment Commencement
                                         Date, deposited for distribution
                                         to Class A Certificateholders,
                                         or (c) during the Amortization
                                         Period, on and after the Class B
                                         Principal Payment Commencement
                                         Date, deposited for distribution
                                         to Class B Certificateholders;
                                         (viii) an amount equal to
                                         unreimbursed Class C Investor
                                         Charge-Offs on such business day
                                         and any reductions of the Class
                                         C Invested Amount due to
                                         Reallocated Class C Principal
                                         Collections will be (a) during
                                         the Revolving Period, treated as
                                         Shared Principal Collections,
                                         (b) during the Amortization
                                         Period, on or prior to the Class
                                         B Principal Payment Commencement
                                         Date, deposited for distribution
                                         to Class A Certificateholders,
                                         (c) during the Amortization
                                         Period, on and after the Class B
                                         Principal Payment Commencement
                                         Date and on or prior to the
                                         Class C Principal Payment
                                         Commencement Date, deposited for
                                         distribution to Class B
                                         Certificateholders, or (d)
                                         during the Amortization Period,
                                         on and after the Class C
                                         Principal Payment Commencement
                                         Date, deposited for distribution
                                         to the Class C
                                         Certificateholders; and (ix) the
                                         remainder will be treated as
                                         Excess Finance Charge
                                         Collections. See "Description of
                                         the Offered
                                         Certificates--Application of
                                         Collections--Payment of Fees,
                                         Interest, and Other Items."

Coverage of Interest Shortfalls
  From Transferor Finance Charge
  Collections........................  To the extent of any shortfall in the amount of Total Finance
                                         Charge Collections allocable to
                                         the Certificateholders' Interest
                                         due to the accumulation of
                                         principal in the Principal
                                         Funding Account or cash in the
                                         Excess Funding Account, on each
                                         business day the Servicer will
                                         apply Transferor Finance Charge
                                         Collections in an amount equal
                                         to the excess of (i) the product
                                         of (a) the Base Rate and (b) the
                                         product of (x) the sum of the
                                         amounts on deposit in the Excess
                                         Funding Account and the
                                         Principal Funding Account and
                                         (y) the number of days elapsed
                                         since the previous business day
                                         divided by the actual number of
                                         days in such year over (ii) the
                                         aggregate amount of all earnings
                                         since the previous business day
                                         available from the Cash
                                         Equivalents in which funds on
                                         deposit in the Excess Funding
                                         Account and the Principal
                                         Funding Account are invested in
                                         the manner specified for
                                         application of Total Finance
                                         Charge Collections.

Sharing of Excess
  Finance Charge Collections.........  Total Finance Charge Collections
                                         allocable to any Series on any
                                         business day in excess of the
                                         amounts necessary to make
                                         required payments with respect
                                         to such Series on such business
                                         day will be applied to cover any
                                         shortfalls with respect to
                                         amounts payable from Finance
                                         Charge Collections allocable to
                                         any other Series then
                                         outstanding, pro rata based upon
                                         the amount of the shortfall, if
                                         any, with respect to such other
                                         Series. Any Excess Finance
                                         Charge Collections remaining
                                         after covering shortfalls with
                                         respect to all outstanding
                                         Series will be paid to the
                                         holder of the Exchangeable
                                         Transferor Certificate;
                                         provided, however, that on any
                                         business day during any early
                                         amortization period relating to
                                         any Series, the Trustee will
                                         deposit any such remaining
                                         Excess Finance Charge
                                         Collections from such Series
                                         into the Collection Account and
                                         will add such funds to the
                                         amounts allocated to Finance
                                         Charge Collections for such
                                         Series on each subsequent
                                         business day in such Monthly
                                         Period until the last business
                                         day of the related Monthly
                                         Period, when the aggregate
                                         amount of such remaining Finance
                                         Charge Collections will be
                                         distributed as Excess Finance
                                         Charge Collections.

Reallocation of
  Principal Collections..............  On each Determination Date, to the extent that (i) the aggregate
                                         amount to be paid for the
                                         related Monthly Period in
                                         respect of interest on the Class
                                         A Certificates, reimbursements
                                         of Class A Investor Charge-Offs,
                                         and certain other items, or (ii)
                                         the aggregate amount to be paid
                                         in respect of interest on the
                                         Class B Certificates,
                                         reimbursements of Class B
                                         Investor Charge-Offs and
                                         reductions in the Class B
                                         Invested Amount due to
                                         Reallocated Class B Principal
                                         Collections, and certain other
                                         items, exceeds the amount of
                                         Available Series Finance Charge
                                         Collections applied with respect
                                         thereto, Principal Collections
                                         otherwise allocable to the Class
                                         C Certificateholders' Interest
                                         with respect to the related
                                         Monthly Period and, if
                                         necessary, Principal Collections
                                         otherwise allocable to the Class
                                         B Certificateholders' Interest
                                         with respect to the related
                                         Monthly Period will be applied
                                         to the payment of such items in
                                         accordance with the priorities
                                         set forth in the Pooling and
                                         Servicing Agreement. The Class C
                                         Invested Amount will be reduced
                                         (but not below zero) by the
                                         amount of such Reallocated
                                         Principal Collections. If the
                                         Class C Invested Amount is
                                         reduced to zero, the Class B
                                         Invested Amount will be reduced
                                         (but not below zero) by the
                                         amount by which such Reallocated
                                         Principal Collections exceeded
                                         the Class C Invested Amount. See
                                         "Description of the Offered
                                         Certificates--Reallocated
                                         Principal Collections." The
                                         Class B Invested Amount and the
                                         Class C Invested Amount will
                                         thereafter be increased (but not
                                         in excess of the respective
                                         unpaid principal balances
                                         thereof) on any business day by
                                         the amount of Available Series
                                         Finance Charge Collections
                                         allocated and available for such
                                         purposes as described in clauses
                                         (vii) and (ix), respectively, of
                                         "--Distribution of Finance
                                         Charge Collections Allocable to
                                         Certificateholders."

Transferor Subordination
  Amount.............................  On and after the Class B Principal
                                         Payment Commencement Date, to
                                         the extent of any shortfall in
                                         the amount available to make
                                         required payments of interest
                                         accrued with respect to the
                                         outstanding aggregate principal
                                         amount of the Class B
                                         Certificates or to cover the
                                         Investor Default Amount or any
                                         Class B Investor Charge-Offs
                                         which remain unpaid after the
                                         application of Transferor
                                         Finance Charge Collections and
                                         Excess Finance Charge
                                         Collections, Principal
                                         Collections and any remaining
                                         Finance Charge Collections
                                         allocated to the holder of the
                                         Exchangeable Transferor
                                         Certificate in an amount not to
                                         exceed the least of the
                                         Transferor Subordination Amount,
                                         the Transferor Interest on such
                                         day, and the amount of such
                                         shortfall, will be treated as
                                         Finance Charge Collections
                                         allocable to the payment of such
                                         shortfall on the Class B
                                         Certificates.

Investor Default Amount;
  Investor Charge-Offs...............  If on any Determination Date the
                                         aggregate Investor Default
                                         Amount, if any, for each
                                         business day in the preceding
                                         Monthly Period exceeded the sum
                                         of (i) the aggregate amount of
                                         Available Series Finance Charge
                                         Collections applied to the
                                         payment thereof as described in
                                         clause (iv) of "--Distribution
                                         of Finance Charge Collections
                                         Allocable to
                                         Certificateholders," (ii) the
                                         aggregate amount of Transferor
                                         Finance Charge Collections,
                                         Excess Finance Charge
                                         Collections, and on and after
                                         the Class B Principal Payment
                                         Commencement Date, collections
                                         allocated to the holder of the
                                         Exchangeable Transferor
                                         Certificate to the extent of the
                                         Transferor Subordination Amount,
                                         in each case to the extent
                                         applied to the payment thereof
                                         as described in "--Coverage of
                                         Interest Shortfalls from
                                         Transferor Finance Charge
                                         Collections," "--Sharing of
                                         Excess Finance Charge
                                         Collections," and "--Transferor
                                         Subordination Amount,"
                                         respectively, and (iii) any
                                         Reallocated Principal
                                         Collections applied with respect
                                         thereto, then a portion of the
                                         Class C Invested Amount equal to
                                         such insufficiency (but not in
                                         excess of the aggregate Investor
                                         Default Amount for such Monthly
                                         Period) will be deducted from
                                         the Class C Invested Amount to
                                         avoid a charge-off with respect
                                         to the Class A Certificates and
                                         the Class B Certificates. The
                                         Class C Invested Amount will
                                         thereafter be increased (but not
                                         in excess of the unpaid
                                         principal balance of the Class C
                                         Certificates) on any business
                                         day by the amount of Available
                                         Series Finance Charge
                                         Collections allocated and
                                         available for such purpose as
                                         described in clause (ix) of
                                         "--Distribution of Finance
                                         Charge Collections Allocable to
                                         Certificateholders."

                                       If the Class C Invested Amount is
                                         reduced to zero, prior to the
                                         Class B Principal Payment
                                         Commencement Date, a portion of
                                         the Class B Invested Amount
                                         equal to the remaining
                                         insufficiency (but not in excess
                                         of the aggregate Investor
                                         Default Amount for such Monthly
                                         Period) will be deducted from
                                         the Class B Invested Amount to
                                         avoid a charge-off with respect
                                         to the Class A Certificates. The
                                         Class B Invested Amount will
                                         thereafter be increased (but not
                                         in excess of the unpaid
                                         principal balance of the Class B
                                         Certificates) on any business
                                         day by the amount of Available
                                         Series Finance Charge
                                         Collections allocated and
                                         available for that purpose as
                                         described in clause (vii) of
                                         "--Distribution of Finance
                                         Charge Collections Allocable to
                                         Certificateholders."

                                       On and after the Class B Principal
                                         Payment Commencement Date, if
                                         the Class C Invested Amount is
                                         reduced to zero, a portion of
                                         the Transferor Subordination
                                         Amount equal to the remaining
                                         insufficiency (but not in excess
                                         of the aggregate Investor
                                         Default Amount for such Series
                                         for such Monthly Period) will be
                                         deducted from the Transferor
                                         Subordination Amount to avoid a
                                         charge-off with respect to the
                                         Class B Certificates. If the
                                         Class B Invested Amount is
                                         reduced to zero prior to the
                                         Class B Principal Payment
                                         Commencement Date, a portion of
                                         the Class A Invested Amount
                                         equal to the remaining
                                         insufficiency (but not in excess
                                         of the aggregate Investor
                                         Default Amount for such Monthly
                                         Period) will be deducted from
                                         the Class A Invested Amount. The
                                         Class A Invested Amount will
                                         thereafter be increased (but not
                                         in excess of the unpaid
                                         principal balance of the Class A
                                         Certificates) on any business
                                         day by the amount of Available
                                         Series Finance Charge
                                         Collections allocated and
                                         available for that purpose as
                                         described in clause (v) of
                                         "--Distribution of Finance
                                         Charge Collections Allocable to
                                         Certificateholders." See
                                         "Description of the Offered
                                         Certificates--Investor
                                         Charge-Offs."

Subordination of the Class B
Certificates and the Class C
  Certificates.......................  The Class B Certificates will be subordinated to fund payments of
                                         principal and interest on the
                                         Class A Certificates. The Class
                                         C Certificates will be
                                         subordinated to fund payments of
                                         principal and interest on the
                                         Class A Certificates and the
                                         Class B Certificates. To the
                                         extent the Class B Invested
                                         Amount or the Class C Invested
                                         Amount is reduced, the
                                         percentage of collections of
                                         Finance Charge Receivables
                                         allocated to the Class B
                                         Certificateholders or the Class
                                         C Certificateholders, as
                                         applicable, in subsequent
                                         Monthly Periods will be reduced.
                                         Moreover, to the extent the
                                         amount of such reduction in the
                                         Class B Invested Amount or the
                                         Class C Invested Amount is not
                                         reimbursed, the amount of
                                         principal distributable to the
                                         Class B Certificateholders or
                                         the Class C Certificateholders,
                                         as applicable, will be reduced.
                                         Principal payments with respect
                                         to the Class B Certificates will
                                         not be made until the final
                                         payment of the Class A Invested
                                         Amount has been made to the
                                         Class A Certificateholders.
                                         Principal payments with respect
                                         to the Class C Certificates will
                                         not be made until the final
                                         payment of the Class A Invested
                                         Amount has been made to the
                                         Class A Certificateholders and
                                         the final payment of the Class B
                                         Invested Amount has been made to
                                         the Class B Certificateholders.
                                         See "Description of the Offered
                                         Certificates--Subordination of
                                         the Class B Certificates,"
                                         "--Allocation Percentages,"
                                         "--Reallocated Principal
                                         Collections," "--Application of
                                         Collections," and "--Investor
                                         Charge-Offs."

Optional Repurchase..................  The Class A Certificates, the
                                         Class B Certificates, and the
                                         Class C Certificates will be
                                         subject to optional repurchase
                                         by the Transferor on any
                                         Distribution Date after the
                                         Invested Amount is reduced to an
                                         amount less than or equal to 20%
                                         of the highest Invested Amount
                                         outstanding at any time, if
                                         certain conditions set forth in
                                         the Pooling and Servicing
                                         Agreement are met. The
                                         Certificates are also subject to
                                         optional repurchase by the
                                         Transferor on the second
                                         Distribution Date following the
                                         Class A Expected Final Payment
                                         Date. The repurchase price will
                                         be equal to the Invested Amount
                                         plus accrued and unpaid interest
                                         on the Class A Certificates and
                                         the Class B Certificates through
                                         the day preceding the
                                         Distribution Date on which the
                                         repurchase occurs.

Tax Status...........................  In the opinion of Tax Counsel, the
                                         Class A Certificates and the
                                         Class B Certificates will be
                                         characterized as debt of the
                                         Transferor for federal income
                                         tax purposes. Under the Pooling
                                         and Servicing Agreement, the
                                         Transferor, the Servicer, the
                                         Class A Certificateholders, and
                                         the Class B Certificateholders
                                         will agree to treat the Class A
                                         Certificates and the Class B
                                         Certificates as debt of the
                                         Transferor for federal, state,
                                         and other tax purposes. See
                                         "Certain Federal Income Tax
                                         Consequences" for additional
                                         information concerning the
                                         application of federal income
                                         tax laws.

ERISA Considerations.................  Under regulations issued by the
                                         Department of Labor, if the
                                         Trust's assets were deemed to be
                                         "plan assets" of an employee
                                         benefit plan, there is
                                         uncertainty as to whether
                                         existing exemptions from the
                                         "prohibited transaction" rules
                                         of ERISA and the Code would
                                         apply to all transactions
                                         involving the Trust's assets.
                                         The Trust's assets would not be
                                         deemed "plan assets" of an
                                         employee benefit plan holding
                                         interests in the Class A
                                         Certificates if certain
                                         conditions are met, including
                                         that interests in the Class A
                                         Certificates be held by at least
                                         100 persons independent of the
                                         Transferor and each other. The
                                         Class A Underwriters expect,
                                         although no assurance can be
                                         given, that the Class A
                                         Certificates will be held by at
                                         least 100 such persons, and the
                                         Transferor anticipates that the
                                         other conditions of the
                                         "publicly offered security"
                                         exemption contained in the
                                         regulations will be met.
                                         However, no monitoring or other
                                         measures will be taken to ensure
                                         that any such conditions will be
                                         met. Accordingly, employee
                                         benefit plans contemplating
                                         purchasing the Class A
                                         Certificates should consult
                                         their counsel before making a
                                         purchase. See "Employee Benefit
                                         Plan Considerations."

                                       The Class B Certificates may not
                                         be acquired directly or
                                         indirectly by any employee
                                         benefit plan subject to ERISA,
                                         by any individual retirement
                                         account, or by certain other
                                         employee benefit accounts. The
                                         Pooling and Servicing Agreement
                                         and each Class B Certificate
                                         will provide that by accepting
                                         and holding a Class B
                                         Certificate, each Class B
                                         Certificateholder will be deemed
                                         to have represented and
                                         warranted that it is not (i) an
                                         employee benefit plan (as
                                         defined in Section 3(3) of
                                         ERISA) that is subject to the
                                         provisions of Title I of ERISA,
                                         (ii) a plan described in Section
                                         4975(e)(1) of the Code, or (iii)
                                         an entity whose underlying
                                         assets include plan assets by
                                         reason of a plan's investment in
                                         the entity.

Offered Certificate Rating...........  It is a condition to the issuance of the Class A Certificates that
                                         they have an initial rating of
                                         "AAA" or its equivalent from the
                                         Rating Agencies.

                                       It is a condition to the issuance
                                         of the Class B Certificates that
                                         they have an initial rating of
                                         at least "A" or its equivalent
                                         from the Rating Agencies. See
                                         "Risk Factors--Certificate
                                         Rating."

Risk Factors.........................  See "Risk Factors" commencing on page 23 hereof for a description
                                         of certain factors that should
                                         be considered carefully in
                                         evaluating any investment in the
                                         Certificates offered hereby.



                               RISK FACTORS

LIMITED LIQUIDITY

      There is currently no market for the Offered Certificates. The Underwriters intend to make a market in each class of the Offered Certificates purchased by them from the Transferor, but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificate Owners with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

TRANSFER OF THE RECEIVABLES; INSOLVENCY RISK CONSIDERATIONS

      The Purchase Agreement provides that the Originators transfer all of their respective right, title, and interest in and to the Receivables owned by each of them from time to time to the Transferor. However, a court could treat such transactions as an assignment of collateral as security for the benefit of the Transferor. Accordingly, each of the Originators has granted a security interest in the Receivables to the Transferor pursuant to the Purchase Agreement and has taken certain actions required to perfect the Transferor's security interest in the Receivables. In addition, each of the Originators has warranted that if the transfer to the Transferor is deemed to be a grant of a security interest in the Receivables, the Transferor will have a perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Transferor is deemed to create a security interest therein under the UCC, a tax or government lien on the property of any of the Originators arising before the subject Receivables came into existence may have priority over the Transferor's interest in the Receivables. In the event of the insolvency of any of the Originators, certain administrative expenses may also have priority over the Transferor's interest in such Receivables.

      Although the Transferor has transferred and will transfer interests in the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate and any class of certificates of any Series that the Transferor may hold from time to time. The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions required to perfect the Trust's security interest in the Receivables, and has warranted that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

      To the extent that the Originators and the Transferor have granted security interests in the Receivables to the Transferor and the Trust, respectively, and such security interests were validly perfected before any bankruptcy, insolvency, receivership, or conservatorship of the Originators or the Transferor and were not granted or taken in contemplation of bankruptcy, insolvency, receivership, or conservatorship or with the intent to hinder, delay, or defraud the Originators or the Transferor or their respective creditors, such security interests should not be subject to avoidance in the event of bankruptcy, insolvency, receivership, or conservatorship of the Originators or the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee, conservator, or receiver for the Transferor. If, however, such a bankruptcy trustee, conservator, or receiver were to assert a contrary position (or, in the case of a conservator or receiver for FDS, were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or were to request a stay of proceedings with respect to FDS as provided under FIRREA), delays in payments on the Offered Certificates and possible reductions in the amount of those payments could occur.

      In Octagon Gas System, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied, 114 S. Ct. 554 (1993), the court determined that the interest acquired by a purchaser of "accounts," which as defined under the UCC would likely include the Receivables, is treated as a security interest under the UCC. As described above, the treatment of the transfers of the Receivables to the Transferor or the Trust as grants of security interests could have consequences to the Offered Certificate Owners that would be less advantageous than the treatment of such transfers as outright sales. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Although most of the Originators' and the Transferor's respective business activities are conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit, a portion of such business activities are conducted within such geographic area. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Insolvency."

      If a conservator or receiver were appointed for the Servicer, and no Servicer Default other than such receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a bankruptcy trustee or receiver were appointed for the Transferor, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to each Series will first be used to pay amounts due to the Class A Certificateholders, will thereafter be used to pay amounts due to the Class B Certificateholders, and will thereafter be used to pay amounts due to the Class C Certificateholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Insolvency."

EFFECTS OF CERTAIN TRANSACTIONS

      Subsequent to its acquisition of Broadway Stores, Inc. ("Broadway") in October 1995, Federated integrated Broadway's businesses with the businesses of Federated's other subsidiaries, converting most of the department stores operated by Broadway at the time of such acquisition under the names "Broadway," "Emporium," and "Weinstocks" into Bloomingdale's and Macy's stores, operating several such stores as clearance centers, and selling or attempting to sell or otherwise dispose of the remaining stores. Consequently, as described in "The Accounts," in February 1996, FDS began establishing and continues to establish new credit card accounts (the "FDS/Broadway Accounts") for qualified applicants who were or become customers of the department stores operated by Broadway following the conversion of such stores to Federated nameplates, and all of the credit card accounts owned by Broadway (the "Broadway Accounts"), which historically had its own proprietary credit card program, have been closed to further purchasing activity. In May 1996, the receivables then outstanding under the FDS/Broadway Accounts and the Broadway Accounts were transferred to the Transferor for inclusion in the Trust. As a result of the foregoing matters and various other factors, the historical performance of the Federated Portfolio may not be comparable to or indicative of the current or future performance of the Federated Portfolio.

      Subsequent to its acquisition of R.H. Macy & Co., Inc. ("Macy's") in December 1994, Federated consolidated its Abraham & Straus/Jordan Marsh division with its Macy's East division. Consequently, as described in "The Accounts," accounts bearing the "Abraham & Straus" and "Jordan Marsh" tradenames have been closed or converted into accounts bearing the "Macy's" tradename. As a result of the foregoing matters and various other factors, the historical performance of the Federated Portfolio may not be comparable to or indicative of the current or future performance of the Federated Portfolio.

DEPENDENCE ON CERTAIN AFFILIATES OF THE TRANSFEROR

      The Federated Cards currently can be used to purchase merchandise and services only from department stores and a mail-order catalog business operated by the Federated Subsidiaries. The Federated Subsidiaries, including Broadway, currently operate such stores and catalog business under the names "Bloomingdale's," "Bloomingdale's By Mail," "Burdines," "Goldsmith's," "Lazarus," "Rich's," "Stern's," "The Bon Marche," and, in the case of certain stores formerly operated under other nameplates, "Macy's." See "Federated's Credit Card Business" and "The Accounts." Accordingly, although cards issued by FDS under the "Macy's" name are accepted by all Macy's stores (including Macy's stores that are not Federated Stores), the Trust is almost entirely dependent upon the Federated Stores and Bloomingdale's By Mail for the generation of Receivables. The retailing industry, in general, and the department store business, in particular, are and will continue to be intensely competitive. The Federated Stores and Bloomingdale's By Mail will face increasing competition not only with other department stores in the geographic areas in which they operate, but also with numerous other types of retail formats, including specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including mail order catalogs, television, and computer services), and manufacturer outlets. Moreover, the Pooling and Servicing Agreement does not prohibit Federated from transferring all or any portion of the business or assets of the Federated Subsidiaries. Accordingly, there can be no assurance that the Federated Subsidiaries will continue to generate Receivables at the same rate as in prior years.

      The competitors of the Federated Stores and Bloomingdale's By Mail include department stores operated by subsidiaries of Federated under the name "Macy's" and specialty stores operated by subsidiaries of Federated under the names "Aeropostale" and "Charter Club." Pursuant to a proprietary credit card program established prior to Federated's acquisition of Macy's in December 1994, a third-party financial institution owns and establishes most of the revolving credit card accounts of customers of such stores. To the extent that Federated may from time to time deem it desirable to cause the stores or businesses included in or conducted through the Federated Stores and Bloomingdale's By Mail to be operated under such other names, the receivables generated in the revolving credit card accounts of the customers of such stores or businesses may no longer be available for purchase by the Transferor and transfer to the Trust. Similar consequences could result from such stores or businesses being sold to third parties. The Transferor has been advised by Federated that decisions with respect to the foregoing and other aspects of Federated's business operations will be based upon the best interests of Federated and its stockholders from time to time, which interests may differ from those of the Offered Certificate Owners.

USE OF OTHER CREDIT CARDS

      The Federated Stores and Bloomingdale's By Mail accept, in addition to the Federated Cards, other cards, including American Express charge cards, MasterCard and Visa credit cards, and, in the case of former Broadway, Emporium, Weinstocks, Abraham & Straus, and Jordan Marsh stores currently operated under the "Macy's" nameplate, Macy's cards issued by a third-party financial institution. Accordingly, not all credit sales of merchandise and services by the Federated Stores and Bloomingdale's By Mail generate Receivables. See "Federated's Credit Card Business--Creation of Account Balances" and "The Accounts." There can be no assurance that the Federated Cards will continue to maintain their historic percentage of retail sales against competition from such other credit and charge cards.

SOCIAL, LEGAL, AND ECONOMIC FACTORS

      Changes in card use and payment patterns by cardholders may result from a variety of social, legal, and economic factors. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, legal, or economic factors will affect future card use or repayment patterns.

POSSIBLE CHANGES TO THE TERMS OF THE RECEIVABLES

      Pursuant to the Purchase Agreement, the Originators do not transfer the Accounts to the Transferor, but only the Receivables arising in the Accounts. Pursuant to the Pooling and Servicing Agreement, the Transferor does not transfer the Accounts to the Trust, but only such Receivables. The Originators have the right to determine the monthly periodic finance charges and other fees that will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts, and to change various other terms with respect to the Accounts. Among other factors, competitive conditions in the retailing and consumer credit card industries could cause the Originators to consider from time to time reducing periodic finance charges and other fees or changing other terms with respect to the Accounts. A decrease in the monthly periodic finance charge and other fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period. Under the Purchase Agreement, any Originator may change the terms of the contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, fees and charge-offs), if such change would not, in the reasonable belief of such Originator, cause a Pay Out Event to occur and (i) if such Originator owns a comparable segment of credit card accounts, such change is made applicable to the comparable segment of the revolving credit card accounts owned by such Originator, if any, which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change and (ii) if such Originator does not own such a comparable segment, it will not make any such change with the intent to materially benefit such Originator over the Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between such Originator and an unrelated third party or by the terms of the Charge Account Agreements. There can be no assurance that changes in applicable law, changes in the marketplace, or prudent business practice might not result in a determination by any Originator to take actions which would change the terms of the Accounts.

CHANGES IN DISCOUNT FACTOR

      During the continuance of a Discount Trigger Event (which will not occur without the consent of the Rating Agencies) with respect to Series 1997-1, certain collections allocable to Series 1997-1 which would otherwise have been treated as Principal Collections will be subtracted from Principal Collections to determine Net Principal Collections and will be added to Finance Charge Collections to determine Total Finance Charge Collections. Any increase in the Discount Factor would result in the allocation to Series 1997-1 of a higher yield on the Receivables originated under the Accounts and a slower payment rate of Net Principal Collections than otherwise would occur. Conversely, any decrease in the Discount Factor would result in the allocation to Series 1997-1 of a lower yield on such Receivables and a faster payment rate of Net Principal Collections than otherwise would occur. The Discount Factor will change from month to month as a result of changes in the Base Rate for any Series, the Net Finance Charge Portfolio Yield for any Series, or the Annual Portfolio Turnover Rate.

CONSUMER AND DEBTOR PROTECTION LAWS

      The Accounts and the Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, late fees, and other fees. Any failure by the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect on the Receivables. Although the Transferor has made certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables, the Trustee has not made and will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. In the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of all Receivables in the Accounts. See "Description of the Offered Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer and Debtor Protection Laws."

      Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Class A Certificateholders and Class B Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Offered Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

      Congress and state legislatures from time to time consider legislation that would limit the finance charges and fees that may be charged on credit card accounts or that would otherwise further regulate the credit card industry. The potential effect of any legislation which limits the amount of finance charges or fees that may be charged on credit card balances could be to reduce the Portfolio Yield on the Accounts. If the Portfolio Yield were reduced, a Pay Out Event with respect to a Series could occur. See "Description of the Offered Certificates -- Pay Out Events." There can be no assurance as to whether any federal or state legislation will be enacted that would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

REINVESTMENT RISK; PAYMENTS AND MATURITY

      The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts (or that new Accounts will be created) or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Accumulation Period and the collection of the Controlled Amortization Amount with respect to the Class A Certificates, and the occurrence of the Class B Principal Payment Commencement Date, will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period. In addition, changes in periodic finance charges can alter cardholder monthly payment rates. A significant decrease in the cardholder monthly payment rate could slow the return of principal during the Early Amortization Period, the collection of the Controlled Amortization Amount with respect to the Class A Certificates during the Accumulation Period, or the occurrence of the Class B Principal Payment Commencement Date. See "Maturity Assumptions." See "Description of the Offered Certificates--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Certificates may be significantly reduced. There can be no assurance in that event that the Class A Certificateholders and the Class B Certificateholders would be able to reinvest any accelerated distributions on account of such Offered Certificates in other suitable investments having a comparable yield.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS

      The Class B Certificates will be subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made and the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Determination Date if (i) the Class A Required Amount or the Class B Required Amount, if any, cannot be fully funded through Reallocated Principal Collections assessed solely against the Class C Invested Amount or (ii) the aggregate Investor Default Amount, if any, for each business day in the preceding Monthly Period exceeds the aggregate Available Series Finance Charge Collections applied to the payment thereof and is not funded from Excess Finance Charge Collections, Transferor Finance Charge Collections, or Reallocated Principal Collections and is not assessed solely against the Class C Invested Amount or, on and after the Class B Principal Payment Commencement Date, the Transferor Interest to the extent of the Transferor Subordination Amount. If the Class B Invested Amount suffers such a reduction, collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Offered Certificates--Subordination of the Class B Certificates," "--Allocation Percentages," "--Reallocated Principal Collections," "--Application of Collections," and "--Investor Charge-Offs."

CONTROL

      Subject to certain exceptions, the investor certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of certificateholders have given their approval or consent, except as otherwise specified, the Class A Certificateholders and the Class B Certificateholders will be treated as a single Series. So long as the Class C Certificates are retained by the Transferor or an affiliate of the Transferor, the interest represented by the Class C Certificates will be disregarded in the giving of any request, demand, authorization, direction, notice, consent, or waiver under the Pooling and Servicing Agreement. As a result of the greater aggregate principal amount of the Class A Certificates, the Class A Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class B Certificateholders relating to such action. The Class B Certificateholders will not have similar power. In order to make such determinations, the Class B Certificateholders will need the approval or consent of Class A Certificateholders owning a substantial portion of the Class A Certificateholders' Interest. However, under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances, and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor.

MASTER TRUST CONSIDERATIONS

      The Trust, as a master trust, in addition to Series 1997-1, has issued other Series (see "Annex I: Other Series") and may issue additional Series from time to time in the future. While the Principal Terms of any additional Series will be specified in a Supplement, the provisions of such Supplement and, therefore, the terms of any additional Series, are not subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, whether such new Series will be paired with an existing Series, provisions creating security or Enhancements, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Certificates--Exchanges" and "--Paired Series." In addition, the provisions of any Supplement may give the holders of the certificates issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including without limitation actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the certificateholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. It is a condition precedent to issuance of any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series previously issued or issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by a Certificateholder or the value of Certificates even if there is no change in the rating of any outstanding Series. See "Description of the Offered Certificates--Exchanges" and "Annex I: Other Series."

CERTIFICATE RATING

      It is a condition to the issuance of the Class A Certificates that they have an initial rating of "AAA" or its equivalent from each Rating Agency. It is a condition to the issuance of the Class B Certificates that they have an initial rating of "A" or its equivalent from each Rating Agency. The Rating Agencies do not evaluate, and the ratings of the Offered Certificates do not address, the likelihood that the principal of the Class A Certificates will be paid by the Class A Expected Final Payment Date or that the principal of the Class B Certificates will be paid by the Class B Expected Final Payment Date. The Class C Certificates initially will not be rated. The ratings are not a recommendation to purchase, hold, or sell the Class A Certificates or the Class B Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that either rating will not be lowered or withdrawn by either Rating Agency if in its judgment circumstances so warrant.

BOOK-ENTRY REGISTRATION

      The Offered Certificates initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Class A Certificate Owners or the Class B Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Class A Certificate Owners and Class B Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Hence, until such time, Class A Certificate Owners and Class B Certificate Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. In addition, the holders of beneficial interests in the Class A Certificates and the Class B Certificates may experience delays between distributions of interest and principal to the record holder of such Certificates and the redistribution of such amounts to the holders of such beneficial interests. See "Description of the Offered Certificates--Book-Entry Registration" and "--Definitive Certificates."

REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Offered Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Class A Certificate Owners and Class B Certificate Owners. See "Description of the Offered Certificates--Book-Entry Registration," "--Definitive Certificates," and "--Reports to Certificateholders."

PRE-FUNDING ACCOUNT AND THE FUNDING PERIOD

      During the Funding Period, Series 1997-1 will be paired with Series 1992-1. As principal is paid or deposited in the Series 1992-1 Principal Funding Account, an equal amount of funds on deposit in the Pre-Funding Account will be released (which funds will be distributed to the Transferor) and the Invested Amount of Series 1997-1 will increase by a corresponding amount. It is anticipated that principal of the Series 1992-1 Certificates will be accumulated commencing with the September 1997 Monthly Period in an amount sufficient to increase the Invested Amount of Series 1997-1 to the Full Invested Amount prior to the end of December 1997 Monthly Period; however, there can be no assurance that a sufficient amount of Principal Collections will be available for such purpose. Should a Pay Out Event occur during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable as principal first to the Class A Certificateholders until the sum of the Class A Invested Amount and the Class A Pre-Funded Amount is paid in full and then to the Class B Certificateholders until the sum of the Class B Invested Amount and the Class B Pre-Funded Amount is paid in full. In the absence of a Pay Out Event, the amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be withdrawn and distributed on the next succeeding Distribution Date to the Class A Certificateholders and the Class B Certificateholders pro rata based on the Class A Invested Amount and the Class B Invested Amount. See "Description of the Offered Certificates--Paired Series" and "--Pre-Funding Account."


                                THE TRUST

      The Trust was formed, in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transactions relating to the issuance of Series 1992-1, Series 1992-2, Series 1992-3, Series 1995-1, Series 1996-1, the
transaction described herein, and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. See "Annex I: Other Series." The Trust will not engage in any business activity, other than as described herein, but rather will only acquire and hold the Receivables, issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate, and certificates representing additional Series and related activities (including, with respect to any Series, entering into any Enhancement and Enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                     FEDERATED'S CREDIT CARD BUSINESS

GENERAL

      FDS is a federally chartered credit card bank and an indirect wholly owned subsidiary of Federated. Following its formation in September 1993, FDS was added as a party to the Purchase Agreement and Federated caused substantially all of the then-existing Accounts (other than the Broadway Accounts) to be transferred from the other Federated Subsidiaries to FDS. Although substantially all of the Accounts (other than the Broadway Accounts) established subsequent to such transfer have been established by FDS, the other Federated Subsidiaries remain parties to the Purchase Agreement and may from time to time establish Accounts and sell Receivables to the Transferor pursuant thereto. In February 1996, FDS began establishing and continues to establish the FDS/Broadway Accounts for qualified applicants who were or become customers of the department stores operated by Broadway following the conversion of such stores to other Federated nameplates. In May 1996, Broadway was added as a party to the Purchase Agreement and, concurrently therewith, the receivables then outstanding under the Broadway Accounts and the FDS/Broadway Accounts were transferred to the Transferor for inclusion in the Trust. Substantially all of the Broadway Accounts were transferred to FDS during fiscal 1996 and, following such transfer, the terms thereof were conformed to the terms of the Accounts established by FDS. See "Risk Factors--Effects of Certain Transactions."

      Pursuant to the Purchase Agreement, the Originators sell Receivables to the Transferor; those Receivables are, upon purchase by the Transferor, automatically transferred to the Trust pursuant to the Pooling and Servicing Agreement. The Accounts under which the Receivables arise are created by the respective Originators (currently FDS in substantially all cases except in respect of the Broadway Accounts) and enable the holders of the credit cards issued by the Originators under department store tradenames (the "Federated Cards") to purchase virtually all of the various types of merchandise and services offered by the Federated Stores. Cards bearing the Bloomingdale's tradename may be used to purchase merchandise from Bloomingdale's By Mail, Federated's nationwide catalog business, and cards bearing the Goldsmith's or Rich's tradename may be used to purchase merchandise at both Goldsmith's and Rich's stores. Although subject to change, all other Federated Cards may be used only to make purchases at stores bearing the same nameplate as the tradename on the card.

      Financial and Credit Services Group ("FACS"), a subsidiary of Federated located in Mason, Ohio, Tampa, Florida, and Tempe, Arizona, monitors credit policies and provides credit services for FDS pursuant to a servicing agreement. These services currently include credit authorizations, new account development and processing, customer service, collections, statement processing and mailing, and remittance processing. FACS may from time to time subcontract with other parties for the performance of such functions by such other parties.

      In addition to the Federated Stores (which include a limited number of Macy's stores which were formerly operated under other nameplates) and Bloomingdale's By Mail, subsidiaries of Federated currently operate other department stores under the name "Macy's" and specialty stores under the names "Aeropostale" and "Charter Club." Pursuant to a proprietary credit card program (the "Macy's Credit Card Program") established by Macy's prior to Federated's acquisition of Macy's in December 1994, a third-party financial institution owns and establishes most of the revolving credit card accounts of customers of such other stores. Such third-party financial institution also owns the revolving credit card accounts of customers of certain former Broadway, Emporium, Weinstocks, Abraham & Straus, and Jordan Marsh stores that also held credit cards bearing the "Macy's" tradename prior to the conversion of such stores to Macy's stores. See "The Accounts." The initial term of the Macy's Credit Card Program expires in 2006, and is subject to automatic one-year renewal periods and certain termination rights. The receivables arising in accounts subject to the Macy's Credit Card Program are not (and, absent modifications to such program, will not be) purchased by the Transferor or transferred to the Trust.

NEW ACCOUNT UNDERWRITING

      New accounts have been, and are anticipated to be, generated both by account applications made at the stores currently operated by the Originators under the names "Bloomingdale's," "Burdines," "Goldsmith's," "Lazarus," "Rich's," "Stern's," "The Bon Marche," and, in the case of certain stores formerly operated under other nameplates, "Macy's" (collectively, the "Federated Stores"), and as a result of direct mail solicitations on a preapproved credit basis to a prescreened group of individuals based on information obtained from credit services and other entities in the business of selling customer lists. See "The Accounts." At the present time, FDS does not use non-prescreened or "blind" mailings to solicit new accounts. Before an account is opened in response to an unsolicited application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained. In the case of prescreened mailings, consumer credit records are reviewed by the credit reporting agency maintaining such records to identify the individuals that meet the standards for receiving a preapproved account solicitation.

      Prospective cardholders, whether unsolicited or preapproved, generally are evaluated through the use of computerized credit scoring systems. These systems assign point values to the credit bureau information of potential preapproved solicitation recipients or the application information and credit bureau records of unsolicited applicants. Point values, in turn, are based on statistical analyses of empirical data concerning the performance of sample populations of applicants in various geographic regions served by the Originators. The total of the values obtained for a prospective cardholder determines both the decision whether to offer or open an account and the initial credit guideline. FDS has also found that it can open accounts for applicants for whom no credit service information is available at a level of risk deemed acceptable by FDS by independently verifying the information contained in the application and establishing low initial credit guidelines. FDS may change its credit evaluation policies or screening methods at any time.

      Each cardholder is subject to an agreement governing the terms and conditions of such cardholder's account. Pursuant to each such agreement, FDS reserves the right, subject to applicable law, to change or terminate any terms, conditions, services, or features of the related account (including increasing or decreasing finance charges, other charges, or minimum payments). Credit guidelines are maintained by FDS and are revised upward or downward based on changes in credit scoring formulas and on cardholders' purchase and payment histories. Each charge to an account is entered and approved at the time the charge is made through direct communication with the central processing system maintained by FACS for the purpose of monitoring credit guidelines and possible fraudulent activity.

CREATION OF ACCOUNT BALANCES

      Account balances are created through the use of the Federated Cards to charge purchases of merchandise and services from the Federated Stores and Bloomingdale's By Mail, and ancillary services such as credit life insurance and travel services. Consequently, the Trust will depend on the continued ability of the Federated Stores and Bloomingdale's By Mail to generate credit sales. See "Risk Factors--Dependence on Certain Affiliates of the Transferor." In addition, because the Federated Stores and Bloomingdale's By Mail accept, in addition to the Federated Cards, other cards, including American Express charge cards and MasterCard and Visa credit cards (and, in the case of Federated Stores operated under the "Macy's" nameplate, Macy's cards issued by a third-party financial institution), the Trust also will depend upon decisions of customers purchasing merchandise and services to use the Federated Cards rather than such other cards or cash. See "Risk Factors--Use of Other Credit Cards."

      Federated Cards may be used to make both major purchase plan charges and regular plan charges. Major purchase plan charges are charges of certain categories of merchandise, including furniture and fine jewelry, generally over $100 per purchase. Regular plan charges consist of all other charges except for charges to a small number of accounts opened under a discontinued credit program under which the entire outstanding balance is due monthly.

      The regular plan payment schedule is the greater of $5.00 or 5% of the new balance rounded up to the next whole dollar amount, not to exceed the entire new balance.

      The following payments schedule is typical for major purchase plan charges under the Accounts:

                       MAJOR PURCHASE PLAN CHARGES

      HIGHEST NEW BALANCE      MINIMUM PAYMENT
      -------------------      ---------------
      $   0.01 - $   4.99      New Balance
      $   5.00 - $ 200.00      $ 5.00
      $ 200.01 - $ 320.00      $ 5.00 plus $0.50 for each $20.00 increment
                                      or portion thereof over $200.01
      $ 320.01 - $ 360.00      $ 9.00
      $ 360.01 - $ 400.00      $10.00
      $ 400.01 - $ 440.00      $11.00
      $ 440.01 - $ 480.00      $12.00
      $ 480.01 - $ 520.00      $13.00
      $ 520.01 - $ 560.00      $14.00
      $ 560.01 - $ 600.00      $15.00
      $ 600.01 and over        $16.00 plus $2.50 for each $100.00 increment
                                     or portion thereof over $600.01

      From time to time, FDS offers promotional incentives to solicit new accounts and to encourage the use of previously issued Federated Cards, including the waiver of finance charges for a specified initial period (typically ranging from three to twelve months) on major purchase plan charges made during the course of the promotion.

      Balances due with respect to both regular plan charges and major purchase plan charges are and will be included in the Receivables. Federated may change the terms applicable to, or may eliminate, either category of charges at any time.

REVENUE AND YIELD EXPERIENCE

      The following table shows average receivables outstanding, finance charges and other fees billed, and the yield therefrom for the portfolio of accounts owned by the Originators, including Broadway (the "Federated Portfolio"), for each of the periods shown. The fiscal year of the current Federated Subsidiaries ends on the Saturday nearest January 31.

              REVENUE AND YIELD EXPERIENCE FOR THE FEDERATED PORTFOLIO
                               (DOLLARS IN THOUSANDS)

                                     26 WEEKS                          FISCAL YEAR ENDED
                             ---------------------------    --------------------------------------------
                             ENDED AUGUST   ENDED AUGUST                       FEBRUARY 3,   JANUARY 28,
                                2, 1997        3, 1996      FEBRUARY 1, 1997      1996           1995
                             ------------   ------------    ----------------   -----------   -----------
Average Receivables
  Outstanding(1)...........                                    $2,473,816      $2,650,114    $2,381,081
Finance Charges and
  Fees Billed(2)...........                                       593,205         587,869       521,884
Yield from Finance
  Charges and Fees(3)......                                         23.98%          22.18%        21.92%

----------------------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding at the beginning of each fiscal month during the period indicated.

(2) Finance Charges and Fees Billed are based on beginning of the month balances.

(3) Yield from Finance Charges and Fees is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding.

      Revenue figures are calculated on an as-billed basis and represent amounts billed to obligors before deductions for charge-offs, reductions due to fraud, returned goods, consumer disputes, or other expenses. The revenue figures in the foregoing table are presented on a sum of cycles basis pursuant to which each billing cycle is included once in each fiscal month, regardless of the length of the fiscal month.

      At its inception, and upon acquiring substantially all of the Accounts from the other Originators, FDS established terms for its various credit card programs which differed from those of the other Originators and which had a significant effect on the yield of the Federated Portfolio. The principal differences included (i) the assessment of late fees of up to $15.00 per month on past due accounts and (ii) a reduction in the amount of minimum required payments. As a result of these factors and others, the revenue and yield information set forth above is not necessarily comparable from period to period. The terms of the Broadway Accounts were conformed to the terms established by FDS following the transfer thereof to FDS during fiscal 1996. Although such changes to the terms of the Broadway Accounts have resulted in an increase in the fees billed in respect of the Broadway Accounts, they also have had the effect of increasing charge-offs in respect of such fees. See "Risk Factors--Effects of Certain Transactions."

      Cash collections on the Receivables may not reflect the historical experience shown in the table. See "Risk Factors--Effects of Certain Transactions." During periods of increasing delinquencies, billings of monthly finance charges and fees may exceed cash receipts as amounts collected on credit card receivables lag behind amounts billed to obligors. Conversely, as delinquencies decrease, cash receipts may exceed billings of monthly finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Transferor believes that during the periods shown, revenues on an as-billed basis closely approximated revenues on a cash basis. Revenues from monthly finance charges and fees on both an as-billed and a cash basis will be affected by numerous factors, including the monthly finance charges and fees on principal receivables, the fluctuation of the principal receivables portfolio, the amount of other fees paid by obligors, the percentage of obligors who pay off their balances in full each month and do not incur monthly finance charges on purchases, promotional programs at the Federated Stores and Bloomingdale's By Mail, and changes in the delinquency rate on the Receivables. Revenue from monthly finance charges and fees also varies somewhat within a fiscal year due to the seasonal nature of the Federated Subsidiaries' businesses.

LOSS AND DELINQUENCY EXPERIENCE

      All of the Receivables in a particular Account are considered to become delinquent immediately upon the failure of any payment due thereon to be made in full on or prior to the date due. Efforts to collect delinquent credit card receivables are made by FACS personnel and collection agencies and attorneys retained by FACS. Under current procedures, FACS automatically prints a statement message on all customer statements after a scheduled payment has been missed. If payment has not been made 14 days after the billing date, a reminder letter is sent to the cardholder. If payment still has not been received by the next billing date, the account is eligible for assignment to a FACS collector, who may send additional letters and initiate telephone contact with the cardholder in an effort to make payment arrangements. The current policy of the Originators is generally to recognize losses no later than the eighth month of delinquency (or, in the case of certain major purchase plan accounts, no later than the ninth month of delinquency), although charge-offs may be made earlier in certain circumstances. The charge-off policies and collection practices with respect to the Broadway Accounts were conformed to those of the other Originators in February 1996. The Originators may change their charge-off policies and collection practices at any time in accordance with their business judgment and applicable law. Under the terms of the Pooling and Servicing Agreement, any Recoveries received in respect of Receivables in charged-off Accounts, net of the estimated expenses of collection, will be paid to the Trust.

      The following table sets forth the loss experience with respect to payments by cardholders for each of the periods shown for the Federated Portfolio. Because losses are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, there can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below. See "Risk Factors--Effects of Certain Transactions."


                          LOSS EXPERIENCE FOR THE FEDERATED PORTFOLIO
                                    (DOLLARS IN THOUSANDS)

                                26 WEEKS ENDED                       FISCAL YEAR ENDED
                             ----------------------    ----------------------------------------------
                             AUGUST 2,    AUGUST 3,                        FEBRUARY 3,    JANUARY 28,
                                1997         1996      FEBRUARY 1, 1997        1996           1995
                             ---------    ---------    ----------------    -----------    -----------
Average Receivables
  Outstanding(1)............                             $2,473,816        $2,650,114     $2,381,081
Net Charge-offs(2)..........                                200,033           152,538         95,916
Net Charge-offs as a
  Percentage of Average
  Receivables Outstanding...                                   8.09%             5.76%          4.03%

(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding as of the beginning of each fiscal month during the period indicated.

(2) Net Charge-offs are the sum of merchandise, finance charge, and late fee charge-offs minus recoveries, and do not include the amount of any reductions in Average Receivables Outstanding due to fraud or customer disputes.

      The following table sets forth the delinquency experience with respect to payments by cardholders that were more than 29 days past due for each of the periods shown for the Federated Portfolio. Because delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, there can be no assurance that the delinquency experience for the Receivables in the future will be similar to the historical experience set forth below. See "Risk Factors--Effects of Certain Transactions."


                     AVERAGE DELINQUENCIES FOR THE FEDERATED PORTFOLIO
                                    (DOLLARS IN THOUSANDS)

                         AVERAGE OF 26
                          WEEKS ENDED                                 AVERAGE OF FISCAL YEAR ENDED
                      --------------------      ------------------------------------------------------------------------
                      AUGUST 2    AUGUST 3        FEBRUARY 1, 1997          FEBRUARY 3, 1996        JANUARY 28, 1995
                        1997        1996          ----------------          ----------------        ----------------
                      --------    --------      AMOUNT   PERCENTAGE(1)   AMOUNT   PERCENTAGE(1)   AMOUNT   PERCENTAGE(1)
                                                ------   -------------   ------   -------------   ------   -------------
Retail Age 2
  (30-59 days
   past due).........                          $86,394      3.55%       $98,648       3.55%      $80,225       2.95%
Retail Age 3
  (60-89 days
  past due).........                            40,854      1.68         38,760       1.39        28,498       1.05
Retail Age 4
  and higher
  (90 days or more
  past due).........                            85,045      3.49         80,872       2.91        47,573      1.75
                                                ------      ----         ------       ----        ------      ----
        Total.......                          $212,293     8.72%       $218,280       7.85%     $156,296      5.75%
                                              ========     =====       ========       =====     ========      =====

(1) The percentages are the quotients obtained by dividing the delinquent Amount by Average Receivables Outstanding as of the billing date for each billing cycle during the applicable period. For purposes of this table, the Average Receivables Outstanding balance includes closed accounts.



                               THE ACCOUNTS

      The Accounts consist of substantially all of the Federated Card accounts existing at the close of business on the Initial Cut-Off Date, plus Federated Card accounts thereafter originated in accordance with the Originators' credit and collection policies or acquired in connection with certain business acquisitions. Because the Accounts include substantially all of the Federated Card accounts, some of the accounts are recently solicited, unseasoned accounts and the Receivables include delinquent Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent, as well as Accounts already charged off (although the Receivables in such charged-off Accounts are considered to have a zero balance). Additional accounts originated in the normal operation of the credit card business of the Originators are generally added on a daily basis as Automatic Additional Accounts. In addition, subject to the provisions of the Pooling and Servicing Agreement, certain accounts relating to acquired businesses have been and may in the future be added as Automatic Additional Accounts. See "Risk Factors--Effects of Certain Transactions" and "Description of the Offered Certificates--Automatic Addition of Accounts."

      Federated acquired Broadway in October 1995 and has integrated Broadway's businesses with the businesses of Federated's other subsidiaries. Of the 82 department stores operated by Broadway at the time of such acquisition under the names "Broadway," "Emporium," and "Weinstocks," five have been converted to Bloomingdale's stores, approximately 50 have been converted to Macy's stores, several are being operated as clearance centers, and the remaining stores have been or are expected to be sold or otherwise disposed of. Consequently, in February 1996, FDS began establishing and continues to establish the FDS/Broadway Accounts for qualified applicants who were or become customers of the department stores operated by Broadway following the conversion of such stores to other Federated nameplates, and all of the Broadway Accounts have been closed to further purchasing activity. In May 1996, Broadway was added as a party to the Purchase Agreement and, concurrently therewith, the receivables then outstanding under the FDS/Broadway Accounts and the Broadway Accounts were transferred to the Transferor for inclusion in the Trust. Substantially all of the Broadway Accounts were transferred to FDS during fiscal 1996. In connection with the conversion of certain Broadway, Emporium, and Weinstocks stores to Macy's stores, the issuance by FDS of cards bearing the Macy's tradename to customers of such stores and the closure of certain Broadway Accounts have been effected on the same basis as described below with respect to the conversion of A&S stores to Macy's stores.

      In April 1995, the operations of Federated's Abraham & Straus ("A&S") and Jordan Marsh subsidiaries were consolidated with those of Federated's Macy's East subsidiary, with nine A&S stores being converted to Macy's stores, six A&S stores being converted to Stern's stores, and the remaining A&S store being converted to a Bloomingdale's store. In connection with such conversions, FDS issued cards bearing the "Macy's" tradename to holders of Accounts in good standing bearing the "A&S" tradename who did not already hold a Macy's card. All other Accounts bearing the "A&S" tradename were closed to further purchasing activity. Pursuant to an agreement with the third-party financial institution that owns the Macy's Credit Card Program (the "Macy's Program Owner"), FDS establishes new accounts for qualified applicants who are customers of the former A&S stores that were converted to Macy's stores and issues cards bearing the "Macy's" tradename to the holders of such new accounts. Under certain circumstances, the Macy's Program Owner may become entitled to establish such new accounts or, conversely, FDS may become entitled to establish new accounts at other Macy's stores. During the first quarter of 1996, all 16 Jordan Marsh stores were converted to Macy's stores. The issuance by FDS of cards bearing the "Macy's" tradename to the holders of certain Accounts, the closure by FDS of other Accounts, and the establishment by FDS of new accounts for customers of the Jordan Marsh stores so converted was effected on the same basis as described above with respect to the conversion of A&S stores to Macy's stores (although a substantially smaller percentage of Accounts were closed in connection with the conversion of the Jordan Marsh stores due to the substantially smaller percentage of Jordan Marsh customers who already held Macy's cards). Further realignment of the operations, corporate structure, and/or assets of Federated's subsidiaries may be effected from time to time, and the names under which the stores or businesses included in or conducted through the Federated Stores and Bloomingdale's By Mail are operated may be changed from time to time. See "Risk Factors--Dependence on Certain Affiliates of the Transferor." See "Federated, the Transferor, and FDS--Federated" for additional information regarding the current business operations of Federated and its subsidiaries.

      The Receivables arising from the Accounts as of the Cut-Off Date totaled $[ ]. As of the Cut-Off Date, the Accounts had an average credit guideline of $[ ], and the percentage of the aggregate total Receivable balance to the aggregate total credit guideline was approximately [ ]%. As of the Cut-Off Date, approximately [ ]% of the Accounts had been opened prior to _____________. Billing addresses for the Accounts include 50 states and the District of Columbia.

      The following tables summarize the Federated Portfolio by various criteria as of the Cut-Off Date. Because the composition of the Federated Portfolio changes from time to time, these tables are not necessarily indicative of the character of the Trust at any time after the Cut-Off Date. See "Risk Factors--Effects of Certain Transactions," "The Accounts," and "Description of the Offered Certificates--Automatic Addition of Accounts" and "--Removal of Accounts."


                            COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE

                                                PERCENTAGE                        PERCENTAGE
                                                 OF TOTAL                          OF TOTAL
                                NUMBER OF        NUMBER OF       RECEIVABLES      RECEIVABLES
                              ACCOUNTS(1)(2)      ACCOUNTS      OUTSTANDING(2)    OUTSTANDING
Credit Balance(3).........
No Balance(4).............
$    0.01 to $  500.00....
$  500.01 to $1,000.00....
$1,000.01 to $2,000.00....
$2,000.01 to $3,000.00....
$3,000.01 to $4,000.00....
More than $4,000.00.......

      Total...............

(1) Inactive revolving accounts are purged after five years (two if never used), and inactive installment accounts are purged after three years (one if never used). Purging began in 1994.

(2) The figures for Number of Accounts and Receivables Outstanding are compiled from data as of the last cycle billing date of each Federated Subsidiary preceding the Cut-Off Date.

(3) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently having a credit balance are included, as Receivables may be generated with respect thereto in the future.

(4) Accounts currently having no balance are included, as Receivables may be generated with respect thereto in the future.


                         COMPOSITION OF ACCOUNTS BY CREDIT GUIDELINE

                                               PERCENTAGE                       PERCENTAGE
                                                OF TOTAL                         OF TOTAL
                                NUMBER OF       NUMBER OF       RECEIVABLES     RECEIVABLES
                              ACCOUNTS(1)(2)     ACCOUNTS      OUTSTANDING(2)   OUTSTANDING
Under $500.00.............
$  500.00 to $1,000.00....
$1,000.01 to $2,000.00....
$2,000.01 to $3,000.00....
$3,000.01 to $4,000.00....
$4,000.01 to $5,000.00....
$5,000.01 to $6,000.00....
More than $6,000.00.......

      Total...............

(1) Inactive revolving accounts are purged after five years (two if never used), and inactive installment accounts are purged after three years (one if never used). Purging began in 1994.

(2) The figures for Number of Accounts and Receivables Outstanding are compiled from data as of the last cycle billing date of each Federated Subsidiary preceding the Cut-Off Date.


                              COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                                PERCENTAGE                        PERCENTAGE
                                                 OF TOTAL                          OF TOTAL
                                NUMBER OF        NUMBER OF       RECEIVABLES      RECEIVABLES
                              ACCOUNTS(1)(2)      ACCOUNTS      OUTSTANDING(2)    OUTSTANDING
Current and Retail
  Age 1(3)..................

Retail Age 2
 (30-59 days past due)......

Retail Age 3
 (60-89 days past due)......

Retail Age 4
 (90-119 days past due).....

Retail Age 5
 (120-149 days past due)....

Retail Age 6
 (150-179 days past due)....

Retail Age 7 and higher
  (180 or more days
  past due).................

      Total...............

(1) Inactive revolving accounts are purged after five years (two if never used), and inactive installment accounts are purged after three years (one if never used). Purging began in 1994.

(2) The figures for Number of Accounts and Receivables Outstanding are compiled from data as of each cycle billing date during the month of March 1996 and exclude accounts with zero or credit balances.

(3) Includes both current accounts and accounts that are less than 30 days past due. Accounts that were 1-29 days past due constituted ____% of the Total Number of Accounts and the receivables therein constituted ____% of the Total Receivables Outstanding.


                                    COMPOSITION OF ACCOUNTS BY AGE

                                               PERCENTAGE                         PERCENTAGE
                                                OF TOTAL                           OF TOTAL
                                 NUMBER OF      NUMBER OF       RECEIVABLES       RECEIVABLES
                              ACCOUNTS(1)(2)    ACCOUNTS       OUTSTANDING(2)    OUTSTANDING
Under 6 months............
6 months to 1 year........
1-2 years.................
2-3 years.................
3-4 years.................
4 years and older.........

      Total...............

(1) Inactive revolving accounts are purged after five years (two if never used), and inactive installment accounts are purged after three years (one if never used). Purging began in 1994.

(2) The figures for Number of Accounts and Receivables Outstanding are compiled from data as of the last cycle billing date of each Federated Subsidiary preceding the Cut-Off Date.


                     COMPOSITION OF ACCOUNTS BY GEOGRAPHIC DISTRIBUTION

                                              PERCENTAGE                         PERCENTAGE
                                               OF TOTAL          CURRENT          OF TOTAL
                               NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
                              ACCOUNTS(1)      ACCOUNTS        OUTSTANDING(2)    OUTSTANDING
California................
Florida...................
New York..................
Washington................
Georgia...................
Ohio......................
Massachusetts.............
New Jersey................
Tennessee.................
Pennsylvania..............
Indiana...................
Kentucky..................
Alabama...................
Arizona...................
Idaho.....................
South Carolina............
Oregon....................
Rhode Island..............
Connecticut...............
New Mexico................
Texas.....................
Subtotal..................
Other.....................

   Total..................

(1) Inactive revolving accounts are purged after five years (two if never used), and inactive installment accounts are purged after three years (one if never used). Purging began in 1994.

BILLING AND PAYMENTS

      The accounts are grouped into billing cycles for purposes of administrative convenience for each Federated Subsidiary. Each billing cycle has a separate monthly billing date (which may vary slightly from month to month) at which time the activity in the related accounts during the month ending on such billing date is processed and billed to cardholders. New accounts are assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles.

      Monthly billing statements are sent to holders of the Federated Cards who have positive or negative balances. The billing statements present the total amount due and show the allocation between principal, current fees, current finance charges, and the minimum payment due. Subject to applicable law, late fees and returned check fees are also added to a cardholder's outstanding balance. No issuance, annual, over credit limit, or transaction fees are currently charged to obligors on the Accounts. FDS may change its billing practices, including the minimum monthly payment amounts, at any time. See "Description of the Offered Certificates--Collection and Other Servicing Procedures."

      A monthly finance charge is assessed on the Accounts. The charge is based on the average daily balance outstanding on an Account during a monthly billing period and is calculated by multiplying the average daily balance by the applicable finance charge rate. Current purchase transactions are included in the average daily balance where permitted by applicable law. Finance charges are assessed from date of purchase, although a grace period is available to avoid the finance charge if the account is paid in full. Payments by obligors generally are applied in the following order (pursuant to applicable law): (i) to finance charges,
(ii) to other charges or fees, and (iii) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable. The annual finance charge rate is 21.6% per annum, generally subject (where permitted) to a minimum monthly charge of $0.50, except where a lower rate is established by law and in those states in which a lower rate is chosen by FDS in consultation with the applicable Federated Subsidiary for competitive reasons. Under the terms of the account agreements governing the Accounts, FDS may change its finance charge rates at any time. There can be no assurance that finance charges, fees, and other charges will remain at current levels in the future. See "Risk Factors-- Possible Changes to the Terms of the Receivables" and "Description of the Offered Certificates--Collection and Other Servicing Procedures."



                    FEDERATED, THE TRANSFEROR, AND FDS

FEDERATED

      General. Federated is one of the leading operators of full-line department stores in the United States, with 411 department stores in 33 states as of February 1, 1997. As of February 1, 1997, Federated also operated more than 150 specialty stores under the names "Aeropostale" and "Charter Club," and a mail order catalog business under the name "Bloomingdale's By Mail."

      The following table sets forth certain information with respect to each of Federated's retail operating divisions as of February 1, 1997:

                                                         FISCAL              GROSS
                                                          1996               SQUARE
                                         NUMBER OF        SALES              FEET(1)
                                         STORES         (IN MILLIONS)     (IN THOUSANDS)
                                         ---------      -------------     --------------
Bloomingdale's........................      21           $1,595.0(2)           5,578
The Bon Marche........................      42                892.4            5,038
Burdines..............................      48              1,333.4            7,942
Macy's East...........................      90              4,541.0           23,673
Macy's West/Bullock's.................     109              3,714.2           21,093
Rich's/Lazarus/Goldsmith's............      76              2,105.5           14,780
Stern's...............................      25                880.7            4,915
Macy's Specialty......................     153                166.8              561
                                           ---           ----------          -------
Total.................................     564            $15,229.0           83,580
                                           ===            =========           ======

(1) Reflects total square footage of store locations, including office, storage, service and other support space that is not dedicated to direct merchandise sales, but excluding warehouses and distribution terminals not located at store sites.

(2) Includes $136.7 million of sales of Federated's Bloomingdale's By Mail subsidiary.

      In general, each of Federated's retail operating divisions is a separate subsidiary of Federated. However, (i) the Macy's West division comprises three separate subsidiaries of Federated and (ii) the consolidated Rich's/Lazarus division comprises three separate subsidiaries of Federated. Further realignment of the operations, corporate structure, and/or assets of Federated's subsidiaries may be effected from time to time, and the names under which the stores or businesses included in or conducted through the Federated Stores and Bloomingdale's By Mail are operated may be changed from time to time. See "Risk Factors--Dependence on Certain Affiliates of the Transferor."

      Federated has advised the Transferor that Federated believes the department store business will continue to consolidate, and that it intends from time to time to consider the possible acquisition of department store assets and companies. In the event any such acquisitions are consummated, subject to compliance with the applicable provisions of the Pooling and Servicing Agreement, the Transferor may (but will not be obligated to) designate such accounts as Automatic Additional Accounts and cause the receivables therein to be transferred to the Trust. See "Description of the Offered Certificates--Automatic Addition of Accounts."

THE TRANSFEROR

      The Transferor was incorporated in Delaware on September 23, 1992, and is an indirect wholly owned subsidiary of Federated. The Transferor was organized for the limited purpose of purchasing the Receivables in the Accounts and any Automatic Additional Accounts or Supplemental Accounts from the Originators, forming trusts such as the Trust, and transferring the Receivables to such trusts, causing such trusts to issue securities from time to time of the type comprising the Series 1997-1 Certificates and certificates of other Series. The principal executive offices of the Transferor are located at 9111 Duke Boulevard, Mason, Ohio 45040-8999. Its telephone number is (513) 573-2037.

FDS

      FDS received its charter on September 8, 1993, and is an indirect wholly owned subsidiary of Federated. Pursuant to an Assumption Agreement dated September 15, 1993, FDS replaced Federated as Servicer under the Pooling and Servicing Agreement. In addition, in September 1993 FDS was added as a party to the Purchase Agreement and substantially all of the then-existing Accounts (other than the Broadway Accounts) were transferred from the other Federated Subsidiaries to FDS. Substantially all of the Broadway Accounts were transferred to FDS during fiscal 1996. FDS issues cards bearing the various tradenames of the Federated Stores and maintains separate credit card programs for each of them. Because the credit and collection policies of FDS with respect to its various programs are substantially similar, FDS is able to achieve significant economies of scale in credit servicing. At the present time, FDS is the owner of substantially all of the Accounts, although the other Originators may from time to time establish Accounts and sell the Receivables arising therein to the Transferor for transfer to the Trust pursuant to the Pooling and Servicing Agreement. The principal executive offices of FDS are located at 9111 Duke Boulevard, Mason, Ohio 45040-8999. The telephone number is (513) 573-2265.


                           MATURITY ASSUMPTIONS

      The Class A Invested Amount is payable to the Class A Certificateholders, to the extent funds are available therefor in the Principal Funding Account, on the Class A Expected Final Payment Date, which is the [ ] Distribution Date (the "Class A Expected Final Payment Date"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. The Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date being a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Series 1997-1 Termination Date has occurred. The Class B Certificateholders will receive payments of principal on the Class B Expected Final Payment Date, which is the [ ] Distribution Date (the "Class B Expected Final Payment Date"), or earlier or later in certain circumstances, and each Distribution Date thereafter until the Class B Invested Amount is paid in full or the Series 1997-1 Termination Date has occurred.

      During the Accumulation Period, monthly collections of principal with respect to the Class A Certificates will be deposited in the Principal Funding Account until the amount deposited in the Principal Funding Account is equal to the Class A Invested Amount. The Class A Certificateholders will receive the amount on deposit in the Principal Funding Account on the Class A Expected Final Payment Date.

      During the Accumulation Period or any Early Amortization Period, as the case may be, the Class A Certificateholders will have deposited in the Principal Funding Account or will receive, as the case may be, on each Distribution Date, an amount equal to the lesser of (a) the product of the Fixed/Floating Allocation Percentage and the aggregate amount of Principal Collections collected during the related Monthly Period and (b) the aggregate amount of Net Principal Collections for such Monthly Period. During the Accumulation Period, the monthly amount deposited in the Principal Funding Account for payment on the Class A Expected Final Payment Date to the Class A Certificateholders will be equal to the lesser of (a) the sum of (i) the lesser of (x) the product of the Fixed/Floating Allocation Percentage and the aggregate amount of Principal Collections received during the related Monthly Period and (y) the Net Principal Collections and (ii) Shared Principal Collections allocable to the Class A Certificates, if any, and (b) the Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Amortization Amount and any existing Accumulation Shortfall. Although it is anticipated that Principal Collections will be sufficient in each Monthly Period to fund the deposit of the Controlled Amortization Amount in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Payment Date, no assurance can be given in that regard. The Transferor cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to whether any of the above assumptions will prove to have been correct, or as to whether the actual rate of payment of principal of the Class A Certificates or the Class B Certificates will be as anticipated.

      Should a Pay Out Event occur and the Early Amortization Period commence, the Class A Certificateholders will be entitled to receive on each Distribution Date payments of principal equal to the lesser of (i) the product of the Fixed/Floating Allocation Percentage and the aggregate amount of Principal Collections received during the related Monthly Period and (ii) the aggregate amount of Net Principal Collections for such Monthly Period, until the Class A Invested Amount is paid in full or until the Series 1997-1 Termination Date. Thereafter, on and after the Class B Principal Payment Commencement Date, the Class B Certificateholders will be entitled to receive on each Distribution Date payments of principal equal to the lesser of (i) the product of the applicable Fixed/Floating Allocation Percentage and Principal Collections received during the related Monthly Period and (ii) the aggregate amount of Net Principal Collections for such Monthly Period, until the Class B Invested Amount is paid in full or until the Series 1997-1 Termination Date. In addition, following the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable as principal first to the Class A Certificateholders until the sum of the Class A Invested Amount and the Class A Pre-Funded Amount is paid in full and then to the Class B Certificateholders. A "Pay Out Event" would occur, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events relating to the Transferor, FDS, or Federated, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Certificateholders, (e) (x) the Transferor Interest being less than the Minimum Transferor Interest or (y) the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account being less than the Minimum Aggregate Principal Receivables, in each case for 15 consecutive days, (f) the Trust becoming an "investment company" within the meaning of the Investment Company Act, or (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the Base Rate. See "Description of the Offered Certificates--Pay Out Events."

      In the absence of a Pay Out Event, the amount remaining in the Pre-Funding Account at the end of the Funding Period will be withdrawn and distributed on the next succeeding Distribution Date to the Class A Certificateholders and the Class B Certificateholders pro rata based on the Class A Invested Amount and the Class B Invested Amount.

      The following table sets forth the highest and lowest cardholder monthly payment rates for the Federated Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


                     CARDHOLDER MONTHLY PAYMENT RATES
                           FEDERATED PORTFOLIO

                                  26 WEEKS ENDED                       FISCAL YEAR ENDED
                             ---------------------      -------------------------------------
                              AUGUST 2,     AUGUST 3,    FEBRUARY    FEBRUARY 3,     JANUARY
                                1997         1996        1, 1997        1996         28, 1995
                             ----------    ----------   ----------   ----------    ----------
Lowest Month...............                                 15.37%        15.99%       17.38%
Highest Month..............                                 21.85%        18.04%       20.29%
Monthly Average............                                 16.75%        17.32%       18.72%

      The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders, and other factors. There can be no assurance that collections of Principal Receivables with respect to the Federated Portfolio, and thus the rate at which the Principal Funding Account could be funded during the Accumulation Period or the rate at which Certificateholders could expect to receive payments of principal on their Certificates during an Early Amortization Period, will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced. See "Risk Factors--Reinvestment Risks; Payments and Maturity."

                   POOL FACTOR AND RELATED INFORMATION

      The "Class A Pool Factor" and the "Class B Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each Record Date the Class A Invested Amount as a proportion of the Class A Invested Amount as of the date of initial issuance of the Offered Certificates (the "Closing Date") and the Class B Invested Amount as a proportion of the Class B Invested Amount as of the Closing Date, respectively (in each case together with the Class A Percentage or the Class B Percentage, as applicable, of the Pre-Funded Amount). On the Closing Date, the Class A Pool Factor and the Class B Pool Factor will be
1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the Class A Expected Final Payment Date or the beginning of the Early Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A Invested Amount and on and after the Class B Principal Payment Commencement Date, the Class B Pool Factor will decline to reflect reductions in the Class B Invested Amount. A Certificateholder's pro rata interest in the Principal Receivables in the Trust for a given month can be determined by multiplying the denomination of the holder's Certificate by the applicable Pool Factor for that month.

      Pursuant to the Pooling and Servicing Agreement, monthly reports concerning, among other things, the Class A Invested Amount and the Class A Pool Factor and the Class B Invested Amount and the Class B Pool Factor will be made available to the Class A Certificateholders and the Class B Certificateholders, respectively. In addition, on or before January 31 of each year, information for tax reporting purposes will be made available to the Class A Certificateholders and the Class B Certificateholders, respectively. See "Description of the Offered Certificates--Book-Entry Registration" and "--Reports to Certificateholders."


                             USE OF PROCEEDS

      The Trustee, on behalf of the Trust, will receive the Exchangeable Transferor Certificate from the Transferor and, in exchange therefor, will issue the Class A Certificates, the Class B Certificates, and the Class C Certificates, together with a new Exchangeable Transferor Certificate, to or upon the order of the Transferor. The Transferor will apply the entire net proceeds (i.e., the price to the public, as set forth on the cover page of this Prospectus, less underwriting discounts and commissions and offering expenses) received from the sale of the Offered Certificates to pay the purchase price of Receivables purchased from the Originators, to fund the Pre-Funding Account to the extent of the Pre-Funded Amount, and to make certain payments to Federated and its subsidiaries. Federated has informed the Transferor that Federated and its subsidiaries will use such proceeds for general corporate purposes.

                 DESCRIPTION OF THE OFFERED CERTIFICATES

      The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1997-1 Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee may from time to time execute additional Supplements in order to issue additional Series.

GENERAL

      The Offered Certificates will represent undivided interests in certain assets of the Trust, including the right to the investor allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate and Class B Certificate will represent the right to receive payments of interest at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, funded from collections of Finance Charge Receivables and payments of principal on and after the earlier of the Class A Expected Final Payment Date and the Distribution Date in the Monthly Period following the commencement of the Early Amortization Period, with respect to the Class A Certificates, and on and after the Class B Principal Payment Commencement Date, with respect to the Class B Certificates, in each case funded from collections of Principal Receivables allocated to the Class A Certificateholders' Interest or the Class B Certificateholders' Interest, as the case may be.

      The Transferor will own the Exchangeable Transferor Certificate and may from time to time own certificates of any Series or class, including without limitation the Class C Certificates. The Exchangeable Transferor Certificate will represent an undivided interest in the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor allocation percentages for all Series of certificates then outstanding. The Exchangeable Transferor Certificate may be transferred in part, subject to certain limitations and conditions set forth in the Pooling and Servicing Agreement. See "--Certain Matters Regarding the Transferor and the Servicer."

      The Invested Amount on the Closing Date is subject to increase, up to the Full Invested Amount, during the Funding Period to the extent that amounts are withdrawn from the Pre-Funding Account and paid to the Transferor as principal is paid or deposited in the Series 1992-1 Principal Funding Account. During the Revolving Period, the amount of the Invested Amount in the Trust will otherwise remain constant except under certain limited circumstances. See "--Allocation Percentages," "--Reallocated Principal Collections," "--Application of Collections," "--Coverage of Interest Shortfalls," "--Investor Charge-Offs," and "--Defaulted Receivables; Rebates and Fraudulent Charges." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. Following the conclusion of the Funding Period, the amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period or any Early Amortization Period, and on and after the Class B Principal Payment Commencement Date, the Invested Amount in the Trust will decline as cardholder payments of Principal Receivables are collected and accumulated for distribution or distributed to the Certificateholders. As a result, unless additional Series are issued or the invested amount of the Variable Funding Certificates previously issued is increased, the Transferor Interest during any Accumulation Period or Early Amortization Period, and on and after the Class B Principal Payment Commencement Date, will generally increase each month to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "--Exchanges."

      Each class of Offered Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each class of Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Offered Certificate Owner acquiring an interest in the Offered Certificates will be entitled to receive a certificate representing such Offered Certificate Owner's interest in such Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders of any class of Offered Certificates will refer to actions taken by the Depository upon instructions from its participating organizations ("Participants"), and all references herein to distributions, notices, reports, and statements to Certificateholders of any class of Offered Certificates will refer to distributions, notices, reports, and statements to the Depository or its nominee, as the registered holder of the Offered Certificates of such class, for distribution to Offered Certificate Owners of such class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

      Holders of the Offered Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates, see Annex II hereto.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

      Class A Certificate Owners and Class B Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell, or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Class A Certificate Owners and Class B Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates and Class B Certificates, respectively, through the Participants who in turn will receive them from the Depository. Under a book-entry format, Class A Certificate Owners and Class B Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to the Depository or its nominee. The Depository will forward such payments to its Participants which thereafter will forward them to Indirect Participants, or Class A Certificate Owners or Class B Certificate Owners, as the case may be. It is anticipated that the only "Class A Certificateholder" and "Class B Certificateholder" will be Cede, as nominee of DTC. Class A Certificate Owners and Class B Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Class A Certificate Owners and Class B Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through the Participants, who in turn will exercise the rights of Certificateholders through the Depository.

      Under the rules, regulations, and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Class A Certificate Owners and Class B Certificate Owners have accounts with respect to the Class A Certificates and the Class B Certificates, respectively, similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Class A Certificate Owners and Class B Certificate Owners. Accordingly, although Class A Certificate Owners and Class B Certificate Owners will not possess Class A Certificates and Class B Certificates, respectively, Class A Certificate Owners and Class B Certificate Owners will receive payments and will be able to transfer their respective interests.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Class A Certificate Owner or a Class B Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

      DTC has advised the Transferor that it will take any action permitted to be taken by a Class A Certificateholder or a Class B Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear
Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities, and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the Underwriters of the Offered Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters of the Offered Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions governing use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel, and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among Participants of DTC, Cedel, and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

      The Offered Certificates of each Class will be issued in fully registered, certificated form to the Offered Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Offered Certificate Owners representing not less than 50% of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Offered Certificate Owners of such Class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Certificates of the affected Class and instructions for registration, the Trustee will issue the Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

      Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Holders mailed not later than the fifth day of the month of such final distributions.

      Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which initially will be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

      Interest will accrue on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate and on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate, in each case from the Closing Date. Interest will be distributed on [ ], and on each Distribution Date thereafter to Certificateholders of each Class in an amount equal to one-twelfth of the product of the applicable Certificate Rate and the applicable outstanding principal balance as of the preceding Record Date, except that interest for the first Distribution Date will include accrued interest at the applicable Certificate Rate from the Closing Date through [ ] (calculated as though there were only 30 days in [ ]). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest payments on the Class A Certificates on any Distribution Date will be funded from Available Series Finance Charge Collections allocated to the Certificateholders' Interest during the preceding Monthly Period. Subject to the prior payment of interest on the Class A Certificates (and, as to a portion thereof, to the prior payment of certain other amounts), interest payments on the Class B Certificates on any Distribution Date will be funded from Available Series Finance Charge Collections allocated to the Certificateholders' Interest during the preceding Monthly Period, and, on and after the Class B Principal Payment Commencement Date, from the Transferor Interest to the extent of the Transferor Subordination Amount.

PRINCIPAL PAYMENTS

      During the Revolving Period (which begins on the Closing Date and ends on the day before either the Accumulation Period or the Early Amortization Period begins), no principal payments will be made to the Certificateholders (except to the extent described in "--Pre-Funding Account" should the Pre-Funding Amount be greater than zero on the first day of the __________ Monthly Period). On each business day during the Accumulation Period, principal will be deposited in the Principal Funding Account for distribution to Class A Certificateholders on the Class A Expected Final Payment Date. During any Early Amortization Period, principal will be paid monthly on each Distribution Date starting on the next Distribution Date following the Monthly Period in which the applicable Pay Out Event occurred, first to the Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders monthly on each Distribution Date until the Class B Invested Amount is paid in full, and then to the Class C Certificateholders monthly on each Distribution Date until the Class C Invested Amount is paid in full. If a Pay Out Event occurs during the Accumulation Period, the amount in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date. If a Pay Out Event occurs during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable as principal first to the Class A Certificateholders until the sum of the Class A Invested Amount and the Class A Pre-Funded Amount is paid in full and then to the Class B Certificateholders. See "--Pay Out Events" for a discussion of events which might lead to the commencement of an Early Amortization Period. See "--Application of Collections" for a discussion of the method by which collections of Principal Receivables are allocated during either an Accumulation Period or an Early Amortization Period.

      Net Principal Collections for any Monthly Period allocated to the Class A Invested Amount will first be used to cover, with respect to any Monthly Period during either the Accumulation Period or any Early Amortization Period, required deposits into the Principal Funding Account for the benefit of the Class A Certificateholders, or required payments of principal to the Class A Certificateholders, as the case may be. On and after the Class B Principal Payment Commencement Date, Net Principal Collections for any Monthly Period allocated to the Class B Invested Amount will first be used to cover required deposits into the Principal Account for the benefit of the Class B Certificateholders. On and after the Class C Principal Payment Commencement Date, Principal Collections for any Monthly Period allocated to the Class C Invested Amount will first be used to cover required deposits into the Principal Account for the benefit of the Class C Certificateholders. The Servicer will determine the amount of collections of Principal Receivables for any business day allocated to the Invested Amount for Series 1997-1 remaining after covering required deposits or payments of principal to the Certificateholders and any similar amount remaining for any other Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to Certificateholders (including principal distributions which the Transferor may elect to make to the holders of the Variable Funding Certificates) and deposits to principal funding accounts, if any, for any Series that have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections on any business day, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Certificate.

POSTPONEMENT OF ACCUMULATION PERIOD

      Upon written notice to the Trustee, and subject to certain conditions, the Servicer may elect to postpone the commencement of the Accumulation Period, thereby extending the length of the Revolving Period. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than eight months. On each Determination Date on and after the [ ] Determination Date but prior to the commencement of the Accumulation Period, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account in an amount sufficient to pay the entire Class A Invested Amount no later than the Class A Expected Final Payment Date, based on the assumptions that
(a) the payment rate with respect to Principal Collections remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (b) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (c) no Pay Out Event with respect to any Series will subsequently occur, and (d) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. If the Accumulation Period Length is less than eight months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will equal or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the certificateholders' interest of certain other Series, if any, which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, if any, occurring after the Closing Date. The length of the Accumulation Period will not be less than one month and any election to shorten the Accumulation Period will be subject to subsequent lengthening of the Accumulation Period on any subsequent Determination Date. If the commencement of the Accumulation Period is postponed, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that holders of Certificates would receive some of their principal later than if the Accumulation Period had not been postponed.

SUBORDINATION OF THE CLASS B CERTIFICATES

      The Class B Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Total Finance Charge Collections allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

      The Class C Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. To the extent the Class C Invested Amount is reduced, the percentage of Total Finance Charge Collections allocated to the Class C Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal distributable to the Class C Certificateholders will be reduced.

      If, on any Determination Date, the aggregate Investor Default Amount, if any, for each business day in the preceding Monthly Period exceeded the sum of (w) the aggregate amount of Available Series Finance Charge Collections applied with respect thereto as described in clause
(iv) of "Payment of Fees, Interest, and Other Items," (x) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described in "--Reallocation of Cash Flows," (y) the amount of Reallocated Principal Collections allocated with respect thereto as described in "--Reallocated Principal Collections," and (z) on and after the Class B Principal Payment Commencement Date, the remaining amount of collections allocable to the holder of the Exchangeable Transferor Certificate to the extent of the Transferor Subordination Amount, the Class C Invested Amount will be reduced by the amount by which such aggregate Investor Default Amount exceeds the amount applied with respect thereto during the preceding Monthly Period.

      In the event that the Class C Invested Amount is reduced to zero prior to the Class B Principal Payment Commencement Date, the Class B Invested Amount will be reduced by the amount of the remaining shortfall, but not more than the aggregate Investor Default Amount for such Monthly Period. If the Class C Invested Amount is reduced to zero, on or after the Class B Principal Payment Commencement Date, a portion of the Transferor Subordination Amount equal to such insufficiency (but not in excess of the aggregate Investor Default Amount for such Monthly Period) will be deducted from the Transferor Interest and allocated to avoid a charge-off with respect to the Class B Certificates. If the Transferor Subordination Amount is reduced to zero, the Class B Invested Amount will be reduced by the amount by which the Transferor Subordination Amount would have been reduced below zero, but not more than the aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each Distribution Date by the amount, if any, of Total Finance Charge Collections, Excess Finance Charge Collections, and Transferor Finance Charge Collections for such Distribution Date allocated and available for that purpose. See "--Reallocation of Cash Flows," "--Reallocated Principal Collections," and "--Investor Charge-Offs."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

      The Transferor has transferred and assigned to the Trust all of its right, title, and interest in and to the Receivables in the Accounts and all Receivables existing on the Initial Closing Date and thereafter created in the Accounts and purchased by the Transferor.

      In connection with the transfer of the Receivables to the Trust, the Transferor has indicated in its computer files that the Receivables have been conveyed to the Trust. In addition, the Transferor has provided to the Trustee or its bailee computer files or microfiche lists containing a true and complete list showing each Account, identified by account number and by total outstanding balance on the Initial Cut-Off Date. The Transferor has not delivered to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed a UCC financing statement with respect to the Receivables meeting the requirements of applicable state law. See "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations" and "Certain Legal Aspects of the Receivables."

EXCHANGES

      The Pooling and Servicing Agreement provides that the Trustee may issue two types of certificates: (i) one or more Series of certificates, each of which may have multiple classes, of which one or more of such classes may be transferable, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate which evidences the Transferor Interest, is currently held by the Transferor and is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Pursuant to the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method for allocating collections to certificateholders of such Series with respect to Principal Receivables, Finance Charge Receivables, and Receivables in Defaulted Accounts and the method by which the principal amount of such Series will amortize or accrete; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to certificateholders in such Series; (xix) the subordination, if any, of such Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor (consisting of a seven-digit decimal expressing the ratio of the invested amount to the initial invested amount for such Series); (xxii) the Minimum Aggregate Principal Receivables for such Series; (xxiii) whether such Series will be part of a group or subject to being paired with any other Series; (xxiv) whether such Series will be prefunded or paired with any other Series; and (xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in either Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

      The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Thus, certain Series may not be amortizing while other Series are amortizing. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1997-1 Supplement does not permit the subordination of the Certificates to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Finance Charge Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal income tax purposes and that the issuance of such Series will not adversely affect the federal income tax characterization of any outstanding Series, (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then-outstanding Series rated by it, (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

PAIRED SERIES

      During the Funding Period, Series 1997-1 will be paired with Series 1992-1. For a description of the principal terms of Series 1992-1, see "Annex I--Other Series." Series 1997-1 will be prefunded from the proceeds of the sale of the Offered Certificates with an initial deposit to the Pre-Funding Account in an amount up to the excess of the outstanding principal balance of the Series 1997-1 Certificates over the amount on deposit in the principal funding account for the benefit of Series 1992-1 on the Closing Date. It is estimated that the excess of the outstanding principal balance of the Series 1997-1 Certificates over the amount on deposit in the principal funding account for the benefit of Series 1992-1 will be approximately $_____ million on the Closing Date. As principal is paid or deposited in the Series 1992-1 Principal Funding Account an equal amount of funds on deposit in the Pre-Funding Account will be released (which funds will be distributed to the Transferor) and the Invested Amount of Series 1997-1 will increase by a corresponding amount. The expected final payment date for Series 1992-1 is February 17, 1998. If a Pay Out Event occurs with respect to Series 1992-1 or Series 1997-1 during the Funding Period for Series 1997-1, the numerators used in the Fixed/Floating Allocation Percentage for each of Series 1997-1 and Series 1992-1 will be reset to be equal to the respective invested amounts of each such Series at the end of the last day prior to the occurrence of such Pay Out Event resulting in a possible reduction of the percentage of Principal Collections allocated to Series 1992-1 if such event allowed the payment of principal at such time to Series 1997-1 and required reliance by Series 1992-1 on clause (b) of the denominator of the Fixed/Floating Allocation Percentage for Series 1992-1. See "Risk Factors--Master Trust Considerations" and "Description of the Offered Certificates--Allocation Percentages."

      Series 1997-1 is subject to being paired with another Series. The Series with which Series 1997-1 may be paired either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 1997-1 Certificateholders. As principal is paid or deposited in the Principal Funding Account with respect to the Series 1997-1 Certificates, either
(i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 1997-1 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the portion of the Series 1997-1 Invested Amount paid to the Series 1997-1 Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "-- Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Series 1997-1 Certificateholder. If a Pay Out Event occurs with respect to Series 1997-1, if paired, or any related Paired Series during the Accumulation Period for Series 1997-1, either
(i) the numerator used in the Fixed/Floating Allocation Percentage for Series 1997-1 and such related Paired Series will be reset to be equal to the respective invested amount of each such Series at the end of the last day prior to the occurrence of such Pay Out Event or (ii) the denominator of the Fixed/Floating Allocation Percentage for Series 1997-1 may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series, in either case resulting in a possible reduction of the percentage of Principal Collections allocated to Series 1997-1 if such event allowed the payment of principal at such time to the Paired Series and required reliance by Series 1997-1 on clause (b) of the denominator of the Fixed/Floating Allocation Percentage for Series 1997-1. See "Risk Factors--Master Trust Considerations" and "Description of the Offered Certificates--Allocation Percentages."

REPRESENTATIONS AND WARRANTIES

      Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement, any Supplement, and the Purchase Agreement, (ii) the execution and delivery of the Pooling and Servicing Agreement, any Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iii) each of the Pooling and Servicing Agreement, any Supplement, and the Purchase Agreement constitutes a legal, valid, and binding obligation of the Transferor, and (iv) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders) or the grant of a first priority security interest (except for Permitted Liens) in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders). In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be repurchased (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects or such reassignment would cause either a Pay Out Event to occur or either Rating Agency to reduce or withdraw its then-current rating on the certificates of any class of any Series. The amount to be deposited by the Transferor for distribution to certificateholders in connection with such reassignment will be equal to the invested amount for all Series of certificates other than the Variable Funding Certificates required to be repurchased on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, and, with respect to the Variable Funding Certificates, the invested amount as of the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through such last day of such Monthly Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such certificates for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the certificateholders with respect to any breach of the Transferor's representations and warranties.

      Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement, any Supplement, and the Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any provision of law applicable to it or require any filing (except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (ii) the Transferor has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the Transferor, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Pooling and Servicing Agreement, any Supplement, and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or of the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the Transferor's performance in accordance with the terms of the Charge Account Agreement giving rise to such Receivable, the Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Eligible Receivable would not be paid in full when due, and each Receivable classified as an "Eligible Receivable" by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth on the Pooling and Servicing Agreement, and (v) the Transferor is not an "investment company" within the meaning of the Investment Company Act. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Supplement proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50% of the certificateholders' interest and as a result the interest of the certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or 50% of the certificateholders' interest of any class may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Early Amortization Period; provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."

      The Trustee has not made, and it is not anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

CERTAIN COVENANTS

      Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, general intangible, or chattel paper, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) it will comply with and perform its obligations under, and will cause each Originator to comply with and perform its obligations under, any Charge Account Agreement to which it is a party and its credit and collection policies and it will not change the terms of such agreements or policies except as provided in the Pooling and Servicing Agreement, (iv) in the event it is unable for any reason to transfer Receivables to the Trust, it will nevertheless continue to allocate and pay all collections from all Receivables to the Trust, (v) in the event it receives a collection on any Receivables, it will pay such collection to the Servicer as soon as practicable, (vi) it will notify the Trust promptly after becoming aware of any lien on any Receivable other than Permitted Liens, (vii) it will engage in no other business other than the business contemplated under the Pooling and Servicing Agreement and the Purchase Agreement, (viii) it will take all actions necessary to enforce its rights and claims under the Purchase Agreement, (ix) other than with respect to In-Store Payments, it will not commingle its assets with those of Federated or any affiliate of Federated, and (x) it will not acquire receivables from any person other than an Originator.

ELIGIBLE ACCOUNTS; ELIGIBLE RECEIVABLES

      An "Eligible Account" means, as of the Closing Date (or, with respect to Automatic Additional Accounts and Supplemental Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust), each Account owned by an Originator (a) which is payable in United States dollars, (b) which has not been identified by such Originator in its computer files as an account as to which such Originator or the Servicer has any confirmed record of any fraud-related activity by the Obligor on such account, (c) which has not been sold or pledged to any other party and which does not have Receivables which have been sold or pledged to any other party, (d) which was created in accordance with the credit and collection policies of such Originator at the time of creation of such account or the Receivables of which each Rating Agency permits to be added automatically to the Trust, (e) the Receivables in which such Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Closing Date (or, with respect to Supplemental Accounts and Automatic Additional Accounts, as of the date the Receivables of such Accounts are designated for inclusion in the Trust unless such Account is subsequently reinstated), and (f) is not an Automatic Additional Account designated by the Transferor to be included as an Account after the occurrence of certain events or in excess of certain limitations specified below (unless the Rating Agencies shall have consented to the inclusion of such Automatic Additional Account as an Eligible Account). The limitations referred to in the immediately preceding sentence are designed, in general, to limit the number of Automatic Additional Accounts to be added as Eligible Accounts on any day without Rating Agency consent to a number that does not exceed the lesser of (i) 20% of the sum of (a) the number of Active Accounts as of the later of the Closing Date and the last day of the twelfth preceding Monthly Period, (b) the number of Automatic Additional Accounts that were thereafter added with Rating Agency consent, and (c) the number of Supplemental Accounts that were thereafter added, minus the number of Removed Accounts that were thereafter removed, and (ii) 15% of the sum of (a) the number of Active Accounts as of the later of the Closing Date and the last day of the third preceding Monthly Period, (b) the number of Automatic Additional Accounts that were thereafter added with Rating Agency consent, and (c) the number of Supplemental Accounts that were thereafter added, minus the number of Removed Accounts that were thereafter removed. The term "Active Account" means, as of any particular day, any Account in which there has been either purchase or merchandise return activity during the preceding 12 Monthly Periods.

      An "Eligible Receivable" means each Receivable that satisfies the following criteria: (a) it arises under an Eligible Account, (b) it constitutes an "account," a "general intangible," or "chattel paper" as defined in Article 9 of the UCC as then in effect in the Relevant UCC State, (c) it is the legal, valid, and binding obligation of a person who
(i) is living, (ii) is not a minor under the laws of his/her state of residence, and (iii) is competent to enter into a contract and incur debt, (d) it and the underlying Charge Account Agreement do not contravene in any material respect any laws, rules, or regulations applicable thereto (including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy) that could reasonably be expected to have an adverse impact on the amount of collections thereunder, and the Originator of such Receivable is not in violation of any such laws, rules, or regulations in any respect material to such Charge Account Agreement, (e) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the underlying Charge Account Agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables, (f) at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens), (g) it is not, at the time of its transfer to the Trust, a Receivable in a Defaulted Account, and (h) it arises under a Charge Account Agreement that has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid, and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim, or defense whatsoever (except the discharge in bankruptcy of such Obligor).

AUTOMATIC ADDITION OF ACCOUNTS

      All Accounts created by the Originators that meet the definition of "Automatic Additional Accounts" will be included as Accounts from and after the date upon which such Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created will be transferred automatically to the Trust upon purchase by the Transferor. An "Automatic Additional Account" is a consumer revolving credit card account (i) which is originated by an Originator during the normal operation of such Originator's credit card business and is not acquired by the Transferor or such Originator from another credit card issuer, (ii) which was in existence and owned by such Originator and the Receivable of which had been transferred to the Transferor pursuant to the Receivables Purchase Agreement on the date on which Receivables generated in such account are to be added to the Trust and is in existence at the close of business on the date that Receivables generated therein are designated for inclusion in the Trust, (iii) which is payable in United States dollars, and (iv) the Receivables in which have not been charged off prior to the date of their designation for inclusion in the Trust. Automatic Additional Accounts will also consist of any other consumer credit card accounts, the Receivables from which each Rating Agency permits to be added automatically to the Trust. The Transferor may also designate from time to time additional accounts purchased by the Originators or generated by persons that have become additional Originators in accordance with the terms of the Pooling and Servicing Agreement to be included as Automatic Additional Accounts if the Transferor has notified the Rating Agencies of such proposed designation and has received confirmation that such designation will not result in a downgrading of the then current rating of any outstanding Series. The Transferor, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. If the Transferor has terminated or suspended the inclusion of Automatic Additional Accounts, the Transferor may, and in certain circumstances will be required to, add additional accounts ("Supplemental Accounts") the Receivables of which will be designated for transfer to the Trust. For all purposes of the Pooling and Servicing Agreement, all Receivables arising under such Automatic Additional Accounts will be treated as Receivables upon their creation. In connection with the sale of any such Receivables to the Transferor, the Originator will satisfy all applicable requirements of the Purchase Agreement.

REMOVAL OF ACCOUNTS

      Subject to the conditions set forth in the next sentence, on each Determination Date on which the Transferor Interest exceeds 17% of aggregate Principal Receivables with respect to such Determination Date, the Transferor may, but will not be obligated to, (i) cause the Receivables in certain Accounts designated by the Transferor to no longer be transferred to the Trust and (ii) accept the transfer from the Trust of all Receivables and proceeds thereof from certain Accounts (the "Removed Accounts"), without notice to the Certificateholders, subject in each case to the maintenance of at least the amount of aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement and any Supplement. There may be no more than one such removal with respect to any Monthly Period.

      The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Trustee shall have executed and delivered to the Transferor a written reassignment and the Transferor shall have delivered a computer file or microfiche list containing a true and complete list of all Accounts the Receivables under which will continue to be transferred to the Trust after such removal, such Accounts to be identified by, among other things, account number and aggregate amount of Principal Receivables, (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is adverse to the interests of the Certificateholders was utilized in selecting the Removed Accounts, (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, (iv) the Transferor shall have delivered twenty days' prior written notice of the removal to each Rating Agency which has rated any outstanding Series and, prior to the date on which such Receivables are to be removed, shall have received confirmation from any Rating Agency of its intention not to reduce or withdraw the rating of any Series of certificates as a result of such removal, and (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above. Notwithstanding the foregoing, the Transferor will be permitted to designate Removed Accounts in connection with the sale by Federated or any affiliate of Federated of all or substantially all of the capital stock or assets of any Originator if the conditions in clauses (i), (iii), and (iv) above shall have been met and the Transferor shall have delivered to the Trustee an officer's certificate confirming such items. Under these circumstances, subject to the terms and conditions of the Pooling and Servicing Agreement, the Transferor will have the option either to accept the transfer from the Trust of all Receivables and proceeds thereof in such Removed Accounts or to leave such Receivables and the proceeds thereof in the Trust. In addition, the Transferor will be permitted to deposit funds in the Excess Funding Account in connection with any such designation of Removed Accounts to the extent necessary to permit such designation.

COLLECTION AND OTHER SERVICING PROCEDURES

      Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing, enforcing, and administering the Receivables and collecting payment due thereunder in accordance with its usual and customary servicing procedures and credit and collection policies. Servicing functions to be performed by the Servicer with respect to the Receivables include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Certificateholders," and causing a firm of independent public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

TRUST ACCOUNTS

      The Servicer maintains, in the name of the Trust for the benefit of certificateholders of all Series, a "Collection Account," which is a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution." The Trustee maintains, for the benefit of the Certificateholders, an "Interest Funding Account," a "Principal Account," a "Principal Funding Account" and a "Pre-Funding Account," each of which is a segregated trust account with the Trustee. The Trustee also maintains, for the benefit of the Certificateholders, a "Distribution Account," which is a non-interest bearing segregated demand deposit account established with a Qualified Institution. A Qualified Institution is a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies. Funds in the Principal Account, Principal Funding Account, and the Interest Funding Account will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) time deposits, promissory notes, or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which are rated P-1 by Moody's and A-1+ by Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 by Moody's and A-1+ by Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds rated P-1 by Moody's and AAA-m or AAA-mg by Standard & Poor's or otherwise approved in writing by each Rating Agency, (vi) certain open end diversified investment companies which the Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series then rated by it, (vii) Eurodollar time deposits that have been rated P-1 by Moody's and A-1+ by Standard & Poor's, and (viii) any other investment that the Rating Agencies confirm in writing will not adversely affect their respective then current ratings of any outstanding Series of certificates (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account or the Principal Account will be paid to the Servicer. Investment earnings relating to amounts and deposits in the Principal Funding Account will be treated as Available Series Finance Charge Collections. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described in "--Application of Collections." The paying agent appointed pursuant to the Pooling and Servicing Agreement (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders. The Paying Agent initially will be the Trustee.

EXCESS FUNDING ACCOUNT

      At any time during which no Series is in an accumulation or amortization period (including any early amortization period), or for a Series in amortization, the principal funding account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of an increase in the aggregate amount of Principal Receivables in the Trust or allocated to one or more Series when they are in accumulation or amortization periods (including any early amortization period). Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. In addition to the foregoing, the Transferor may, at its option on any business day, deposit funds in the Excess Funding Account to the extent necessary to maintain the Minimum Transferor Interest or the Minimum Aggregate Principal Receivables or to permit the designation of Removed Accounts as described in "--Removal of Accounts."

      Any funds on deposit in the Excess Funding Account at the beginning of the Accumulation Period will be deposited in the Principal Funding Account to the extent of Class A Monthly Principal, Class B Monthly Principal, or Class C Monthly Principal, as applicable, for any Distribution Date. In addition, no funds will be deposited in the Excess Funding Account during any accumulation period, amortization period, or early amortization period for any Series until the Principal Funding Account for such Series for such Distribution Date has been fully funded or the investor certificates of such Series have been paid in full.

      Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents maturing on the next business day. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.

PRE-FUNDING ACCOUNT

      The Servicer will establish and maintain the Pre-Funding Account with the trust department of The Chase Manhattan Bank in the name of the Trustee, on behalf of the Trust. Funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferor in accordance with Series 1997-1 Supplement to the extent of any increases in the Invested Amount during the Funding Period as a result of principal payments to or deposits for the benefit of the Series 1992-1 Certificates. Following the occurrence of a Pay Out Event, any amounts remaining on deposit in the Pre-Funding Account will be payable as principal first to the Class A Certificateholders until the sum of the Class A Invested Amount and the Class A Pre-Funded Amount is paid in full, then to the Class B Certificateholders until the sum of the Class B Invested Amount and the Class B Pre-Funded Amount is paid in full. In the absence of a Pay Out Event, any amount in the Pre-Funding Account at the end of the Funding Period will be withdrawn and distributed on the next succeeding Distribution Date to the Class A Certificateholders and the Class B Certificateholders pro rata based on the Class A Invested Amount and the Class B Invested Amount.

      [If the Pre-Funded Amount is greater than zero on the first day of the __________ Monthly Period and no Pay Out Event shall have occurred, a prepayment premium (the "Class A Prepayment Premium") will be payable to the Class A Certificateholders in connection with the distribution of any Pre-Funded Amount to the Class A Certificateholders in an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on an amount equal to the Class A Percentage of the remaining Pre-Funded Amount (the "Class A Prepayment Amount") at the interest rate borne by the Class A Certificates during the period commencing on and including the Distribution Date on which such Class A Prepayment Amount is required to be distributed to Class A Certificateholders to but excluding the __________ Distribution Date, over (ii) the amount of interest that would have accrued on such Class A Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the ___% United States Treasury Notes due __________. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.]

      [If the Pre-Funded Amount is greater than zero on the first day of the __________ Monthly Period and no Pay On Event shall have occurred, a prepayment premium (the "Class B Prepayment Premium") will be payable to the Class B Certificateholders in connection with the distribution of any Pre-Funded Amount to the Class B Certificateholders, in an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on an amount equal to the Class B Percentage of the remaining Pre-Funded Amount (the "Class B Prepayment Amount") at the interest rate borne by the Class B Certificates during the period commencing on and including the Distribution Date on which such Class B Prepayment Amount is required to be distributed to Class B Certificateholders to but excluding the __________ Distribution Date over
(ii) the amount of interest that would have accrued on such Class B Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the ___% United States Treasury Notes due __________. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.]

      [The Trust's obligation to pay the Class A Prepayment Premium and the Class B Prepayment Premium will be limited to the amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, and Excess Finance Charge Collections available for such purpose. See "--Application of Collections--Payment of Fees, Interest, and Other Items" and "--Reallocation of Cash Flows." No other assets of the Trust will be available for the purpose of making such payments.]

      All amounts on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents. On each Distribution Date with respect to the Funding Period, all investment income earned on amounts in the Pre-Funding Account since the preceding Distribution Date will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for application as Available Series Finance Charge Collections.

ALLOCATION OF COLLECTIONS

      The Receivables in the Trust are divided into two components:
Principal Receivables and Finance Charge Receivables. At any time, Finance Charge Receivables will be equal to the product of the Finance Charge Receivable Factor and the aggregate amount of Eligible Receivables as of the date of determination and Principal Receivables will be equal to the remainder of such Eligible Receivables.

      The Servicer will allocate collections on the Receivables on each business day between Finance Charge Collections and Principal Collections in the manner described in the definitions thereof.

ALLOCATION PERCENTAGES

      Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Transferor Interest, and interests of the holders of the other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all collections on Finance Charge Receivables and all collections on Principal Receivables and the amount of all Receivables in Defaulted Accounts. Collections on Finance Charge Receivables prior to the date on which a Pay Out Event is deemed to have occurred, Collections of Principal Receivables prior to the Amortization Period Commencement Date, and the amount of Receivables in Defaulted Accounts at all times, will be allocated to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, and the Class C Certificateholders' Interest based on the percentage equivalent of the ratio that the amount of the Class A Adjusted Invested Amount, the Class B Invested Amount, or the Class C Invested Amount, respectively, as of the end of the preceding business day bears to the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators used to calculate the applicable allocation percentages for all classes of all Series then outstanding (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," and the "Class C Floating Allocation Percentage," respectively; the sum of such percentages being the "Floating Allocation Percentage"). On any business day during the initial Monthly Period, each of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, and the Class C Floating Allocation Percentage will be equal to the percentage equivalent of the ratio which each of the initial Class A Invested Amount, the initial Class B Invested Amount, and the initial Class C Invested Amount, respectively, bears to the total amount of Principal Receivables as of the end of the preceding business day. During the Revolving Period, all Net Principal Collections allocable to the Certificates will be allocated and paid to the Transferor (except for Shared Principal Collections paid to the holders of certificates of other Series, if any). On any business day the "Fixed/Floating Allocation Percentage" shall mean: (i) with respect to Principal Collections on and after the Amortization Period Commencement Date, the percentage equivalent of the ratio which the Invested Amount at the end of the last day of the Revolving Period bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all classes of all Series outstanding on such business day; provided, however, that, because the Certificates are subject to being paired with a future prefunded Series, if a Pay Out Event occurs with respect to the Certificates during the Accumulation Period, and if at such time the Certificates are paired with a prefunded Series, the numerator will be reset to be equal to the Invested Amount at the end of the last day prior to the occurrence of such Pay Out Event; or (ii) with respect to Finance Charge Collections on and after the occurrence of a Pay Out Event, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the business day preceding the occurrence of the Pay Out Event and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables in the Trust and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Finance Charge Collections with respect to all classes of all Series then outstanding on such business day.

      As used herein: (i) the term "Class A Invested Amount" for any day means an amount (not less than zero) equal to (a) the initial principal balance of the Class A Certificates less the Class A Percentage on the Closing Date of the initial deposit to the Pre-Funding Account, plus the Class A Percentage of any withdrawals from the Pre-Funding Account during the Funding Period, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all business days preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all business days preceding such date; (ii) the term "Class A Adjusted Invested Amount" for any date means an amount (not less than zero) equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account; (iii) the term "Class B Invested Amount" for any date means an amount (not less than zero) equal to (a) the initial principal balance of the Class B Certificates, less the Class B Percentage on the Closing Date of the initial deposit to the Pre-Funding Account, plus the Class B Percentage of any withdrawals from the Pre-Funding Account during the Funding Period, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior business days, including the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount on all prior business days as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections for which the Class C Invested Amount has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, and Transferor Subordination Amount applied on all prior business days for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and
(d); (iv) the term "Class C Invested Amount" means an amount (not less than zero) equal to (a) the initial principal balance of the Class C Certificates, minus (b) the aggregate amount of principal payments made to Class C Certificateholders prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior business days, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, and Excess Finance Charge Collections applied on all prior business days for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and
(d); (v) the term "Invested Amount" means the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount, and the Class C Invested Amount; and (vi) the term "Transferor Percentage" means (a) when used with respect to Principal Collections during the Revolving Period and Finance Charge Collections and the amount of Receivables in Defaulted Accounts at all times, 100% minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during the Accumulation Period or any Early Amortization Period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

      As a result of the Floating Allocation Percentage, Finance Charge Collections and the portion of Defaulted Receivables allocated to the Certificateholders will change each business day based on the relationship of the Class A Adjusted Invested Amount, the Class B Invested Amount, and the Class C Invested Amount to the total amount of Principal Receivables on the preceding business day. The numerator of the percentages of Principal Collections allocable to the Certificateholders, however, will remain fixed during the Amortization Period. Principal Collections allocable to the Class B Certificates and the Class C Certificates are subject to possible reallocation for the benefit of the Class A Certificateholders as described under "--Reallocated Principal Collections."

REALLOCATION OF CASH FLOWS

      On each business day the Servicer will determine the Required Amount, if any. To the extent that any amounts are on deposit in the Principal Funding Account or the Excess Funding Account on any business day, the Servicer will determine the amount, if any, equal to the excess of (x) the product of (a) the Base Rate and (b) the product of (i) the aggregate amounts on deposit in the Excess Funding Account and the Principal Funding Account and (ii) the number of days elapsed since the previous business day divided by the actual number of days in such year over (y) the aggregate amount of all earnings since the previous business day available from the Cash Equivalents in which funds on deposit in the Excess Funding Account and the Principal Funding Account are invested (the "Negative Carry Amount"). The Servicer will apply an amount of Finance Charge Collections otherwise allocable to the Exchangeable Transferor Certificate equal to the least of (i) the Required Amount,
(ii) the product of the Transferor Percentage, the Finance Charge Collections, and the Series Allocation Percentage ("Transferor Finance Charge Collections") on such business day, and (iii) the Negative Carry Amount for such business day in the manner specified for application of Finance Charge Collections.

      To the extent of any remaining Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Certificates in an amount equal to the Required Amount. Excess Finance Charge Collections allocated to the Certificates for any business day will be equal to the product of (x) Excess Finance Charge Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amount applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from Finance Charge Collections for all Series for such business day.

      On and after the Class B Principal Payment Commencement Date, to the extent of any shortfall in the amount available to make required payments of interest accrued with respect to the outstanding aggregate principal amount of the Class B Certificates and to cover the Investor Default Amount or any Class B Investor Charge-Offs which remain unpaid after the application of Transferor Finance Charge Collections and Excess Finance Charge Collections, Principal Collections and any remaining Finance Charge Collections allocated to the holder of the Exchangeable Transferor Certificate in an amount not to exceed the least of (i) the Transferor Subordination Amount, (ii) the Transferor Interest on such day, and (iii) the amount of such shortfall will be treated as Finance Charge Collections allocable to the payment of such shortfall on the Class B Certificates.

      To the extent of the lesser of (i) any remaining Required Amount and (ii) the Negative Carry Amount minus the amount applied with respect thereto from Finance Charge Collections allocable to the Exchangeable Transferor Certificate, the Transferor may, at its option, contribute to the Trust such amount to be applied in the manner specified for application of Finance Charge Collections.

REALLOCATED PRINCIPAL COLLECTIONS

      On each Distribution Date the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class C Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class C Floating Allocation Percentage or (ii) during an Amortization Period, the Class C Fixed/Floating Allocation Percentage, and (b) the amount of Principal Collections with respect to the related Monthly Period in the following priority (the collections applied in accordance with clause (a) below being "Reallocated Class C Principal Collections"):

            (a) an amount equal to the sum of (i) the Class A Required Amount with respect to the related Monthly Period and (ii) the Class B Required Amount with respect to the related Monthly Period will be applied first to the components of the Class A Required Amount and then to the components of the Class B Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest, and Other Items;" and

            (b) any remaining amount will, on each Distribution Date with respect to the Revolving Period, be applied as Shared Principal Collections, and on each Distribution Date with respect to an Amortization Period, be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Class C Certificateholders until the Class C Invested Amount is paid in full.

      On each Distribution Date, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B Floating Allocation Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Allocation Percentage, and (b) the amount of Principal Collections with respect to the related Monthly Period in the following priority (the collections applied in accordance with clause (a) below being "Reallocated Class B Principal Collections" and the sum of Reallocated Class C Principal Collections and Reallocated Class B Principal Collections being "Reallocated Principal Collections"):

            (a) an amount equal to the excess, if any, of the Class A Required Amount with respect to the related Monthly Period over the amount of Reallocated Class C Principal Collections applied with respect thereto for the related Monthly Period will be applied first to the remaining components of the Class A Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest, and Other Items;" and

            (b) any remaining amount not applied in the foregoing manner will, on each Distribution Date with respect to the Revolving Period, be applied as Shared Principal Collections, and on each Distribution Date with respect to an Amortization Period, be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full.

      On each Transfer Date the Class C Invested Amount will be reduced by the amount of Reallocated Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero. In the event that the reallocation of Principal Collections would cause the Class B Invested Amount to be a negative number on any business day, the amount of Class B Reallocated Principal Collections on such business day will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

APPLICATION OF COLLECTIONS

      Allocations. Obligors make payments on the Receivables (i) to Lock-Box Accounts maintained by Lock-Box Banks pursuant to Lock-Box Agreements, (ii) to the Servicer, who deposits all such payments in Lock-Box Accounts no later than the second business day following receipt, or (iii) as In-Store Payments. All collections on Receivables of amounts due and owing to the Trustee represented by the Receivables deposited in the Lock-Box Accounts will, pending remittance to the Collection Account, be held for the benefit of the Trust and will be deposited into the Collection Account as promptly as possible after the date of processing of such collections. In-Store Payments will be deposited in the Collection Account as promptly as possible after the date of processing of such collections, but in no event later than the second business day following such date of processing. On the same day as any such deposit to the Collection Account is made, the Servicer makes the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as FDS or any affiliate of FDS remains the Servicer under the Pooling and Servicing Agreement, and
(a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement covering the risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit or other form of Enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding, (b) the Servicer has and maintains a short-term credit rating of at least P-1 by Moody's and of at least A-1 by Standard & Poor's, or (c) each Rating Agency confirms that such action will not result in a downgrading or withdrawal of the then current rating of any outstanding Series, then (x) the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied and (y) certain payments and allocations described herein may be made on a monthly, rather than a daily, basis.

      If any of the criteria set forth in the proviso to the immediately preceding paragraph are satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing collections on the Receivables.

      The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

            (a) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not allocated to any Series pursuant to a Supplement;

            (b) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not allocated to any Series pursuant to a Supplement;

            (c) an amount equal to the Floating Allocation Percentage of the aggregate amount of Finance Charge Collections, Transferor Finance Charge Collections, investment earnings on amounts on deposit in the Pre-Funding Account and the Principal Funding Account to the extent on deposit in the Collection Account on such business day, and Excess Finance Charge Collections of other Series allocable to Series 1997-1, and, during the continuance of a Discount Trigger Event, certain Principal Collections allocable to Series 1997-1 will be allocated and paid as described below in "--Payment of Fees, Interest, and Other Items;"

            (d) during the Revolving Period, an amount equal to the Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections or Reallocated Class C Principal Collections) will be applied as Shared Principal Collections; provided, however, that during the continuance of a Discount Trigger Event, certain Principal Collections are subject to reallocation as Finance Charge Collections;

            (e) during the Accumulation Period, an amount equal to the Fixed/Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Principal Collections), any amount on deposit in the Excess Funding Account allocated to Certificateholders, any amounts to be paid in respect of Investor Default Amount, Class A Investor Charge-Offs, Class B Investor Charge-Offs, and Class C Investor Charge-Offs, and any amount of Shared Principal Collections on such business day will be deposited in the Principal Funding Account; provided, however, that during the continuance of a Discount Trigger Event, certain Principal Collections are subject to reallocation as Finance Charge Collections. On any business day on which the amount on deposit in the Principal Funding Account exceeds the sum of the Controlled Amortization Amount and any existing Accumulation Shortfall (such sum, the "Controlled Distribution Amount"), such excess will be treated as Shared Principal Collections and applied as such;

            (f) during any Early Amortization Period or on or after the Class B Principal Payment Commencement Date, an amount equal to the Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which is applied as Reallocated Principal Collections), any amount on deposit in the Excess Funding Account allocated to Certificateholders, any amounts to be paid in respect of the Investor Default Amount, Class A Investor Charge-Offs, Class B Investor Charge-Offs, and Class C Investor Charge-Offs, and any amount of Shared Principal Collections on such business day, up to the amount of the Invested Amount, will be deposited into the Principal Account; provided, however, that during the continuance of a Discount Trigger Event, certain Principal Collections are subject to reallocation as Finance Charge Collections;

            (g) Shared Principal Collections will be allocated to each outstanding Series pro rata based on the investor allocation percentage for Principal Receivables applicable to any Series, first to be applied to any shortfalls with respect to the controlled distribution amount for each such Series, and then to accelerate principal payments with respect to any Series which is in its amortization period but not subject to a controlled distribution amount, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Certificates. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Certificate; and

            (h) Excess Finance Charge Collections will be allocated as set forth below in clause (x) of "--Payment of Fees, Interest, and Other Items."

      Any Shared Principal Collections and other amounts not paid to the Transferor because the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest, together with any adjustment payments, as described below, will be deposited into and held in the Excess Funding Account, and on the Amortization Period Commencement Date with respect to any Series, such amounts will be deposited in the principal account or principal funding account of such Series to the extent specified in the related Supplement until the principal funding account of such Series has been funded in full or the holders of certificates of such Series have been paid in full.

      Payment of Fees, Interest, and Other Items. On each business day during a Monthly Period, the Servicer will apply an amount equal to the sum of the Total Finance Charge Collections on deposit in the Collection Account and any investment earnings relating to amounts on deposit in the Principal Funding Account and the Pre-Funding Account deposited in the Collection Account (collectively, the "Available Series Finance Charge Collections") in the following priority:

            (i) an amount equal to the lesser of (A) the Available Series Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) any Class A Monthly Interest with respect to any Interest Accrual Period beginning in a prior Monthly Period which has not previously been deposited in the Interest Funding Account or paid on any previous Distribution Date, and (3) any additional interest at the Class A Certificate Rate plus 2% with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

            (ii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clause (i) above and (B) the excess of (a) the sum of (1) the Class B Monthly Interest, (2) any Class B Monthly Interest with respect to any Interest Accrual Period beginning in a prior Monthly Period which has not previously been deposited in the Interest Funding Account or paid on any previous Distribution Date, and (3) any additional interest at the Class B Certificate Rate plus 2% with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

            (iii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) and (ii) above and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee allocated to such Series that was due but not previously paid to the Servicer will be distributed to the Servicer;

            (iv) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (iii) above and (B) the sum of (1) the aggregate Investor Default Amount for such business day and (2) the unpaid Investor Default Amount for any prior business day during the then-current Monthly Period, will (v) during the Revolving Period, be treated as Shared Principal Collections, (w) on and prior to the Class B Principal Payment Commencement Date, during the Accumulation Period, be deposited in the Principal Funding Account to the extent included in Class A Monthly Principal or during any Early Amortization Period be deposited in the Principal Account for payment to the Class A Certificateholders,
      (x) during any Amortization Period on and after the Class B Principal Payment Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders, and (y) during any Amortization Period on and after the Class C Principal Payment Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

            (v) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (iv) above and (B) unreimbursed Class A Investor Charge-Offs, if any, will be treated as Shared Principal Collections during the Revolving Period, and will be deposited in the Principal Funding Account to the extent included in Class A Monthly Principal during the Accumulation Period or deposited in the Principal Account for payment to the Class A Certificateholders during any Early Amortization Period and, on and after the Class B Principal Payment Commencement Date, deposited in the Principal Account for payment to the Class B Certificateholders;

            (vi) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (v) above and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been deposited in the Interest Funding Account or paid to the Class B Certificateholders either on such business day or on a prior business day, and (2) any additional interest at the Class B Certificate Rate plus 2% with respect to such interest amounts that were due but not paid to Class B Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

            (vii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (vi) above and (B) unreimbursed Class B Investor Charge-Offs and reductions of the Class B Invested Amount due to Reallocated Class B Principal Collections, if any, will be treated as Shared Principal Collections during the Revolving Period, and first will be deposited in the Principal Funding Account during the Accumulation Period or deposited in the Principal Account for payments to the Class A Certificateholders during any Early Amortization Period and then, on and after the Class B Principal Payment Commencement Date, deposited in the Principal Account for payment to the Class B Certificateholders;

            (viii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (viii) above and (B) unreimbursed Class C Investor Charge-Offs and reductions of the Class C Invested Amount due to Reallocated Principal Collections, if any, will (w) during the Revolving Period, be treated as Shared Principal Collections, (x) during the Amortization Period but on or prior to the Class B Principal Payment Commencement Date, be deposited in the Principal Funding Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Payment Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders, and (z) on and after the Class C Principal Payment Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

            [(ix) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (ix) above and (B) the excess of (a) any unpaid Class A Prepayment Premium over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

            (x) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining after application of such collections in clauses (i) through (x) above and (B) the excess of
      (a) any unpaid Class B Prepayment Premium over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders; and]

            (xi) any Available Series Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from Finance Charge Collections to certificateholders of other Series and then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any. Excess Finance Charge Collections which are not so used will be paid to the Transferor; provided, however, that on any business day during any Early Amortization Period, the Trustee will deposit any such Excess Finance Charge Collections into the Interest Funding Account and will add such funds to the Available Series Finance Charge Collections on each subsequent business day in such Monthly Period until the last business day of the related Monthly Period, when the aggregate amount of such remaining Available Series Finance Charge Collections will be distributed as Excess Finance Charge Collections as set forth in this clause (x).

      "Class A Monthly Interest" on any Distribution Date will equal one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period (after subtracting therefrom the aggregate amount of any Class A Monthly Principal distributed to holders of Class A Certificates during any Early Amortization Period), except that interest for the first Distribution Date will include accrued interest at the Class A Certificate Rate from the Closing Date through [ ] (calculated as though there were only 30 days in [ ]).

      "Class B Monthly Interest" on any Distribution Date will equal one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period, except that interest for the first Distribution Date will include accrued interest at the Class B Certificate Rate from the Closing Date through [ ] (calculated as though there were only 30 days in [ ]).

      "Required Amount" means on any business day the amount, if any, by which the aggregate amount to be paid pursuant to clauses (i)-(x) above exceeds the portion of the Finance Charge Collections and Transferor Finance Charge Collections on any business day applied to the payment of the amounts described in such clauses.

      Payments of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will withdraw all amounts on deposit in the Principal Account and treat such amounts as Shared Principal Collections as described in clause (g) of "--Allocations." On each business day during the Accumulation Period, principal will be deposited in the Principal Funding Account for distribution to the Class A Certificateholders on the Class A Expected Final Payment Date and, following the payment in full of the Class A Invested Amount, paid to the Class B Certificateholders on the Class B Expected Final Payment Date and, following the payment in full of the Class B Invested Amount, paid to the Class C Certificateholders on each Distribution Date thereafter until the Class C Invested Amount is paid in full. On the Transfer Date occurring in the month following the month in which any Early Amortization Period begins, and on each Transfer Date thereafter until the Series 1997-1 Termination Date or until the Class A Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw all amounts on deposit in the Principal Account or the Principal Funding Account and, to the extent of Class A Monthly Principal, deposit such amounts in the Distribution Account for distribution to the Class A Certificateholders on the next succeeding Distribution Date.

      In the event that a Pay Out Event occurs prior to the end of the Funding Period, or amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period, amounts on deposit in the Pre-Funding Account will be distributed to the Class A Certificateholders and the Class B Certificateholders in the manner and priorities described in "--Pre-Funding Account."

      The Class A Certificateholders will be entitled to receive principal payments to the extent of Class A Monthly Principal until the Class A Invested Amount is paid in full. Except for pro rata distributions of any amounts remaining in the Pre-Funding Account at the end of the Funding Period as described in "--Pre-Funding Account," the Class B Certificateholders will be entitled to receive principal payments only after the Class A Invested Amount has been paid in full. The Class C Certificateholders will be entitled to receive principal payments only after the Class A Invested Amount has been paid in full and the Class B Invested Amount has been paid in full.

      On the Transfer Date preceding the Class B Principal Payment Commencement Date (which is expected to be the Class B Expected Final Payment Date), and, if the Class B Invested Amount is not paid in full on such date, on each Transfer Date thereafter until the Series 1997-1 Termination Date or until the Class B Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Principal Account in respect of collections processed during the related Monthly Period and any amounts then on deposit in the Excess Funding Account and in each case allocable to such Class B Certificates and deposit such amounts in the Distribution Account for distribution to the Class B Certificateholders on the next succeeding Distribution Date. The Class B Certificateholders will be entitled to receive principal payments to the extent of Class B Monthly Principal until the Class B Invested Amount is paid in full.

      On the Transfer Date preceding the Class C Principal Payment Commencement Date, and on each Transfer Date thereafter until the Series 1997-1 Termination Date or until the Class C Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Principal Account in respect of collections processed during the related Monthly Period and any amounts then on deposit in the Excess Funding Account and in each case allocable to such Class C Certificates and deposit such amounts in the Distribution Account for distribution to the Class C Certificateholders on the next succeeding Distribution Date. The Class C Certificateholders will be entitled to receive principal payments to the extent of Class C Monthly Principal until the Class C Invested Amount is paid in full.

      At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Interest Funding Account shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a person designated in writing by the Servicer, which shall not constitute part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly. Any investment earnings with respect to amounts on deposit in the Excess Funding Account shall be deposited in the Collection Account and shall be treated as Finance Charge Collections. On each Distribution Date with respect to the Accumulation Period and any Special Payment Date, the Servicer shall withdraw from the Principal Funding Account and deposit in the Collection Account all interest and other investment income (net of losses and investment expenses) on funds then on deposit in the Principal Funding Account, and such funds shall not be considered to be principal amounts on deposit in the Principal Funding Account. Because funds are withdrawn from the Collection Account on each business day, amounts on deposit in the Collection Account are not invested.

      "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal the sum of (i) an amount equal to the aggregate Net Principal Collections received during the Monthly Period immediately preceding such Distribution Date, minus the aggregate amount of Reallocated Principal Collections for such Monthly Period, (ii) any amount on deposit in the Excess Funding Account allocated to the Certificates on such Distribution Date, and (iii) the amount allocated to the Class A Certificates with respect to such Distribution Date on account of the Investor Default Amount and any reimbursements of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs, and Class C Investor Charge-Offs; provided, however, that for each Distribution Date with respect to the Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Distribution Amount for such Distribution Date; provided further, that with respect to any Distribution Date, Class A Monthly Principal will not exceed the Class A Adjusted Invested Amount; provided, further, that with respect to the Series 1997-1 Termination Date, Class A Monthly Principal will be an amount equal to the Class A Invested Amount.

      "Class B Monthly Principal" with respect to any Distribution Date on or after the Class B Principal Payment Commencement Date will equal the sum of (i) an amount equal to the aggregate Net Principal Collections received during the Monthly Period immediately preceding such Distribution Date (less any payments to be made to Class A Certificateholders to the extent of any remaining Class A Invested Amount on such Distribution Date), minus the aggregate amount of Reallocated Principal Collections for such Monthly Period, (ii) any amount on deposit in the Excess Funding Account allocated to the Class B Certificates on such Distribution Date, and (iii) the amount allocated to the Class B Certificates with respect to such Distribution Date on account of the Investor Default Amount and any reimbursements of unreimbursed Class B Investor Charge-Offs and Class C Investor Charge-Offs; provided, however, that with respect to the Series 1997-1 Termination Date, Class B Monthly Principal will be an amount equal to the Class B Invested Amount.

      "Class C Monthly Principal" with respect to any Distribution Date on or after the Class C Principal Payment Commencement Date will equal the sum of (i) an amount equal to the aggregate Net Principal Collections received during the Monthly Period immediately preceding such Distribution Date (less any payments to be made to Class B Certificateholders to the extent of any remaining Class B Invested Amount on such Distribution Date), minus the aggregate amount of Reallocated Principal Collections for such Monthly Period, (ii) any amount on deposit in the Excess Funding Account allocated to the Class C Certificates on such Distribution Date, and (iii) the amount allocated to the Class C Certificates with respect to such Distribution Date on account of the Investor Default Amount and any reimbursements of unreimbursed Class C Investor Charge-Offs; provided, however, that with respect to the Series 1997-1 Termination Date, Class C Monthly Principal will be an amount equal to the Class C Invested Amount.

COVERAGE OF INTEREST SHORTFALLS

      To the extent of any shortfall in the amount of Available Series Finance Charge Collections due to the accumulation of principal in the Principal Funding Account or the Excess Funding Account, a portion of the Finance Charge Collections allocable to the Exchangeable Transferor Certificate will be made available as described in "--Reallocation of Cash Flows" to cover the Negative Carry Amount. Thereafter, the Transferor may, at its option, contribute to the Trust an amount not in excess of the lesser of any remaining shortfall or remaining Negative Carry Amount for such purpose.

      Available Series Finance Charge Collections allocable to the Certificates in excess of the amounts necessary to make required payments with respect to the Certificates described above in "--Payment of Fees, Interest, and Other Items" ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the Servicer to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Certificate.

      On and after the Class B Principal Payment Commencement Date, to the extent of any shortfall in the amount available to make required payments of interest accrued with respect to the outstanding aggregate principal amount of the Class B Certificates and to cover the Investor Default Amount or any Class B Investor Charge-Offs which remain unpaid after the application of Transferor Finance Charge Collections and Excess Finance Charge Collections, Principal Collections, and any remaining Finance Charge Collections allocated to the holder of the Exchangeable Transferor Certificate in an amount not to exceed the least of the Transferor Subordination Amount, the Transferor Interest on such day, and the amount of such shortfall, will be treated as Finance Charge Collections allocable to the payment of such shortfall on the Class B Certificates.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

      On each business day, the Servicer will calculate the Investor Default Amount for such business day. Receivables in any Account will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and credit and collection policies, which, in general, currently provide that Receivables in any Account will be charged off when the Account becomes Retail Age 8 (210 days past due) or, in the case of certain major purchase plan accounts, when the Account becomes Retail Age 9 (240 days past due), unless the cardholder cures such default by making payments which qualify under the standards customarily applied by the Servicer. The Investor Default Amount will be allocated to the Certificateholders on each business day in an amount generally equal to the product of the Floating Allocation Percentage applicable on such business day and the amount of Principal Receivables in Defaulted Accounts for such business day.

      If on any business day the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment on such business day. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest as a result of any of the foregoing, the Transferor will be required to pay to the Trust the amount of such reduction (an "Adjustment Payment") out of its own funds.

INVESTOR CHARGE-OFFS

      If on the second business day preceding each Distribution Date (the "Determination Date") the aggregate Investor Default Amount, if any, for each business day in the preceding Monthly Period exceeded the aggregate amount of Total Finance Charge Collections applied to the payment thereof and the amount of Transferor Finance Charge Collections, Excess Finance Charge Collections, and, on and after the Class B Principal Payment Commencement Date, collections allocated to the holder of the Exchangeable Transferor Certificate to the extent of the Transferor Subordination Amount applied to the payment thereof during the preceding Monthly Period, then a portion of the Class C Invested Amount equal to such insufficiency, but not more than the aggregate Investor Default Amount for such Monthly Period (a "Class C Investor Charge-Off"), will be deducted from the Class C Invested Amount to avoid a charge-off with respect to the Class A Certificates. The Class C Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class C Certificates of such Series) on any business day by the amount of Total Finance Charge Collections allocated and available for that purpose as described under clause (ix) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

      In the event that prior to the Class B Principal Payment Commencement Date any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the aggregate Investor Default Amount for such Monthly Period (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Monthly Period by the amount of Finance Charge Collections allocated and available for that purpose as described under clause (vii) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

      In the event that, on or after the Class B Principal Payment Commencement Date, any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Transferor Subordination Amount will be reduced by the aggregate amount of such excess, but not by more than the aggregate Investor Default Amount for such Monthly Period. If the Transferor Subordination Amount is reduced to zero, the Class B Invested Amount will be reduced by the amount by which the Transferor Subordination Amount would have been reduced below zero, but not more than the aggregate Investor Default Amount for such Monthly Period.

      In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the aggregate Investor Default Amount for such Monthly Period (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any business day (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Available Series Finance Charge Collections allocated and available for such purpose as described under clause (v) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

FINAL PAYMENT OF PRINCIPAL; TERMINATION

      The Class A Certificates, the Class B Certificates, and the Class C Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to 20% of the highest Invested Amount outstanding at any time, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The Certificates are also subject to optional repurchase by the Transferor on the second Distribution Date following the Class A Expected Final Payment Date. The repurchase price will be equal to (i) the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates, (ii) the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates, and (iii) the Class C Invested Amount. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made on the [ ] Distribution Date (the "Series 1997-1 Termination Date"). In the event that the Invested Amount is greater than zero on the Series 1996-1 Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Certificates until paid in full, then to the Class B Certificates, and finally to the Class C Certificates to the extent necessary to pay such remaining amounts to all Certificateholders pro rata within each class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1997-1 Supplement, in an amount equal to up to 110% of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates, will be paid on the Series 1997-1 Termination Date, first to the Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, and then to the Class C Certificateholders until the Class C Invested Amount is paid in full.

      Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders in an aggregate amount sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not be later than the expiration of 21 years from the death of the last survivor of the descendants of a specified person living on the date of the Pooling and Servicing Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee will convey to the holder of the Exchangeable Transferor Certificate all right, title, and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

      As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

            (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, the Purchase Agreement, or the Series 1997-1 Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of 50% of the Invested Amount and continues to materially and adversely affect the interests of the Certificateholders for such period;

            (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice to the Transferor from the Trustee, or to the Transferor and the Trustee by certificateholders representing more than 50% of the invested amount of any class of any Series outstanding, and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

            (iii) certain events of insolvency or receivership relating to the Transferor, Federated, or FDS;

            (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the Base Rate;

            (v) the Trust becomes an "investment company" within the meaning of the Investment Company Act;

            (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest or (b) the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account shall be less than the Minimum Aggregate Principal Receivables, in each case for 15 consecutive days; or

            (vii) any Servicer Default (as defined below) which would have a material adverse effect on the Certificateholders occurs.

      In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv) or (vi), a Pay Out Event with respect only to the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series), the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition, or liquidation of the Receivables will be treated as collections of the Receivables and applied as provided above in "--Application of Collections."

      If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a monthly servicing fee in an amount equal to the sum of, with respect to all Series, one-twelfth of the product of the applicable servicing fee percentages with respect to each Series and the allocable portion of the Transferor Interest and the average amount of the Principal Receivables during each month. The monthly servicing fee will be allocated between the Transferor Interest, the Certificateholders' Interest and the investor interest for all other Series. The portion of the servicing fee allocable to the Certificateholders' Interest during each Monthly Period (the "Monthly Servicing Fee") will be equal to the product of 2.00% per annum and the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount, and the Class C Invested Amount on the preceding Record Date or, in the case of the first Distribution Date, the initial principal amount of the Certificates. The Monthly Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Certificateholders' Interest, and will be paid each month from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including without limitation payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. FDS, as Servicer, has delegated or will delegate some of its servicing duties to one or more of its affiliates or other persons; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of FDS may be substituted in all respects for FDS as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that, subject to the limitations on the Servicer's liability described below, the Servicer will indemnify the Transferor and the Trust from and against any loss, liability, reasonable expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee for which the Servicer is responsible pursuant to the Pooling and Servicing Agreement; provided, however, that the Servicer will not indemnify (a) the Transferor or the Trust if such acts, omissions, or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Transferor, the Trustee (or any of its officers, directors, employees, or agents), or the Certificateholders, (b) the Trust, the Certificateholders, or the Offered Certificate Owners for losses, liabilities, expenses, damages, or injuries arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders, or the Offered Certificate Owners for any losses, liabilities, expenses, damages, or injuries incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Transferor, the Trust, the Certificateholders, or the Offered Certificate Owners for any losses, liabilities, expenses, damages, or injuries suffered or sustained by the Trust, the Certificateholders, or the Offered Certificate Owners arising under any tax law, including without limitation any federal, state, local, or foreign income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders, or the Offered Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority. The Pooling and Servicing Agreement also provides that the Servicer will indemnify the Trustee and its officers, directors, employees, or agents from and against any loss, liability, reasonable expense, damage, or injury suffered or sustained by reason of the acceptance of the Trust by the Trustee, the issuance by the Trust of certificates, or any of the other matters contemplated in the Pooling and Servicing Agreement; provided, however, that the Servicer will not indemnify the Trustee or its officers, directors, employees, or agents for any loss, liability, expense, damage, or injury caused by the fraud, negligence, or willful misconduct of any of them.

      In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor is a general partner.

      The Pooling and Servicing Agreement provides that, except for obligations specifically undertaken by the Transferor and the Servicer pursuant to the Pooling and Servicing Agreement, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Trustee, its officers, directors, employees, or agents, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement provided that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in all or a portion of the Exchangeable Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the certificates of each outstanding Series then rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the federal income tax treatment of the certificates of any outstanding Series or result in a taxable event to the certificateholders of any such Series.

      Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a Supplement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

      In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power, and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

      A "Servicer Default" refers to any of the following events:

            (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement;

            (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of certificates evidencing undivided interests aggregating not less than 50% of the invested amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

            (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of certificates evidencing undivided interests aggregating not less than 50% of the invested amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or

            (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor, and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Class A Certificates, the Class B Certificates, and the Class C Certificates, (c) the amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates, and the Class C Certificates, (d) the amount of collections of Principal Receivables processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, and the Class C Certificates, respectively, (e) the amount of collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, and the Class C Certificates, respectively, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Floating Allocation Percentage, and during the Amortization Period, the Fixed/Floating Allocation Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Accounts which are 30, 60, 90, 120, 150, and 180 days delinquent as of the end of the day on the Record Date, (h) the Aggregate Investor Default Amount for the related Monthly Period, (i) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, and Class C Investor Charge-Offs for the related Monthly Period, (j) the aggregate amount of the Investor Servicing Fee for the related Monthly Period, and (k) the Class A Pool Factor, the Class B Pool Factor, and the Class C Pool Factor as of the end of the last day of the related Monthly Period.

      On or before January 31 of each calendar year, beginning with 1997, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has compared the mathematical calculations set forth in the monthly statements described in the first paragraph under "--Reports to Certificateholders" for the Monthly Periods covered by such report with the Transferor's computer reports regarding the Receivables and that such reports are in agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report will be sent to each Certificateholder.

      The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has made a study and evaluation in accordance with generally accepted auditing standards of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of reports by the Servicer's third party agents) that the system of internal controls in effect at the end of the reporting period relating to servicing procedures performed by the Servicer, taken as a whole, provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities and that such servicing was conducted in compliance with such provisions of the Pooling and Servicing Agreement with which such accountants can reasonably be expected to possess adequate knowledge of the subject matter, which are susceptible of positive assurance by such accountants, and for which their professional competence is relevant, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report will be sent to each Certificateholder.

      The Pooling and Servicing Agreement also provides for delivery to the Trustee, on or before a certain date each year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligations, describing each such default. A copy of such certificate may be obtained by any Certificateholder upon the submission of a written request therefor addressed to the Trustee.

AMENDMENTS

      The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer, and the Trustee, without the consent of certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplements or of modifying in any manner the rights of such certificateholders; provided, however, that (i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect in any material respect the interests of such certificateholders, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto (other than the list of Receivables), each Rating Agency initially contracted to rate the Class A Certificates, the Class B Certificates, and, if applicable, the Class C Certificates shall have been notified of such amendment and shall have provided notice to the Trustee or the Servicer that such action would not result in a reduction or withdrawal of its rating of the Class A Certificates, the Class B Certificates, or the Class C Certificates, and
(iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences. In addition, the Pooling and Servicing Agreement and any Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of certificateholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer certificates issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered amendments requiring the consent of certificateholders under the provisions of the Pooling and Servicing Agreement or any Supplement.

      The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every Series adversely affected (and with respect to Series 1997-1, the holders of not less than 66 2/3% of each class of Certificates), for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or
(c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

LIST OF CERTIFICATEHOLDERS

      Upon written request of certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount, the Trustee after having been adequately indemnified by such certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such certificateholders access during business hours to the current list of certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

      The Chase Manhattan Bank is the Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

            DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

PURCHASES OF RECEIVABLES

      The Receivables transferred to the Trust pursuant to the Pooling and Servicing Agreement are purchased by the Transferor pursuant to a Receivables Purchase Agreement (the "Purchase Agreement") among the Transferor, as purchaser of such Receivables, and the Originators, as sellers of such Receivables. Pursuant to the Purchase Agreement, the Transferor purchases from the Originators Receivables arising in the Accounts from time to time until the Purchase Termination Date (as defined below in "--Purchase Termination Date") applicable to such Originator. On each business day prior to the Purchase Termination Date applicable to such Originator, each Originator is required to deliver all of its Receivables to the Transferor. The purchase price of such Receivables is equal to the outstanding balance of such Receivables, as adjusted pursuant to the Purchase Agreement, and is payable by the Transferor in cash, by a promissory note, or by any combination thereof, at the Originator's option. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust. Pursuant to the Pooling and Servicing Agreement, the Transferor assigned its rights in, to, and under the Purchase Agreement with respect to such Receivables to the Trust.

      In September 1993, the Purchase Agreement was supplemented to add FDS as an Originator and substantially all of the then-existing Accounts were transferred from the other Originators (other than Broadway) to FDS. Substantially all of the Accounts (other than the Broadway Accounts) established subsequent to such transfer have been established by FDS. However, the other Originators remain parties to the Purchase Agreement and may from time to time establish Accounts and sell Receivables to the Transferor pursuant thereto. In February 1996, FDS began establishing and continues to establish the FDS/Broadway Accounts for qualified applicants who were or become customers of the department stores operated by Broadway following the conversion of such stores to other Federated nameplates. In May 1996, Broadway was added as a party to the Purchase Agreement and, concurrently therewith, the receivables then outstanding under the Broadway Accounts and the FDS/Broadway Accounts were transferred to the Transferor for inclusion in the Trust. Substantially all of the Broadway Accounts were transferred to FDS during fiscal 1996. See "Risk Factors--Effects of Certain Transactions."

REPRESENTATIONS AND WARRANTIES

      Pursuant to the Purchase Agreement, each of the Originators represents and warrants to the Transferor that, among other things, as of the Initial Closing Date (or, in the case of certain Originators, the date upon which they first became Originators) and subject to specified exceptions and limitations, such Originator is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, such Originator is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and such Originator has the requisite corporate power and authority to conduct its business and to perform its obligations under the Purchase Agreement.

      Pursuant to the Purchase Agreement, each of the Originators additionally represents and warrants to the Transferor that, among other things, as of the Initial Closing Date (or, in the case of certain Originators, the date upon which they first became Originators), and, as to matters involving Supplemental Accounts or Automatic Additional Accounts, as of the date that the Receivables therein are designated for inclusion in the Trust) and subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by such Originator by all necessary corporate action on its part, (ii) the execution, delivery, and performance of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene such Originator's charter or by-laws, violate any provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) such Originator has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from such Originator, (iv) there are no proceedings or investigations pending or, to the best knowledge of such Originator, threatened against such Originator before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Purchase Agreement or seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, (v) each Receivable of such Originator is or will be an account receivable arising out of such Originator's performance in accordance with the terms of the Charge Account Agreement giving rise to such Receivable, (vi) such Originator has no knowledge of any fact which should have led it to expect at the time of the classification of such Receivable as an Eligible Receivable that such Eligible Receivable would not be paid in full when due, and each Receivable classified as an "Eligible Receivable" by such Originator in any document or report delivered under the Purchase Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Purchase Agreement, (vii) the Purchase Agreement constitutes the legal, valid, and binding obligation of such Originator, enforceable against such Originator in accordance with its terms, (viii) such Originator is not insolvent, (ix) such Originator is the legal and beneficial owner of all right, title, and interest in and to each Receivable conveyed to the Transferor by such Originator pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens, (x) the Purchase Agreement constitutes a valid transfer, assignment, and conveyance to the Transferor of all of such Originator's right, title, and interest in and to the Receivables conveyed to the Transferor pursuant thereto, (xi) all material information with respect to the Accounts and the Receivables provided to the Transferor by such Originator was true and correct as of the Closing Date or as of the day Receivables arising under each such Account are created, and (xii) each of such Originator's Receivables has been conveyed to the Transferor free and clear of any lien of any person claiming through or under such Originator or any of its affiliates (other than Permitted Liens) and in compliance in all material respects with all requirements of law applicable to such Originator.

      Pursuant to the Purchase Agreement, each of the Originators additionally represents and warrants that, among other things, (i) each such Receivable of such Originator is an account receivable arising out of such Originator's performance in accordance with the terms of the Charge Account Agreement giving rise to such Receivable, (ii) such Originator has no knowledge of any fact which should have led it to expect at the time of the classification of such Receivable as an Eligible Receivable that such Eligible Receivable would not be paid in full when due, and each such Receivable classified as an "Eligible Receivable" by such Originator in any document or report under the Purchase Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Purchase Agreement, (iii) each such Receivable of such Originator has been conveyed to the Transferor free and clear of any lien of any person claiming through or under such Originator or any of its affiliates (other than Permitted Liens), (iv) all consents, licenses, approvals or authorizations of or any declarations with any governmental authority required to be obtained by such Originator in connection with the transfer of such Receivable to the Transferor have been duly obtained and remain in full force and effect, and (v) all material information with respect to such Receivable provided to the Transferor by such Originator is true and correct as of the Initial Closing Date.

      If any of the representations or warranties of any Originator as to matters described in the three immediately preceding paragraphs are not true with respect to such Originator or any Receivable, as applicable, at the time such representation or warranty was made and as a result thereof
(i) the Transferor is required to repurchase any Receivable from the Trust pursuant to the Pooling and Servicing Agreement or (ii) any Receivable is designated an "Ineligible Receivable" pursuant to the Pooling and Servicing Agreement, then such Originator will be obligated to pay to the Transferor immediately upon the Transferor's demand therefor an amount equal to the amount of all losses, damages, and liabilities of the Transferor that result from such breach, including but not limited to the cost of any of the Transferor's repurchase obligations pursuant to the Pooling and Servicing Agreement.

      In addition, upon any exercise by the Transferor of its right to designate Removed Accounts in connection with the sale by Federated or any affiliate of Federated of all or substantially all of the capital stock or assets of any Originator and to remove Receivables arising in such Removed Account from the Trust, the Originator of the removed Receivables is required to immediately repurchase each Receivables from the Transferor by tendering to the Transferor an amount in immediately available funds equal to the amount the Transferor remitted to the Trust in consideration of the transfer of the removed Receivables from the Trust to the Transferor.

CERTAIN COVENANTS

      Pursuant to the Purchase Agreement, each Originator covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible, or chattel paper, (ii) except for the conveyances under the Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) it will comply with and perform its obligations under any Charge Account Agreement to which it is a party and its credit and collection policies and that it will not change the terms of such agreements or policies except as provided in the Purchase Agreement, (iv) in the event it receives a collection on any Receivable, it will pay such collection to the Servicer as soon as practicable, (v) it will not convey or transfer any Accounts, except for transfers to FDS and as otherwise provided in the Purchase Agreement, (vi) it will comply with all laws, rules, and regulations applicable to the Receivables, (vii) it will maintain in all material respects its corporate existence and corporate franchises,
(viii) it will permit the Transferor or its agents to examine the records relating to the Receivables, (ix) it will maintain and implement any administrative or operating procedure reasonably necessary for the collection of Receivables, (x) if the Transferor purchases a Receivable that does not satisfy the eligibility requirements set forth in the Purchase Agreement, such Originator will give prompt notice thereof to the Transferor, and will furnish to the Transferor such information, documents, records, or reports as the Transferor may reasonably request,
(xi) it will take all actions reasonably necessary to maintain its rights under all Charge Account Agreements to which it is a party, (xii) it will record each sale of a Receivable as a sale on its books and records, reflect each sale in its financial statements and tax returns as a sale, and recognize gain or loss on such sale, (xiii) it will maintain the Transferor's valid and properly perfected title to each Receivable and will execute and deliver such other documents or take all such further action to protect the Transferor's rights in the Receivables and enable the Transferor to exercise such rights, including without limitation, by filing UCC financing statements in each relevant jurisdiction, (xiv) it will cause any Receivable that constitutes chattel paper to bear a legend stating that such Receivable has been conveyed to the Trust, and (xv) it will not effect any change in the nature of its business that could reasonably be expected to have a material adverse effect on the value or collectibility of the Receivables.

PURCHASE TERMINATION DATE

      If any of the Originators becomes insolvent, the Transferor's obligations under the Purchase Agreement to such Originator will automatically be terminated. In addition, if a Pay Out Event occurs as to all Series of certificates, the Transferor's obligations under the Purchase Agreement as to all of the Originators will automatically be terminated. The date of any such termination will be the "Purchase Termination Date" as to each Originator affected thereby.

                 CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

      The Purchase Agreement provides that the Originators transfer all of their respective right, title, and interest in and to the Receivables owned by each of them from time to time to the Transferor. However, a court could treat such transactions as an assignment of collateral as security for the benefit of the Transferor. Accordingly, each of the Originators has granted a security interest in the Receivables to the Transferor pursuant to the Purchase Agreement, and has taken certain actions required to perfect the Transferor's security interest in the Receivables. In addition, each of the Originators has warranted that if the transfer to the Transferor is deemed to be a grant of a security interest in the Receivables, the Transferor will have a perfected security interest therein, subject only to Permitted Liens.

      The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate and any investor certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions required to perfect the Trust's security interest in the Receivables, and has warranted that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a perfected security interest therein, subject only to Permitted Liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Offered Certificates--Representations and Warranties."

      Each of the Originators and the Transferor has covenanted that it will take no action to cause any Receivable to be anything other than an "account," "general intangible," or "chattel paper" for purposes of the UCC. Both the transfer and assignment of accounts, general intangibles, and chattel paper and the transfer of accounts, general intangibles, and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement will perfect a security interest therein. In order to protect the interests of the Trust in the Receivables, financing statements covering the Receivables have been and will be filed with the appropriate governmental authorities and the charge slips pursuant to which Receivables that constitute "chattel paper" for purposes of the UCC were generated will generally be marked with legends stating that such Receivables have been conveyed to the Trust.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in such Receivables with priority over the respective interests of the Transferor and the Trust therein. However, each of the Originators and the Transferor has represented and warranted that it transferred the Receivables free and clear of the lien of any third party. In addition, each of the Originators and the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable (or any interest therein) other than to the Transferor and the Trust, respectively. A tax or other government lien on property of an Originator or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the respective interests of the Transferor and the Trust in such Receivable. See "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations."

CERTAIN MATTERS RELATING TO BANKRUPTCY OR INSOLVENCY

      The ability of the Trustee timely and fully to make the payments to which Certificateholders are entitled could potentially be affected by the bankruptcy or insolvency of one or more of the Originators or the Transferor. Under the United States Bankruptcy Code and similar state law applicable to the Originators other than FDS, and, in the case of FDS, under FIRREA (which became effective August 9, 1989 and sets forth certain powers that the FDIC could exercise if it were appointed as receiver for FDS), to the extent that the Originators or the Transferor have granted security interests in the Receivables to the Transferor or the Trust, respectively, and such security interests were validly perfected before any insolvency of the Originators or the Transferor and were not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Originators or the Transferor or their respective creditors, such security interests should not be subject to avoidance in the event of bankruptcy, insolvency, or receivership of the Originators of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee, conservator, or receiver for the Originators or the Transferor. If, however, such a bankruptcy trustee, conservator, or receiver were to assert a contrary position (or, in the case of a conservator or receiver for FDS, were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or were to request a stay of proceedings with respect to FDS as provided under FIRREA), delays in payments on the Offered Certificates and possible reductions in the amount of those payments could occur. In addition, certain administrative expenses may also have priority over the Transferor's or the Trust's interest in such Receivables.

      In Octagon Gas System, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied, 114 S. Ct. 554 (1993), the court determined that the interest acquired by a purchaser of "accounts," which as defined under the UCC would likely include the Receivables, is treated as a security interest under the UCC. As described above, the treatment of the transfers of the Receivables to the Transferor or the Trust as grants of security interests could have consequences to the Offered Certificate Owners that would be less advantageous than the treatment of such transfers as outright sales. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Although most of the Originators' and the Transferor's respective business activities are conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit, a portion of such business activities are conducted within such geographic area.

      The Transferor has not engaged in any activities except purchasing accounts receivable from the Originators, forming trusts, transferring such accounts receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent. However, if one or more of the Originators were to become subject to bankruptcy, insolvency, or receivership or similar proceedings and a bankruptcy trustee, conservator, receiver, or other party in interest were to request a court to order that the Transferor should be substantively consolidated with such Originator or Originators, delays in payments on the Offered Certificates and, if such request were granted, possible reductions in the amount of those payments, could occur.

      The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a receiver for the Transferor, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50% of the aggregate invested amount of each Series (and, with respect to Series 1997-1, the holders of more than 50% of each of the Class A, Class B, and Class C Certificates), the Trustee will proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Pay Out Events."

      The occurrence of certain events of insolvency, conservatorship, or receivership with respect to the Servicer would result in a Servicer Default. If a conservator or receiver were appointed for the Servicer, and no Servicer Default other than such insolvency, conservatorship, or receivership of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

CONSUMER AND DEBTOR PROTECTION LAWS

      The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Originators, the most significant of these laws include the federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, and Fair Debt Collection Practices Act, as well as comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be assessed, and regulate collection practices. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices, and to have billing errors resolved promptly. Congress and the states may from time to time enact new laws and amendments to existing laws to further regulate the extension and collection of consumer credit loans or to reduce the finance charges or other charges or fees that may be assessed in connection therewith.

      The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after such transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor covenants in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Transferor has also agreed in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Offered Certificates--Representations and Warranties."

      Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible "Description of the Offered Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      General. Set forth below is a discussion of the material anticipated federal income tax consequences to Offered Certificate Owners who are original owners of the Offered Certificates and hold the Offered Certificates as capital assets under the Code. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to Offered Certificate Owners in light of their particular circumstances, nor to certain types of Offered Certificate Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE OFFERED CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

      Characterization of the Certificates as Indebtedness. Pursuant to the Pooling and Servicing Agreement, the Transferor, the Trustee, the Offered Certificateholder, and each Offered Certificate Owner express their intent that, for tax purposes, the Offered Certificates will be indebtedness of the Transferor secured by the Receivables. The Transferor, the Offered Certificateholder, and each Offered Certificate Owner, by acquiring an interest in a Certificate, agree to treat the Offered Certificates as indebtedness of the Transferor for federal, state, and local tax purposes.

      Based upon the application of existing law to the facts of the transaction as set forth in the Pooling and Servicing Agreement and other relevant documents, Tax Counsel has advised the Transferor that, in the opinion of Tax Counsel, the Offered Certificates will be treated for federal income tax purposes as indebtedness of the Transferor. However, opinions of counsel are not binding on the IRS, and there can be no assurance that the IRS could not successfully challenge this conclusion.

      In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Offered Certificates are issued is consistent with the treatment of the Offered Certificates as debt of the Transferor for federal income tax purposes. Although there are certain judicial precedents holding that under the appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer, regardless of the transaction's substance, the operative provisions of the transaction and the Pooling and Servicing Agreement are not inconsistent with treating the Offered Certificates as debt and accordingly, these authorities would not be applied to require characterization of the transaction as a sale of the Receivables to the Trust or the Offered Certificate Owners. Based on the foregoing, Tax Counsel has concluded that the characterization of the Offered Certificates, for federal income tax purposes, would be governed by the substance of the transaction, which is the issuance of debt.

      Other Characterizations of Offered Certificates. If the Pooling and Servicing Agreement does not create a debt obligation for federal income tax purposes, the arrangement among the Transferor, the Offered Certificateholder, and the Offered Certificate Owners could be classified, for federal income tax purposes, alternatively as a partnership, a publicly traded partnership taxable as a corporation, or as an association taxable as a corporation. Because, in the opinion of Tax Counsel, the Offered Certificates will be characterized as debt for federal income tax purposes, no attempt will be made to comply with any reporting or tax payment requirements which might be applicable if the arrangement between the Transferor and the Offered Certificate Owners were treated as creating a partnership or a corporation. No IRS ruling on the federal income tax characterization of the Offered Certificates or the arrangement among the Transferor, the Offered Certificateholder, and Offered Certificate Owners will be sought.

      If the arrangement created by the Pooling and Servicing Agreement were characterized as a partnership among the Transferor, the Offered Certificateholder, and the Offered Certificate Owners, such a partnership would not be subject to federal income tax, but each item of income, gain, loss, deduction, and credit generated through the ownership of the Receivables by such a partnership would generally be passed through to the Transferor and the Offered Certificate Owners as partners in such a partnership according to their respective interests therein. The amount, timing, and character of income reportable by the Offered Certificate Owners as partners could differ materially from the income reportable by the Offered Certificate Owners if the Offered Certificates are characterized as debt. In addition, if the Pooling and Servicing Agreement were to create a partnership, the partnership might be required to withhold federal income tax at a rate of up to 39.6% on the income allocable to Foreign Investors. See "--Federal Income Tax Consequences to Foreign Investors."

      If the arrangement were treated as a publicly traded partnership taxable as an association or as an association taxable as a corporation, it would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. Such a tax could result in reduced distributions to Offered Certificate Owners. Distributions to the Transferor and, unless the Offered Certificates were treated as debt of such corporation, to the Offered Certificate Owners, would not be deductible in computing the taxable income of the corporation. In addition, if the Offered Certificates were not treated as debt of the corporation, all or a portion of any such distributions would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Offered Certificate Owners, and in the case of Offered Certificate Owners that are non-United States persons, would be subject to withholding tax.

      In addition, if the arrangement were treated as a publicly traded partnership, any income allocated to an Offered Certificate Owner that is a tax-exempt entity will constitute "unrelated business taxable income," at least where the publicly traded partnership is taxed as a partnership.

TAXATION OF INTEREST AND DISCOUNT INCOME OF OFFERED CERTIFICATE OWNERS

      Assuming that the Offered Certificate Owners are owners of debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by Offered Certificate Owners utilizing the cash method of accounting and when accrued by Offered Certificate Owners utilizing the accrual method of accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

      While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under current treasury regulations (the "Regulations"), it is possible that the Offered Certificates could nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments were not deemed to be "qualified stated interest payments" because, for example, the initial interest period was longer than subsequent interest periods and a proper adjustment was not made to the value of the rate on which the initial interest payment was based. If the Regulations were to apply, in general, all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income of Offered Certificate Owners as OID, but would not be includible again when the interest is actually received. If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following general rules will apply.

      The excess of the "stated redemption price at maturity" of the Offered Certificates (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest payments" payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. An Offered Certificate Owner must include OID in income over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Certificates, the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the accrual prepayment rate.

      Offered Certificate Owners should be aware that the resale of a Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder of an Offered Certificate acquires it at market discount (i.e., at a price below its stated redemption price at maturity or its "revised issue price" if it was issued with OID) and thereafter recognizes gain upon a disposition of the Offered Certificate, the lesser of such gain or the portion of the market discount that accrued while the Offered Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition.

      Each Offered Certificate Owner should consult his own tax advisor regarding the impact of the original issue discount rules.

SALES OF CERTIFICATES

      In general, an Offered Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and
(ii) the owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Offered Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will receive long-term capital gain treatment. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates, and trusts generally is 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 28%. Moreover, capital losses generally may be used only to offset capital gains.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

      In general, interest (including OID) paid on an Offered Certificate to a nonresident alien individual, foreign corporation or other non-United States person (other than a 10% shareholder of the Transferor) is not subject to federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Offered Certificateholder provides the required foreign person information certification.

      If the interests of the Offered Certificateholders were deemed to be partnership interests, such recharacterization could cause a foreign person to be treated as engaged in a trade or business in the United States. In such event the Offered Certificateholder would be required to file a federal income tax return and, in general, would be subject to federal income tax on its net income from the partnership. Furthermore, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability. Gain on any sale or other disposition of a partnership interest by a foreign partner would also be subject to U.S. income tax.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable income tax treaty.

BACKUP WITHHOLDING

      An Offered Certificate Owner may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Offered Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Offered Certificateholder setting forth the amount of interest paid on Offered Certificates and the amount of tax withheld thereon.

STATE, LOCAL, AND FOREIGN TAXATION

      The discussion above does not address the tax treatment of the Trust, the Offered Certificates, or the Offered Certificate Owners under state and local tax laws or foreign tax laws. Issues as to the appropriate characterization of the arrangement created by the Pooling and Servicing Agreement may arise under the laws of various states and other jurisdictions. Such issues and the consequences of such characterization on the tax treatment of the Trust, the Offered Certificates, or the Offered Certificate Owners may be similar or dissimilar to those described above with respect to potential federal income tax consequences. According, prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Trust and the Offered Certificates, and the consequences of purchase, ownership, or disposition of the Offered Certificates under any state or local tax law or any foreign tax law, if applicable.

                   EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan that is subject to such provisions from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary with respect to such plan (subject to certain exceptions not here relevant), and any person who provides services to a plan (as well as any corporation 50% or more of which is owned by such a service provider) is a "party in interest" under ERISA and a "disqualified person" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      Plan fiduciaries should determine whether the acquisition and holding of the Class A Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Class A Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Class A Certificates are deemed to own an interest in the underlying assets of the Trust.

      Pursuant to a final regulation (the "Final Regulation") issued by the DOL concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Class A Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

      The Final Regulation applies only to the purchase by a Benefit Plan of an "equity interest" in an entity. The Final Regulation defines "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. The Final Regulation further provides that an undivided ownership interest in property or a beneficial interest in a trust is an equity interest. Assuming that interests in Class A Certificates are equity interests, the Final Regulation contains two exceptions under which the issuer of an equity interest to Benefit Plans would not be deemed to hold plan assets. First, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
(iii) either is (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Second, the Final Regulation provides that if at all times less than 25% of the value of all classes of equity interests in an entity are held by benefit plan investors (which is defined as including plans subject to ERISA, government plans, and IRAs), the investing plan's assets will not be deemed to include any of the underlying assets of the entity.

      It is anticipated that interests in the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Class A Underwriters expect, although no assurance can be given, that interests in the Class A Certificates of each Series will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of interests in the Class A Certificates; and interests in the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

      If the Trust's assets are deemed under the Final Regulation to include assets of Benefit Plans that are Class A Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Servicer, the Transferor, and any Underwriter may be considered to be a party in interest, disqualified person, or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Class A Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Further, annual reporting obligations under ERISA with respect to the Trust and assets thereof, including a required accountant's report, would apply. Thus, for example, if a participant in any Benefit Plan is a cardholder under one of the Accounts, under DOL interpretations the purchase of interests in Class A Certificates by such plan could constitute a prohibited transaction. There are at least four class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the Class A Certificates for the Benefit Plan: DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), and PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts). There can be no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

      In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Class A Certificates should consult their own counsel as to whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Class A Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would result if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and whether all conditions for such exemptive relief would be satisfied.

      In particular, insurance companies considering the purchase of Class A Certificates should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock"), and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Class A Certificates by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to an investment in Class A Certificates.

      The Class B Certificates may not be acquired directly or indirectly by any employee benefit plan subject to ERISA, by any IRA or by certain other employee benefit accounts.

      The Pooling and Servicing Agreement and each Class B Certificate will provide that by accepting and holding a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

                               UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Transferor and the Underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters of the Class A Certificates (the "Class A Underwriters") and the Underwriter of the Class B Certificates (the "Class B Underwriter"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and the Class B Certificates, as applicable, set forth opposite its name:

                                                     PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                 CLASS A CERTIFICATES
--------------------                                 --------------------
Credit Suisse First Boston Corporation............       $
[                        ]........................       _____________

      Total.......................................       $
                                                         =============

                                                     PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                                 CLASS B CERTIFICATES
--------------------                                 --------------------
Credit Suisse First Boston Corporation...........        $


      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

      The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

      The Class B Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

      Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

      The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                              LEGAL MATTERS

      Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Transferor by Jones, Day, Reavis & Pogue, New York, New York. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.



                            GLOSSARY OF TERMS

      The following terms, which are used in this Prospectus, have the meanings indicated:

      "A&S" is defined at page 34 in "The Accounts."

      "Accounts" means all of the consumer revolving credit card accounts owned by the Originators on the Cut-Off Date, each Automatic Additional Account, and each Supplemental Account.

      "Accumulation Period" means the period scheduled to begin with the
[ ] Monthly Period, but which may be postponed in the manner described in "Description of the Offered Certificates--Postponement of Accumulation Period," and ending on the earliest of (1) the day immediately preceding the first day of the Early Amortization Period and (2) the date of the termination of the Trust.

      "Accumulation Period Length" is defined at page 46 in "Description of the Offered Certificates--Postponement of Accumulation Period."

      "Accumulation Shortfall" initially means zero and with respect to any Distribution Date thereafter shall mean the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the Net Principal Collections received during the related Monthly Period, together with the aggregate amount of Shared Principal Collections received during the related Monthly Period and allocable to the Class A Certificates, each to the extent available to be distributed to Class A Certificateholders on such Distribution Date.

      "Active Account" is defined at page 51 in "Description of the Offered Certificates--Eligible Accounts; Eligible Receivables."

      "Adjustment Payment" is defined at page 62 in "Description of the Offered Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

      "Amortization Period" means any Early Amortization Period or Accumulation Period.

      "Amortization Period Commencement Date" means the earlier of the date on which the Accumulation Period begins and the date on which a Pay Out Event occurs or is deemed to have occurred.

      "Annual Portfolio Turnover Rate" means with respect to any business day during a Monthly Period, the aggregate amount of credit sales arising under Accounts during each of the twelve Monthly Periods ending on the last day of the second preceding Monthly Period divided by the average of the Outstanding Balances of Receivables as of the last day of each such Monthly Period.

      "Automatic Additional Account" is defined at page 51 in "Description of the Offered Certificates--Automatic Addition of
Accounts."

      "Available Series Finance Charge Collections" is defined at page 58 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest, and Other Items."

      "Base Rate" means the sum of the weighted average of the Class A Certificate Rate, the Class B Certificate Rate, and the Class C
Certificate Rate plus [ ]%.

      "Benefit Plans" is defined at page 75 in "Employee Benefit Plan Considerations."

      "Billed Finance Charges" means with respect to any Monthly Period, the amount of finance charges, late fees, and other fees and charges billed to Obligors on the Receivables.

      "Broadway" means Broadway Stores, Inc.

      "Broadway Accounts" is defined at page 24 in "Risk Factors--Effects of Certain Transactions."

      "Broadway Receivables, Inc." means Broadway Receivables, Inc., a wholly owned subsidiary of Broadway.

      "Carryover Discount Amount" means for any Series for any business day the excess, if any, of the sum of the product of the Discount Allocation Percentage and the Discount Amount and the Carryover Discount Amount for such Series for the preceding business day over the amount of Principal Collections added to Total Finance Charge Collections for such Series on such preceding business day.

      "Cash Equivalents" is defined at page 52 in "Description of the Offered Certificates--Trust Accounts."

      "Cede" means Cede & Co.

      "Cedel" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Cedel Participant" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Certificateholders" means the record holders of the Certificates.

      "Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Certificateholders.

      "Certificates" means, collectively, the Class A Certificates, the Class B Certificates, and the Class C Certificates.

      "Charge Account Agreement" means the agreement, which may consist of more than one document, pursuant to which a person is obligated to pay for purchased merchandise or services under a credit plan that permits such person to purchase merchandise and services on credit, together with any finance charges and other charges related thereto, as such agreement may be amended, modified, or supplemented from time to time; provided, however, that only agreements between such person and (i) an Originator or (ii) a creditor approved by each of the Rating Agencies will be considered a Charge Account Agreement.

      "Class A Adjusted Invested Amount" is defined at page 55 in
"Description of the Offered Certificates--Allocation Percentages."

      "Class A Certificate Owners" means the owners of beneficial interests in the Class A Certificates.

      "Class A Certificate Rate" means [     ]% per annum.

      "Class A Certificateholders" means the record holders of the Class A Certificates.

      "Class A Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class A Certificateholders.

      "Class A Certificates" means the [       ]% Class A Asset Backed
Certificates, Series 1997-1.

      "Class A Expected Final Payment Date" means the [     ] Distribution
Date.

      "Class A Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class A Adjusted Invested Amount as of the end of the preceding business day bears to the greater of (i) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (ii) the sum of the numerators used to calculate the allocation percentages for all classes of all Series then outstanding.

      "Class A Initial Invested Amount" means an amount equal to the initial principal balance of the Class A Certificates less the Class A Percentage on the Closing Date of the initial deposit to the Pre-Funding Account, plus the Class A Percentage of any withdrawals from the Pre-Funding Account during the Funding Period in connection with increases in the aggregate amount of Principal Receivables in the Trust.

      "Class A Invested Amount" is defined at page 54 in "Description of the Offered Certificates--Allocation Percentages."

      "Class A Investor Charge-Off" is defined at page 62 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class A Monthly Interest" is defined at page 59 in "Description of the Offered Certificates--Application of Collections--Class A Monthly Interest."

      "Class A Monthly Principal" is defined at page 60 in "Description of the Offered Certificates--Application of Collections--Class A Monthly Principal."

      "Class A Percentage" means a fraction the numerator of which is the Class A Invested Amount and the denominator of which is the sum of the Class A Invested Amount and the Class B Invested Amount.

      "Class A Prepayment Amount" is defined at page 53 in "Description of the Offered Certificate--Pre-Funding Account."

      "Class A Prepayment Premium" is defined at page 53 in "Description of the Offered Certificate--Pre-Funding Account."

      "Class A Required Amount" means, on any Determination Date, the amount, if any, by which the aggregate amount to be paid on each business day during the related Monthly Period pursuant to clauses (i) and (v), and the Class A Required Amount Percentage of the amounts described in clause (B) of clauses (iii) and (iv), in each case as described in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest, and Other Items," exceeds the portion of the Available Series Finance Charge Collections, Transferor Finance Charge Collections, and Excess Finance Charge Collections on each business day during the related Monthly Period applied to the payment of the amounts described in such clauses.

      "Class A Required Amount Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the weighted average Class A Invested Amount for each day in the preceding Monthly Period and the denominator of which is the weighted average Invested Amount for each day in the preceding Monthly Period.

      "Class A Underwriters" is defined at page 76 in "Underwriting."

      "Class B Certificate Owners" means the owners of beneficial interests in the Class B Certificates.

      "Class B Certificate Rate" means [     ]% per annum.

      "Class B Certificateholders" means the record holders of the Class B Certificates.

      "Class B Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class B Certificateholders.

      "Class B Certificates" means the [      ]% Class B Asset Backed
Certificates, Series 1997-1.

      "Class B Expected Final Payment Date" means the [     ] Distribution
Date.

      "Class B Fixed/Floating Allocation Percentage" means the percentage equivalent of the ratio which the Class B Invested Amount at the end of the last day of the Revolving Period bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all classes of all Series outstanding on such business day; provided, however, that, because the Certificates are subject to being paired with a future prefunded Series, if a Pay Out Event occurs with respect to the Certificates during the Accumulation Period, and if at such time the Certificates are paired with a prefunded Series, the numerator will be reset to be equal to the Class B Invested Amount at the end of the last day prior to the occurrence of such Pay Out Event.

      "Class B Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class B Invested Amount as of the end of the preceding business day bears to the greater of (i) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (ii) the sum of the numerators used to calculate the allocation percentages for all classes of all Series then outstanding.

      "Class B Initial Invested Amount" means an amount equal to the initial principal balance of the Class B Certificates less the Class B Percentage on the Closing Date of the initial deposit to the Pre-Funding Account, plus the Class B Percentage of any withdrawals from the Pre-Funding Account during the Funding Period in connection with increases in the aggregate amount of Principal Receivables in the Trust.

      "Class B Invested Amount" is defined at page 55 in "Description of the Offered Certificates--Allocation Percentages."

      "Class B Investor Charge-Off" is defined at page 62 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class B Monthly Interest" is defined at page 59 in "Description of the Offered Certificates--Application of Collections--Class B Monthly Interest."

      "Class B Monthly Principal" is defined at page 61 in "Description of the Offered Certificates--Application of Collections--Payments of Principal."

      "Class B Percentage" means a fraction the numerator of which is the Class B Invested Amount and the denominator of which is the sum of the Class A Invested Amount and the Class B Invested Amount.

      "Class B Prepayment Amount" is defined at page 53 in "Description of the Offered Certificates--Pre-Funding Account."

      "Class B Prepayment Premium" is defined at page 53 in "Description of the Offered Certificates--Pre-Funding Account."

      "Class B Principal Payment Commencement Date" means the earlier of
(a) (i) during the Accumulation Period, the Class B Expected Final Payment Date or (ii) during the Early Amortization Period, the Distribution Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections remaining after payments have been made to the Class A Certificates on such Distribution Date, the next succeeding Distribution Date and (b) the Distribution Date following a mandatory sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

      "Class B Required Amount" means, on any Determination Date, the amount, if any, by which the aggregate amount to be paid on each business day during the related Monthly Period pursuant to clauses (ii), (vi), and
(vii), and the Class B Required Amount Percentage of the amounts described in clause (B) of clauses (iii) and (iv), in each case as described in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest, and Other Items," exceeds the portion of the Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, and the Transferor Subordination Amount on each business day during the related Monthly Period applied to the payment of the amounts described in such clauses.

      "Class B Required Amount Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the weighted average Class B Invested Amount for each day in the preceding Monthly Period and the denominator of which is the weighted average Invested Amount for each day in the preceding Monthly Period.

      "Class B Underwriter" is defined at page 76 in "Underwriting."

      "Class C Certificateholders" means the record holders of the Class C Certificates.

      "Class C Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class C Certificateholders.

      "Class C Certificates" means the Class C Certificates, Series
1997-1.

      "Class C Fixed/Floating Allocation Percentage" means the percentage equivalent of the ratio which the Class C Invested Amount at the end of the last day of the Revolving Period bears to the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all classes of all Series outstanding on such business day; provided, however, that, because the Certificates are subject to being paired with a future prefunded Series, if a Pay Out Event occurs with respect to the Certificates during the Accumulation Period, and if at such time the Certificates are paired with a prefunded Series, the numerator will be reset to be equal to the Class C Invested Amount at the end of the last day prior to the occurrence of such Pay Out Event.

      "Class C Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class C Invested Amount as of the end of the preceding business day bears to the greater of (i) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (ii) the sum of the numerators used to calculate the allocation percentages for all classes of all Series then outstanding.

      "Class C Invested Amount" is defined at page 55 in "Description of the Offered Certificates--Allocation Percentages."

      "Class C Investor Charge-Off" is defined at page 62 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Class C Monthly Principal" is defined at page 61 in "Description of the Offered Certificates--Application of Collections--Payments of Principal."

      "Class C Principal Payment Commencement Date" means the earlier of
(a) the Distribution Date on which the Class B Invested Amount is paid in full or, if there are no Principal Collections remaining after payments have been made to the Class B Certificates on such Distribution Date, the next succeeding Distribution Date and (b) the Distribution Date following a mandatory sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

      "clearing agency" is defined at page 43 in "Description of the Offered Certificates--Book-Entry Registration."

      "clearing corporation" is defined at page 43 in "Description of the Offered Certificates--Book-Entry Registration."

      "Closing Date" means the date of the initial issuance of the Offered Certificates.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Account" means an account established by the Servicer for the purpose of depositing all collections of Receivables.

      "Commission" means the Securities and Exchange Commission.

      "Controlled Amortization Amount" means $[ ]; provided, however, that if the commencement of the Accumulation Period is postponed in the manner described in "Description of the Offered Certificates--Postponement of Accumulation Period," (i) the Controlled Amortization Amount may be greater than the amount stated above and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement and (ii) the sum of the Controlled Amortization Amounts for all Distribution Dates with respect to such modified Accumulation Period shall not be less than the Class A Invested Amount.

      "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, the sum of the Controlled
Amortization Amount and any Accumulation Shortfall for the preceding Distribution Date.

      "Controlled Distribution Amount" is defined at page 57 in "Description of the Offered Certificates--Application of Collections."

      "Cooperative" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Cut-Off Date" means for Receivables in Accounts owned by each Originator, the date on which the last cycle of such Originator was billed in the [ ] fiscal month.

      "Date of Determination" means with respect to the Yield Factor or the Finance Charge Receivable Factor, respectively, the date on which such factor is determined, which will in no event be later than the tenth business day after the end of the preceding Monthly Period.

      "Default Amount" means, on any business day, the product of (i) the aggregate Outstanding Balances of Receivables in Defaulted Accounts on such business day minus the Ineligible Default Amount and (ii) one minus the Finance Charge Receivable Factor.

      "Defaulted Account" means each account with respect to which, in accordance with the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such account as uncollectible.

      "Definitive Certificates" is defined at page 45 in "Description of the Offered Certificates--Definitive Certificates."

      "Delinquency Percentage" means with respect to any business day the percentage equivalent of an amount determined on the preceding Date of Determination (or on such business day with respect to each Date of Determination) equal to (x) the product of (i) 0.5 and (ii) the aggregate Outstanding Balance of all Receivables Retail Age 2 or greater (30 or more days past due) divided by (y) the aggregate Outstanding Balance of all Receivables on such Date of Determination.

      "Depositaries" is defined at page 43 in "Description of the Offered Certificates--Book-Entry Registration."

      "Depository" is defined at page 42 in "Description of the Offered Certificates--General."

      "Determination Date" is defined at page 62 in "Description of the Offered Certificates--Investor Charge-Offs."

      "Discount Allocation Percentage" means with respect to any Series and any business day the percentage equivalent of a fraction the numerator of which is the Series Discount Factor for such Series and the denominator of which is the Discount Factor on such business day.

      "Discount Amount" means for any business day the Discount Factor multiplied by the Outstanding Balance of Receivables transferred to the Trust on such business day.

      "Discount Factor" means for any business day an amount equal to the sum of each Series Discount Factor for all Series outstanding.

      "Discount Trigger Event" means for any business day the Discount Factor for the second preceding Monthly Period being in excess of zero and the Rating Agencies having consented to the discounting of purchases of Receivables prior to such business day and having not revoked such consent.

      "Distribution Account" is defined at page 52 in "Description of the Offered Certificates--Trust Accounts."

      "Distribution Date" means ______________, and the 15th day of each month thereafter or, if such day is not a business day, on the next succeeding business day.

      "DOL" means the U.S. Department of Labor.

      "DTC" means The Depository Trust Company.

      "Early Amortization Period" means the period beginning on the earlier of (a) the day on which a Pay Out Event occurs or is deemed to have occurred and (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on such date, or the Class B Expected Final Payment Date if the Class B Invested Amount has not been paid in full on such date, and ending on the earlier of (i) the date of the termination of the Trust and (ii) the Series 1997-1 Termination Date.

      "Eligible Account" is defined at page 50 in "Description of the Offered Certificates--Eligible Accounts; Eligible Receivables."

      "Eligible Receivable" is defined at page 51 in "Description of the Offered Certificates--Eligible Accounts; Eligible Receivables."

      "Enhancement" means, with respect to any Series, any letter of credit, cash collateral account, guaranty, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, or other contract or agreement for the benefit of certificateholders or any class of certificateholders of such Series.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Euroclear Operator" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Euroclear Participants" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Euroclear System" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Excess Finance Charge Collections" means any finance charge collections allocable to any Series in excess of the amounts necessary to make required payments therefrom with respect to such Series.

      "Excess Funding Account" means the account referred to as such at page 53 in "Description of the Offered Certificates--Excess Funding Account."

      "Exchange" means any tender by the Transferor to the Trustee of the Exchangeable Transferor Certificate, pursuant to any one or more
Supplements or, if provided in the relevant Supplement, certificates representing any Series and the Exchangeable Transferor Certificate, in exchange for one or more new Series and a reissued Exchangeable
Transferor Certificate.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchangeable Transferor Certificate" means the certificate which evidences the Transferor Interest.

      "FACS" is defined at page 29 in "Federated's Credit Card
Business--Federated's Credit Card Business."

      "FDIC" means Federal Deposit Insurance Corporation.

      "FDS" means FDS National Bank, a national banking association.

      "FDS/Broadway Accounts" is defined at page 24 in "Risk
Factors--Effects of Certain Transactions."

      "Federated" means Federated Department Stores, Inc.

      "Federated Cards" is defined at page 29 in "Federated's Credit Card Business--Federated's Credit Card Business."

      "Federated Portfolio" is defined at page 31 in "Federated's Credit Card Business--Revenue and Yield Experience."

      "Federated Stores" is defined at page 30 in "Federated's Credit Card Business--New Account Underwriting."

      "Federated Subsidiaries" means Bloomingdale's, Inc.; Bloomingdale's By Mail, Ltd.; Broadway; Burdines, Inc.; FDS; Lazarus, Inc.; Lazarus PA, Inc.; Macy's East, Inc.; Rich's Department Stores, Inc.; Stern's
Department Stores, Inc.; and The Bon, Inc.

      "Final Regulation" is defined at page 75 in "Employee Benefit Plan Considerations."

      "Finance Charge Collections" means with respect to any Series for any business day (a) the product of (i) collections received with respect to the Receivables minus Recoveries and (ii) the Yield Factor plus (b) any investment earnings on amounts on deposit in the Excess Funding Account plus (c) Recoveries.

      "Finance Charge Receivable Factor" means with respect to any Date of Determination, the aggregate amount of finance charges, late fees, and other fees and charges outstanding on the last day of the second preceding Monthly Period divided by the aggregate Outstanding Balances of the Eligible Receivables on the last day of such second preceding Monthly Period (determined on the basis of a calculation performed by the Servicer).

      "Finance Charge Receivables" means for any business day the product of the Finance Charge Receivable Factor determined on the preceding Date of Determination (or on such business day with respect to each Date of Determination) and the aggregate amount of Eligible Receivables as of such business day (determined on the basis of a calculation performed by the Servicer).

      "Fixed/Floating Allocation Percentage" is defined at page 54 in "Description of the Offered Certificates--Allocation Percentages."

      "FIRREA" is defined at page 23 in "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations."

      "Floating Allocation Percentage" means the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation
Percentage, and the Class C Floating Allocation Percentage.

      "Full Invested Amount" is defined at page 9 in "Prospectus
Summary--Allocation of Trust Assets".

      "Funding Period' is defined at page 14 in "Prospectus
Summary--Funding Period."

      "Holders" is defined at page 45 in "Description of the Offered Certificates--Definitive Certificates."

      "Indirect Participants" is defined at page 43 in "Description of the Offered Certificates--Book-Entry Registration."

      "Ineligible Default Amount" means, as of any business day, the aggregate Outstanding Balance of Receivables in Accounts which are identified on the Servicer's computer records as not being Eligible Accounts and which are reported in the Servicer's computer records on such business day as becoming Defaulted Accounts.

      "Ineligible Receivable" is defined at page 69 in "Description of the Receivables Purchase Agreement--Representations and Warranties."

      "Initial Closing Date" means December 15, 1992.

      "Initial Cut-Off Date" means for Receivables in Accounts owned by each Originator, the date on which the last cycle of such Originator was billed in the September 1992 fiscal month.

      "In-Store Payments" means any payment made by an Obligor with respect to a Receivable by delivery of cash, check, money order, or any other form of payment to a cashier or other employee of any Originator or any merchant which sells merchandise or services on credit pursuant to a Charge Account Agreement.

      "Interest Accrual Period" means, with respect to any Distribution Date, the period from and including the preceding Distribution Date (or, with respect to the initial Interest Accrual Period, from and including the Closing Date) to and excluding such Distribution Date, which shall be deemed to be a 30-day period.

      "Interest Funding Account" means an account established by the Trustee for the benefit of Certificateholders.

      "Invested Amount" means the sum of (a) the Class A Adjusted
Invested Amount, (b) the Class B Invested Amount, and (c) the Class C Invested Amount; provided, however, that for purposes of calculating the "Pool Factor" for Series 1997-1 the amount specified in clause (a) above shall be the Class A Invested Amount.

      "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

      "Investor Default Amount" means, with respect to each business day, an amount equal to the product of the aggregate Default Amount for all Defaulted Accounts on such business day and the Floating Allocation Percentage applicable for such business day.

      "IRA" is defined at page 75 in "Employee Benefit Plan
Considerations."

      "IRS" means the Internal Revenue Service.

      "John Hancock" is defined at page 75 in "Employee Benefit Plan Considerations."

      "Lock-Box Account" means an account in the name of the Trustee with a Lock-Box Bank.

      "Lock-Box Agreement" means each agreement between the respective Originator, the Trustee, and the respective Lock-Box Bank, pursuant to which such Lock-Box Bank receives collections from time to time as provided therein.

      "Lock-Box Bank" means any of the banks that holds one or more Lock-Box Accounts for receiving collections, pursuant to a Lock-Box Agreement.

      "Macy's" means R.H. Macy & Co., Inc.

      "Macy's Credit Card Program" is defined at page 29 in "Federated's Credit Card Business--Federated's Credit Card Business."

      "Macy's Program Owner" is defined at page 34 in "The Accounts."

      "Merger" means the acquisition by Federated of Macy's on December 19, 1994, in a reverse acquisition merger, with Macy's, as the surviving corporation in the merger, changing its name to "Federated Department Stores, Inc."

      "Merger Date" means December 19, 1994.

      "Minimum Aggregate Principal Receivables" means, as of any date of determination, an amount equal to the sum of (a) the initial invested amounts for all outstanding Series on such date (except any Series created pursuant to a Variable Funding Supplement or a Paired Series),
(b) with respect to any Series created pursuant to a Variable Funding Supplement, during the revolving period for such Series, the invested amount on such date of determination or, during the amortization period for such Series, the invested amount of such Series on the last day of the revolving period for such Series, and (c) with respect to any Paired Series, the invested amount of such Series as of such date (after taking into account any payments, deposits or adjustments made on such date).

      "Minimum Transferor Interest" means the product of (i) the sum of
(a) the aggregate Principal Receivables and (b) the amounts on deposit in the Excess Funding Account and (ii) the highest Minimum Transferor Percentage for any Series.

      "Minimum Transferor Percentage" means during each fiscal year, for the Series 1997-1 Certificates (i) [10.5]% for the period from the January Monthly Period to and including the October Monthly Period; (ii) [11.5]% for the November Monthly Period; and (iii) [13.5]% for the December Monthly Period; provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee if each Rating Agency initially contracted to rate the Class A Certificates, the Class B Certificates, and, if applicable, the Class C Certificates shall have been notified of such amendment and shall have provided notice to the Trustee or the Servicer that such action would not result in a reduction or withdrawal of its rating of the Class A Certificates, the Class B Certificates, or the Class C Certificates, and such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences.

      "Monthly Period" means the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month, except that the first Monthly Period with respect to the Certificates will begin on and include the Closing Date and will end on and include ______________.

      "Monthly Servicing Fee" is defined at page 64 in "Description of the Offered Certificates--Servicing Compensation and Payment of
Expenses."

      "Moody's" means Moody's Investors Service, Inc.

      "Negative Carry Amount" is defined at page 55 in "Description of the Offered Certificates--Reallocation of Cash Flows."

      "Net Finance Charge Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the amount of Finance Charge Collections for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the average daily Invested Amount during the preceding Monthly Period.

      "Net Principal Collections" means for any Series on any business day, (i) the product, during the Revolving Period, of the Floating Allocation Percentage for such Series and, during the Accumulation Period or any Early Amortization Period, the Fixed/Floating Allocation Percentage for such Series and the amount of Principal Collections on such business day minus (ii) on or after the occurrence and during the continuance of a Discount Trigger Event, the lesser of (a) the sum of (x) the product of the Discount Allocation Percentage and the Discount Amount for such business day and (y) the Carryover Discount Amount for such business day and (b) the amount determined pursuant to clause (i).

      "Obligor" means a person or persons obligated to make payments with respect to a Receivable arising under an Account pursuant to a Charge Account Agreement.

      "Offered Certificate Owners" means the holders of beneficial interests in the Offered Certificates.

      "Offered Certificates" means the Class A Certificates and the Class B Certificates.

      "OID" means original issue discount.

      "Originators" means the Federated Subsidiaries and FDS, with Macy's East, Inc. being an Originator solely in its capacity as the successor to Federated's former Abraham & Straus, Inc. and Jordan Marsh Stores
Corporation subsidiaries, which were merged with and into Macy's East, Inc. in fiscal 1995.

      "Outstanding Balance" means, with respect to a Receivable on any day, the aggregate amount owed by the Obligor thereunder on such day.

      "Paired Series" means each Series which has been paired with a prefunded Series, and such prefunded Series.

      "Participants" is defined at page 42 in "Description of the Offered Certificates--General."

      "Pay Out Event" is defined at page 63 in "Description of the Offered Certificates--Pay Out Events."

      "Paying Agent" is defined at page 53 in "Description of the Offered Certificates--Trust Accounts."

      "Permitted Lien" means with respect to the Receivables: (i) liens in favor of the Transferor created pursuant to the Purchase Agreement assigned to the Trustee pursuant to the Pooling and Servicing Agreement;
(ii) liens in favor of the Trustee pursuant to the Pooling and Servicing Agreement; and (iii) liens which secure the payment of taxes, assessments, and governmental charges or levies, if such taxes are either
(a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

      "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992, among the Transferor, Federated, and the Trustee, as supplemented or amended in accordance with its terms. Unless the context requires otherwise, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement as supplemented by the Series 1997-1 Supplement.

      "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the amount equal to the sum of (i) the aggregate Total Finance Charge Collections for such Monthly Period, calculated on a cash basis plus
(ii)(a) the interest and other investment income earned from amounts on deposit in the Principal Funding Account and the Pre-Funding Account which shall be available on the related Distribution Date and (b) Transferor Finance Charge Collections allocated to Certificateholders with respect to each Business Day in such Monthly Period minus the aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the sum of (i) the average daily Invested Amount during such Monthly Period and (ii) the average daily amount on deposit the Principal Funding Account during such Monthly Period.

      "Pre-Funded Amount" is defined at page 14 in "Prospectus
Summary--Funding Period."

      "Pre-Funding Account" is defined at page 14 in "Prospectus
Summary--Funding Period."

      "Principal Account" is defined at page 52 in "Descriptions of the Offered Certificates--Trust Accounts."

      "Principal Collections" means with respect to any business day for any Series the product of (i) collections received with respect to the Receivables minus Recoveries and (ii) one minus the Finance Charge Receivable Factor.

      "Principal Funding Account" means a trust account established for the benefit of the Class A Certificateholders and in which, during the Accumulation Period, Principal Collections allocable to the Class A Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A Certificates, plus certain other amounts comprising but not exceeding Class A Monthly Principal, will be deposited.

      "Principal Receivables" means for any business day, the aggregate amount of Eligible Receivables as of such business day (determined on the basis of a calculation performed by the Servicer) minus the amount of Finance Charge Receivables on such business day.

      "Principal Shortfalls" is defined at page 46 in "Description of the Offered Certificates--Principal Payments."

      "Principal Terms" is defined at page 48 in "Description of the Offered Certificates--Exchanges."

      "PTE" is defined at page 75 in "Employee Benefit Plan
Considerations."

      "Purchase Agreement" is defined at page 68 in "Description of the Receivables Purchase Agreement--Purchases of Receivables."

      "Purchase Termination Date" is defined at page 70 in "Description of the Receivables Purchase Agreement--Purchase Termination Date."

      "Qualified Institution" is defined at page 52 in "Description of the Offered Certificates--Trust Accounts."

      "Rating Agencies" means the two nationally recognized rating agencies that have been requested to rate the Class A Certificates and the Class B Certificates.

      "Reallocated Class B Principal Collections" is defined at page 56 in "Description of the Offered Certificates--Reallocated Principal Collections."

      "Reallocated Class C Principal Collections" is defined at page 56 in "Description of the Offered Certificates--Reallocated Principal Collections."

      "Reallocated Principal Collections" is defined at page 56 in "Description of the Offered Certificates--Reallocated Principal
Collections."

      "Receivable" means, with respect to any Obligor, any account, chattel paper, or general intangible representing the indebtedness of such Obligor under a Charge Account Agreement arising from a sale of merchandise or services, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Each Receivable includes, without limitation, (i) all rights of the Originator under the applicable Charge Account Agreement and (ii) all obligations of the Obligor thereof under the Charge Account Agreement pursuant to which such Receivable was created.

      "Record Date" means, with respect to any Distribution Date, the last business day of the preceding Monthly Period.

      "Recoveries" means any amounts received by the Servicer with respect to Receivables in accounts that previously became Defaulted Accounts.

      "Regulations" is defined at page 73 in "Certain Federal Income Tax Consequences--Taxation of Interest and Discount Income of Offered
Certificate Owners."

      "Relevant UCC State" means each jurisdiction in which the filing of a UCC financing statement is necessary to evidence the security interest of the Trustee established under the Pooling and Servicing Agreement.

      "Removed Accounts" means accounts that have been designated by the Transferor, the Receivables of which pursuant to the terms of the Pooling and Servicing Agreement will no longer be transferred to the Trust.

      "Required Amount" is defined at page 60 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest, and Other Items."

      "Revolving Period" means the period beginning on the Closing Date and ending with the commencement of the Accumulation Period or an Early Amortization Period.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series" means any series of investor certificates issued by the Trust, including the Series 1997-1 Certificates.

      "Series Account" means the Principal Account, the Interest Funding Account, the Principal Funding Account, and any account or accounts established pursuant to the Series 1997-1 Supplement for the benefit of the Certificateholders.

      "Series Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts of all Series then outstanding.

      "Series Discount Factor" means for any Series and any business day the amount for such Series, if any, calculated as of the second preceding Monthly Period, by which either (x) the product of (i) the Base Rate plus one-half of one percent minus the Net Finance Charge Portfolio Yield divided by the Annual Portfolio Turnover Rate and (ii) the Floating Allocation Percentage exceeds (b) zero or, (y) solely at the option of the Transferor, the amount by which (a) the product of (i) the Base Rate plus one percent minus the Net Finance Charge Portfolio Yield divided by the Annual Portfolio Turnover Rate and (ii) the Floating Allocation Percentage exceeds (b) zero; provided, however, that the Series Discount Factor will never exceed 4%.

      "Series 1992-1 Principal Funding Account" is defined at page 14 in "Prospectus Summary--Paired Series."

      "Series 1997-1 Certificates" or "Series 1997-1" means, collectively, the Class A Certificates, the Class B Certificates, and the Class C Certificates.

      "Series 1997-1 Supplement" means the Supplement, dated as of the Closing Date, among the Transferor, the Servicer, and the Trustee relating to the Series 1997-1 Certificates.

      "Series 1997-1 Termination Date" means the earlier to occur of (i) the day after the Distribution Date on which the Series 1997-1
Certificates are paid in full and (ii) the [ ] Distribution Date.

      "Service Transfer" is defined at page 65 in "Description of the Offered Certificates--Servicer Default."

      "Servicer" means FDS in its capacity as Servicer of the Receivables pursuant to the Pooling and Servicing Agreement.

      "Servicer Default" is defined at page 65 in "Description of the Offered Certificates--Servicer Default."

      "Shared Principal Collections" means the amount of collections of Principal Receivables for any business day allocated by the Servicer to the Invested Amount for Series 1997-1 remaining after covering required deposits or payments of principal to the Certificateholders and any similar amount remaining for any other Series.

      "Special Payment Date" means a Distribution Date following the Monthly Period in which a Pay Out Event has occurred with respect to any Early Amortization Period and each Distribution Date following the Class A Expected Final Payment Date.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

      "Supplement" means any Supplement to the Pooling and Servicing
Agreement.

      "Supplemental Accounts" is defined at page 51 in "Description of the Offered Certificates--Automatic Addition of Accounts."

      "Tax Counsel" means Jones, Day, Reavis & Pogue, counsel to the
Transferor.

      "Terms and Conditions" is defined at page 44 in "Description of the Offered Certificates--Book-Entry Registration."

      "Total Finance Charge Collections" means, with respect to a Series and any business day, the sum of (i)(a) on any day prior to the occurrence of a Pay Out Event, the product of the Floating Allocation Percentage for such Series and the amount of Finance Charge Collections deposited in the Collection Account for such business day or (b) on and after the occurrence of a Pay Out Event, the product of the Fixed/Floating Allocation Percentage for such Series and the amount of Finance Charge Collections for such business day, plus, on and after the occurrence of and during the continuance of a Discount Trigger Event,
(ii) the lesser of (a) the sum of (x) the product of the Discount Allocation Percentage for such Series and the Discount Amount for such business day and (y) the Carryover Discount Amount for such Series for such business day and (b) the product of, during the Revolving Period, the Floating Allocation Percentage for such Series and, during the Accumulation Period or Early Amortization Period, the Fixed/Floating Allocation Percentage for such Series and the amount of Principal Collections deposited in the Collection Account for such business day.

      "Transfer Date" is defined at page 57 in "Description of the Offered Certificates--Application of Collections."

      "Transferor" means Prime Receivables Corporation, a Delaware corporation.

      "Transferor Finance Charge Collections" is defined at page 55 in "Description of the Offered Certificates--Reallocation of Cash Flows."

      "Transferor Interest" means, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts), minus the aggregate invested amount of all Series at the end of such day.

      "Transferor Subordination Amount" means with respect to the Series
1997-1 Certificates, [     ], less the aggregate amount of collections
allocated to the holder of the Exchangeable Transferor Certificate or any portion of the Transferor Interest previously applied to cover any deficiency in the amount otherwise available, on and after the Class B Principal Payment Commencement Date, to pay accrued and unpaid interest to the Class B Certificateholders and to cover any Investor Default Amounts and Class B Investor Charge-Offs.

      "Transferor Percentage" is defined at page 42 in "Description of the Offered Certificates--General" and at page 55 in "Description of the Offered Certificates--Allocation Percentages."

      "Trust" means the Prime Credit Card Master Trust.

      "Trustee" means The Chase Manhattan Bank (formerly Chemical Bank).

      "UCC" means the Uniform Commercial Code.

      "Underwriters" is defined at page 76 in "Underwriting."

      "Underwriting Agreement" is defined at page 76 in "Underwriting."

      "U.S. Person" is defined at page 95 in "Annex II: Global Clearance, Settlement and Tax Documentation Procedures."

      "Variable Funding Certificates" means a series of certificates, in one or more classes, issued pursuant to the Pooling and Servicing
Agreement and a Variable Funding Supplement.

      "Yield Factor" means with respect to any business day the percentage equivalent of an amount determined on the preceding Date of Determination (or on such business day with respect to each Date of Determination) equal to (i)(x) the product of the Billed Finance Charges for the Monthly Period preceding such Date of Determination and one minus the Delinquency Percentage for the preceding Date of Determination (or on such business day with respect to each Date of Determination) plus (y) Recoveries for the Monthly Period preceding such Date of Determination divided by (ii) the aggregate amount of collections on Receivables for the Monthly Period preceding such Date of Determination.





                                                                ANNEX I


                               OTHER SERIES

      The table below sets forth the principal characteristics of the five Series heretofore issued by the Trust: Series 1992-1, Series 1992-2, Series 1992-3, Series 1995-1 and Series 1996-1. For more specific information with respect to any Series, any prospective investor should contact the Servicer at 9111 Duke Boulevard, Mason, Ohio 45040-8999, telephone number (513) 573-2265. The Servicer will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1992-1

1.  CLASS A CERTIFICATES

Initial Invested Amount............................   $450,000,000
Certificate Rate...................................   7.05%
Current Invested Amount............................   $450,000,000
Controlled Amortization Amount.....................   $150,000,000
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1992-1
                                                      Class B and Class C
                                                      Certificates
Expected Final Payment Date........................   December 15, 1997
Scheduled Series Termination Date..................   February 15, 2001
Series Issuance Date...............................   December 15, 1992

2.  CLASS B CERTIFICATES

Initial Invested Amount............................   $40,500,000
Certificate Rate...................................   7.55%
Current Invested Amount............................   $40,500,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1992-1
                                                      Class C Certificates
Expected Final Payment Date........................   January 15, 1998
Scheduled Series Termination Date..................   February 15, 2001
Series Issuance Date...............................   December 15, 1992

3.  CLASS C CERTIFICATES

Initial Invested Amount............................   $55,000,000
Certificate Rate...................................   8.05%
Current Invested Amount............................   $55,000,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Expected Final Payment Date........................   February 15, 1998
Scheduled Series Termination Date..................   February 15, 2001
Series Issuance Date...............................   December 15, 1992

SERIES 1992-2

1.  CLASS A CERTIFICATES

Initial Invested Amount............................   $450,000,000
Certificate Rate...................................   7.45%
Current Invested Amount............................   $450,000,000
Controlled Amortization Amount.....................   $75,000,000
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1992-2
                                                      Class B and Class C
                                                      Certificates
Expected Final Payment Date........................   December 15, 1999
Scheduled Series Termination Date..................   November 15, 2002
Series Issuance Date...............................   December 15, 1992

2.  CLASS B CERTIFICATES

Initial Invested Amount............................   $40,500,000
Certificate Rate...................................   7.95%
Current Invested Amount............................   $40,500,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1992-2
                                                      Class C Certificates
Expected Final Payment Date........................   January 18, 2000
Scheduled Series Termination Date..................   November 15, 2002
Series Issuance Date...............................   December 15, 1992

3.  CLASS C CERTIFICATES

Initial Invested Amount............................   $55,000,000
Certificate Rate...................................   8.45%
Current Invested Amount............................   $55,000,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Expected Final Payment Date........................   February 15, 2000
Scheduled Series Termination Date..................   November 15, 2002
Series Issuance Date...............................   December 15, 1992

SERIES 1992-3 VARIABLE FUNDING CERTIFICATES
Invested Amount....................................   Variable
Maximum Permitted Invested Amount..................   $455,000,000
Certificate Rate...................................   Variable
Commencement of Amortization Period................   January 1, 1998
                                                      (subject to
                                                      extension)
Annual Servicing Fee Percentage....................   2.00%
Scheduled Series Termination Date..................   January 15, 2001
                                                      (subject to
                                                      extension)
Series Issuance Date...............................   January 5, 1993

SERIES 1995-1

1.  CLASS A CERTIFICATES

Initial Invested Amount............................   $546,000,000
Certificate Rate...................................   6.75%
Current Invested Amount............................   $546,000,000
Controlled Amortization Amount.....................   $68,250,000
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1995-1
                                                      Class B and Class C
                                                      Certificates
Expected Final Payment Date........................   August 15, 2002
Scheduled Series Termination Date..................   November 15, 2005
Series Issuance Date...............................   July 27, 1995

2.  CLASS B CERTIFICATES

Initial Invested Amount............................   $52,000,000
Certificate Rate...................................   6.90%
Current Invested Amount............................   $52,000,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1995-1
                                                      Class C Certificates
Expected Final Payment Date........................   September 16, 2002
Scheduled Series Termination Date..................   November 15, 2005
Series Issuance Date...............................   July 27, 1995

3.   CLASS C CERTIFICATES

Initial Invested Amount............................   $52,000,000
Certificate Rate...................................   9.00%
Current Invested Amount............................   $52,000,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Expected Final Payment Date........................   October 15, 2002
Scheduled Series Termination Date..................   November 15, 2005
Series Issuance Date...............................   July 27, 1995

SERIES 1996-1

1.  CLASS A CERTIFICATES

Initial Invested Amount............................   $218,000,000
Certificate Rate...................................   6.70%
Current Invested Amount............................   $218,000,000
Controlled Amortization Amount
  (subject to adjustment)..........................   $24,222,222.22
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1996-1
                                                      Class B and Class C
                                                      Certificates
Expected Final Payment Date........................   May 15, 2001
Scheduled Series Termination Date..................   July 15, 2004
Series Issuance Date...............................   May 1, 1996

2.  CLASS B CERTIFICATES

Initial Invested Amount............................   $20,800,000
Certificate Rate...................................   6.85%
Current Invested Amount............................   $20,800,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Credit Support.....................................   Subordination of
                                                      Series 1996-1
                                                      Class C Certificates
Expected Final Payment Date........................   June 15, 2001
Scheduled Series Termination Date..................   July 15, 2004
Series Issuance Date...............................   May 1, 1996

3.   CLASS C CERTIFICATES

Initial Invested Amount............................   $20,800,000
Certificate Rate...................................   9.00%
Current Invested Amount............................   $20,800,000
Controlled Amortization Amount.....................   N/A
Annual Servicing Fee Percentage....................   2.0%
Expected Final Payment Date........................   July 15, 2001
Scheduled Series Termination Date..................   July 15, 2004
Series Issuance Date...............................   May 1, 1996




                                                                ANNEX II

                     GLOBAL CLEARANCE, SETTLEMENT AND
                       TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Asset Backed Certificates, Series 1997-1 will be available only in book-entry form. Investors in the Offered Certificates may hold such Offered Certificates through any of DTC, Cedel, or Euroclear. The Offered Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Offered
Certificates through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Offered
Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Offered Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Offered Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Offered Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Offered Certificates through DTC will follow the settlement practices applicable to conventional credit card certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Offered Certificates through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Offered Certificates will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card certificate issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedel or Euroclear purchaser. When Offered Certificates are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective Depositary to receive the Offered Certificates against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the Depositary to the DTC Participant's account against delivery of the Offered Certificates. After settlement has been completed, the Offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Offered Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Offered Certificates are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Offered Certificates were credited to their accounts. However, interest on the Offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the Offered Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Offered Certificates to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Offered Certificates from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Offered Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Offered Certificates sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Offered Certificates holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Offered Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Offered Certificate Owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Offered Certificate Owner or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or
(iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Certificates.


---------------------------------------       ------------------------------

      NO DEALER, SALESPERSON, OR OTHER
INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY                        $[           ]
REPRESENTATIONS OTHER THAN THOSE
CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS IN CONNECTION WITH                PRIME CREDIT CARD
THIS OFFER MADE BY THIS PROSPECTUS AND,                MASTER TRUST
IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY PRIME
RECEIVABLES CORPORATION OR THE                         $[           ]
UNDERWRITERS. NEITHER THE DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE               [   ]% Class A Asset Backed
HEREUNDER SHALL UNDER ANY CIRCUMSTANCE                   Certificates,
CREATE AN IMPLICATION THAT THERE HAS                      Series 1997-1
BEEN NO CHANGE IN THE AFFAIRS OF PRIME
RECEIVABLES CORPORATION OR THE
RECEIVABLES OR THE ACCOUNTS SINCE THE
DATE THEREOF. THIS PROSPECTUS DOES NOT                 $[           ]
CONSTITUTE AN OFFER OR SOLICITATION BY
ANYONE IN ANY STATE IN WHICH SUCH OFFER         [   ]% Class B Asset Backed
OR SOLICITATION IS NOT AUTHORIZED OR IN                  Certificates,
WHICH THE PERSON MAKING SUCH OFFER OR                    Series 1997-1
SOLICITATION IS NOT QUALIFIED TO DO SO
OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION.

            TABLE OF CONTENTS
                                 PAGE

Reports to                                     Prime Receivables Corporation
  Certificateholders.............  4                       Transferor
Available Information............  4
Prospectus Summary...............  5
Risk Factors..................... 23
The Trust........................ 29
Federated's Credit
   Card Business................. 29
The Accounts..................... 34
Federated, The                                       FDS National Bank
  Transferor, and FDS............ 39                     Servicer
Maturity Assumptions............. 40
Pool Factor and Related
  Information.................... 41
Use of Proceeds.................. 42
Description of the
  Offered Certificates........... 42
Description of the
  Receivables Purchase                                 PROSPECTUS
  Agreement...................... 68
Certain Legal Aspects
  of the Receivables............. 70
Certain Federal Income
  Tax Consequences............... 72
Employee Benefit Plan                              Underwriters of the
  Considerations................. 74              Class A Certificates
Underwriting..................... 76           Credit Suisse First Boston
Legal Matters.................... 76                [               ]
Glossary of Terms................ 77

      UNTIL [ ] ALL DEALERS EFFECTING
TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY             Underwriter of the
BE REQUIRED TO DELIVER A PROSPECTUS.               Class B Certificates
THIS DELIVERY REQUIREMENT IS IN ADDITION         Credit Suisse First Boston
TO THE OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS WHEN ACTING AS UNDERWRITERS
AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

-----------------------------------------     ------------------------------



                                 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Estimates of various expenses expected to be incurred in connection with the issuance and distribution of the Offered Certificates, other than underwriting discounts and commissions, are set forth below.

Registration Fee                                                       *
Printing and Engraving                                                 *
Trustee's Fees                                                         *
Legal Fees and Expenses                                                *
Blue Sky Fees and Expenses                                             *
Accountants' Fees and Expenses                                         *
Rating Agency Fees                                                     *
Miscellaneous Fees and Expenses                                        *
                                                                     ---
      Total                                                            *
                                                                     ===
------------------
*  To be provided by amendment.


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Transferor's Certificate of Incorporation and By-Laws provide for the indemnification of the directors, officers, employees, and agents of the Transferor to the full extent that may be permitted by Delaware law from time to time, and the By-Laws provide for various procedures relating thereto. Certain provisions of the Transferor's Certificate of Incorporation protect the Transferor's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Transferor's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Transferor's directors remain liable for breaches of their duty of loyalty to the Transferor, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Transferor's Certificate of Incorporation also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

      Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

      The Transferor's Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Transferor (or was serving at the request of the Transferor as a director, officer, employee, or agent of another entity), will be indemnified and held harmless by the Transferor to the full extent authorized by Delaware law against all expense, liability, or loss (including attorneys' fees, judgments, fines, and amounts to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The rights conferred thereby will be deemed to be contract rights and will include the right to be paid by the Transferor for the expenses incurred in defending the proceedings specified above in advance of their final disposition.

      The Transferor has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Transferor of the indemnitees thereunder to the extent described above,
(ii) the advancement of attorneys' fees and other expenses, and (iii) the establishment, upon approval by its Board of Directors, of trusts or other funding mechanisms to fund the Transferor's indemnification obligations thereunder.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

      The Series 1992-1 and 1992-2 Class C Certificates described on Annex I to the Prospectus included in this Registration Statement (collectively, the "Series 1992 Class C Certificates") were initially issued to the Transferor on December 15, 1992. On January 18, 1995, the Transferor sold the Series 1992 Class C Certificates to a financial institution for an aggregate sale price of $77.0 million pursuant to an agreement providing for the allocation of payments received on account of the Series 1992 Class C Certificates as though such financial institution owned $77.0 million in principal amount thereof and the Transferor owned $33.0 million in principal amount thereof (with the Transferor's entitlement to such payments being subordinated to such financial institution's entitlement to such payments).

      The foregoing transactions were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)  Exhibits

 1       --  Form of Underwriting  Agreement.*

 3.1     --  Certificate of Incorporation of the Transferor.(1)

 3.2     --  By-Laws of the Transferor.(1)

 4.1     --  Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992 (the "Pooling and Servicing
             Agreement"), among Federated, Prime Receivables Corporation and The Chase Manhattan Bank, as Trustee.(1)

 4.2     --  Receivables Purchase Agreement, dated as of December 15,
             1992 (the "Purchase Agreement"), among Abraham & Straus, Inc., Bloomingdale's, Inc., Burdines, Inc., Jordan Marsh Stores Corporation, Lazarus, Inc., Rich's Department Stores, Inc., Stern's Department Stores, Inc., The Bon, Inc., and Prime Receivables Corporation.(1)

 4.3     --  First Amendment, dated as of December 1, 1993, to the
             Pooling and Servicing Agreement.(2)

 4.4     --  Second Amendment, dated as of February 28, 1994, to the
             Pooling and Servicing Agreement.(2)

 4.5     --  Third Amendment, dated as of May 31, 1994, to the Pooling and
             Servicing Agreement.(2)

 4.6     --  Assumption Agreement under the Pooling and Servicing
             Agreement, dated as of September 15, 1993.(2)

 4.7     --  Form of Series 1997-1  Supplement.*

 4.8     --  First Amendment, dated as of June 23, 1993, to the Receivables
             Purchase Agreement.(2)

 4.9     --  Second Amendment, dated as of December 1, 1993, to the
             Receivables Purchase Agreement.(2)

 4.10    --  Third Amendment, dated as of February 28, 1994, to the
             Receivables Purchase Agreement.(2)

 4.11    --  Fourth Amendment, dated as of May 31, 1994, to the Receivables
             Purchase Agreement.(2)

 4.12    --  First Supplement, dated as of September 15, 1993, to the
             Receivables Purchase Agreement.(2)

 4.13    --  Second Supplement, dated as of May 31, 1994, to the
             Receivables Purchase Agreement.(2)

 4.14    --  Fourth Amendment, dated as of January 18, 1995, to the
             Pooling and Servicing  Agreement.(3)

 4.15    --  Fifth Amendment, dated as of April 30, 1995, to the
             Pooling and Servicing  Agreement.(3)

 4.16    --  Sixth Amendment, dated as of July 27, 1995, to the Pooling and
             Servicing  Agreement.(3)

 4.17    --  Fifth Amendment, dated as of April 30, 1995, to the
             Receivables Purchase  Agreement.(3)

 4.18    --  Seventh Amendment, dated as of May 14, 1996,  to the Pooling and Servicing Agreement.(4)

 4.19    --  Sixth Amendment, dated as of August 26, 1995, to the
             Receivables Purchase Agreement.(3)

 4.20    --  Seventh Amendment, dated as of August 26, 1995, to the
             Receivables Purchase Agreement.(3)

 4.21    --  Eighth Amendment, dated as of May 14, 1996, to the Receivables
             Purchase Agreement.(5)

 4.22    --  Third Supplement, dated as of August 26, 1995, to the
             Receivables Purchase Agreement.(3)

 4.23    --  Fourth Supplement, dated as of May 14, 1996, to the Receivables
             Purchase Agreement.

 4.24    --  Eighth Amendment, dated as of March 3, 1997, to the Pooling and Servicing Agreement.(6)

 4.25    --  Ninth Amendment, dated as of March 3, 1997, to the Receivables
             Purchase Agreement.(7)

 4.26    --  Ninth Amendment, dated as of ______, 1997, to the Pooling and
             Servicing Agreement.*

 5       --  Opinion of Jones, Day, Reavis & Pogue with respect to
             legality.*

 8       --  Opinion of Jones, Day, Reavis & Pogue with respect to tax matters.*

23       --  Consent of Jones, Day, Reavis & Pogue (included in its opinions filed as Exhibits 5 and 8).*

24       --  Powers of Attorney.

----------

*    To be filed by amendment.

(1)  Incorporated by reference to the exhibit to the Transferor's
     Registration Statement on Form S-1 (Registration No. 33-52374) having the same numerical designation.

(2)  Incorporated by reference to the exhibit to the Transferor's
     Registration Statement on Form S-1 (Registration No. 33-92850) having the same numerical designation.

(3)  Incorporated by reference to the exhibit to the Transferor's
     Registration Statement on Form S-1 (Registration No. 333-1790-01) having the same numerical designation.

(4) Incorporated by reference to exhibit 10.6.7 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(5) Incorporated by reference to exhibit 10.13.8 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(6) Incorporated by reference to exhibit 10.6.8 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

(7) Incorporated by reference to exhibit 10.13.9 to Federated's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

      (b)  Financial Statements

      All financial statements, schedules, and historical financial information have been omitted as they are not applicable.


ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes as follows:

            (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

            (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 25, 1997.

                                      PRIME RECEIVABLES CORPORATION
                                      (REGISTRANT)

                                          By:    /s/ Susan P. Storer
                                                Susan P. Storer, President

      Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 25, 1997 in the capacities indicated.

              SIGNATURE                               TITLE
              ---------                               -----
                  *
         -------------------------
         Karen M. Hoguet                 Chairman of the Board and Director
                                            (principal executive officer)

         /s/ Susan P. Storer
         -------------------------
         Susan P. Storer                         President and Director
                                         (principal financial and accounting
                                                      officer)
                  *
         -------------------------
         John R. Sims                                   Director

                  *
         -------------------------
         Joan Dobrzynski                                Director

                  *
         -------------------------
         Francis B. Jacob II                            Director


* The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors.

                              /s/ Susan P. Storer
                              --------------------
                                Susan P. Storer
                               Attorney-in-Fact